Execution Version CREDIT AGREEMENT Dated as of November 30, 2020 among SANDRIDGE ENERGY, INC. as the Borrower, ICAHN AGENCY SERVICES LLC, as Administrative Agent and The Other Lenders Party Hereto

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 5
Section 1.01 Defined Terms 5
Section 1.02 Other Interpretive Provisions 34
Section 1.03 Accounting Terms 35
Section 1.04 Petroleum Terms 35
Section 1.05 Rounding 35
Section 1.06 Times of Day 35
Section 1.07 [Reserved] 35
Section 1.08 Available Amount Transactions 36
Section 1.09 Pro Forma Compliance Calculations 36
Section 1.10 Divisions 36

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS 36
Section 2.01 Commitments 36
Section 2.02 Committed Borrowings, Conversions and Continuations of Committed Loans. 36
Section 2.03 [Reserved] 37
Section 2.04 [Reserved] 37
Section 2.05 Extensions of Maturity Date 38
Section 2.06 Prepayments 39
Section 2.07 Termination or Reduction of Commitments 39
Section 2.08 Repayment of Loans 39
Section 2.09 Interest 40
Section 2.10 Alternate Rate of Interest. Effect of Benchmark Transition Event 40
Section 2.11 Computation of Interest and Fees 41
Section 2.12 Evidence of Debt 42
Section 2.13 Payments Generally; Administrative Agent's Clawback 42
Section 2.14 Sharing of Payments by Lenders 43
Section 2.15 Defaulting Lenders 44
Section 2.16 Optional Increases of Revolving Loan Commitment Amount 45

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 47
Section 3.01 Taxes 47
Section 3.02 Illegality 49
Section 3.03 Inability to Determine Rates 49
Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans 50
Section 3.05 Compensation for Losses 51
Section 3.06 Mitigation Obligations; Replacement of Lenders 52
Section 3.07 Survival 52

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 52
Section 4.01 Conditions to Existing Credit Agreement 52
Section 4.02 Conditions to All Loans 55

ARTICLE V REPRESENTATIONS AND WARRANTIES 55
Section 5.01 Existence, Qualification and Power 55
Section 5.02 Authorization; No Contravention 56
Section 5.03 Governmental Authorization; Other Consents 56

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Section 5.04	Binding Effect	56
Section 5.05	Financial Statements; No Material Adverse Effect	56
Section 5.06	Litigation	57
Section 5.07	No Default	57
Section 5.08	Ownership of Property; Liens	57
Section 5.09	Environmental Compliance	57
Section 5.10	Insurance	58
Section 5.11	Taxes	58
Section 5.12	ERISA Compliance	58
Section 5.13	Subsidiaries; Equity Interests; Loan Parties	59
Section 5.14	Margin Regulations; Investment Company Act	59
Section 5.15	Disclosure	59
Section 5.16	Compliance with Laws	60
Section 5.17	Solvency	60
Section 5.18	Casualty, Etc	60
Section 5.19	Labor Matters	60
Section 5.20	Collateral Documents	60
Section 5.21	Engineered Oil and Gas Properties	60
Section 5.22	Sale of Production	61
Section 5.23	OFAC	62
Section 5.24	Anti-Corruption Laws	62
Section 5.25	PATRIOT Act	62
ARTICLE VI AFFIRMATIVE COVENANTS		63
Section 6.01	Financial Statements	63
Section 6.02	Certificates; Other Information	64
Section 6.03	Notices	65
Section 6.04	Payment of Obligations	66
Section 6.05	Preservation of Existence, Etc	66
Section 6.06	Maintenance of Properties	66
Section 6.07	Maintenance of Insurance	66
Section 6.08	Compliance with Laws	67
Section 6.09	Books and Records	67
Section 6.10	Inspection Rights	67
Section 6.11	Use of Proceeds	67
Section 6.12	Covenant to Guarantee Obligations and Give Security	68
Section 6.13	Compliance with Environmental Laws	69
Section 6.14	Further Assurances	69
Section 6.15	Production Proceeds	70
Section 6.16	Anti-Corruption, Anti-Terrorism and Anti-Money Laundering Laws	70
Section 6.17	Post-Closing Changes	70
Section 6.18	Accounts.	70
Section 6.19	Post-Closing Covenants	69
ARTICLE VII NEGATIVE COVENANTS		71
Section 7.01	Liens	71
Section 7.02	Investments	73
Section 7.03	Indebtedness	75
Section 7.04	Fundamental Changes	77
Section 7.05	Dispositions	77
Section 7.06	[Reserved]	78

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iii Section 7.07 Change in Nature of Business ....................................................................................... 79 Section 7.08 Transactions with Affiliates ........................................................................................... 79 Section 7.09 Burdensome Agreements ............................................................................................... 79 Section 7.10 Use of Proceeds ............................................................................................................. 79 Section 7.11 Financial Covenants. ..................................................................................................... 79 Section 7.12 Hedge Transactions ....................................................................................................... 80 Section 7.13 Sanctions ........................................................................................................................ 80 Section 7.14 Anti-Corruption Laws .................................................................................................... 80 Section 7.15 Prepayment of Restricted Debt ...................................................................................... 81 EVENTS OF DEFAULT AND REMEDIES .................................................................... 81 Section 8.01 Events of Default ........................................................................................................... 81 Section 8.02 Remedies Upon Event of Default .................................................................................. 83 Section 8.03 Application of Funds ..................................................................................................... 83 ADMINISTRATIVE AGENT ............................................................................................. 84 Section 9.01 Appointment and Authority ........................................................................................... 84 Section 9.02 Rights as a Lender ......................................................................................................... 84 Section 9.03 Exculpatory Provisions .................................................................................................. 85 Section 9.04 Reliance by Administrative Agent ................................................................................. 85 Section 9.05 Delegation of Duties ...................................................................................................... 86 Section 9.06 Resignation of Administrative Agent ............................................................................ 86 Section 9.07 Non-Reliance on Administrative Agent and Other Lenders .......................................... 86 Section 9.08 [Reserved] ...................................................................................................................... 87 Section 9.09 Administrative Agent May File Proofs of Claim .......................................................... 87 Section 9.10 Collateral and Guaranty Matters .................................................................................... 87 Section 9.11 Flood Insurance ............................................................................................................. 88 Section 9.12 Intercreditor Agreements ............................................................................................... 88 MISCELLANEOUS.............................................................................................................. 89 Section 10.01 Amendments, Etc ........................................................................................................... 89 Section 10.02 Notices; Effectiveness; Electronic Communication ...................................................... 90 Section 10.03 No Waiver; Cumulative Remedies ................................................................................ 92 Section 10.04 Expenses; Indemnity; Damage Waiver ......................................................................... 92 Section 10.05 Payments Set Aside ....................................................................................................... 93 Section 10.06 Successors and Assigns ................................................................................................. 94 Section 10.07 Treatment of Certain Information; Confidentiality ....................................................... 97 Section 10.08 Right of Setoff ............................................................................................................... 98 Section 10.09 Interest Rate Limitation ................................................................................................. 98 Section 10.10 Counterparts; Integration; Effectiveness ....................................................................... 99 Section 10.11 Survival of Representations and Warranties .................................................................. 99 Section 10.12 Severability .................................................................................................................... 99 Section 10.13 Replacement of Lenders ................................................................................................ 99 Section 10.14 Governing Law; Jurisdiction; Etc ................................................................................ 100 Section 10.15 Waiver of Jury Trial .................................................................................................... 101 Section 10.16 No Advisory or Fiduciary Responsibility .................................................................... 101 Section 10.17 USA PATRIOT Act Notice ......................................................................................... 102 Section 10.18 Electronic Execution of Assignments and Certain Other Documents ......................... 102 Section 10.19 [Reserved] .................................................................................................................... 102 Section 10.20 Keepwell ...................................................................................................................... 102

iv Schedules and Exhibits Schedule 2.01 Commitments Schedule 5.03 Governmental Authorizations Schedule 5.06 Litigation Schedule 5.09 Environmental Matters Schedule 5.13 Subsidiaries, Other Equity Investments and Loan Party Information Schedule 5.22 Sale of Production Schedule 6.19 Post-Closing Covenants Schedule 7.01 Existing Liens Schedule 7.02 Existing Investments Schedule 7.03 Existing Indebtedness Schedule 10.02 Administrative Agent’s Office; Certain Addresses for Notices Exhibit A Form of Committed Loan Notice Exhibit B Form of Prepayment Notice Exhibit C Form of Note Exhibit D Form of Compliance Certificate Exhibit E Form of Assignment and Assumption Exhibit F Form of Solvency Certificate Exhibit G Form of Guaranty Exhibit H Form of Mortgage Exhibit I Form of Security Agreement

5 CREDIT AGREEMENT This CREDIT AGREEMENT is entered into as of November 30, 2020 among SANDRIDGE ENERGY, INC., a Delaware corporation (the “Borrower”), each LENDER from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”) and ICAHN AGENCY SERVICES LLC, as Administrative Agent. PRELIMINARY STATEMENTS: WHEREAS, the Borrower has requested that the Lenders make available a revolving loan facility and a term loan for the purpose of refinancing (the “Closing Date Refinancing”) the existing credit facility under that certain Amended and Restated Credit Agreement, dated as of June 21, 2019, among the Borrower, as borrower, the lenders party thereto, and Royal Bank of Canada, as administrative agent, as amended, restated, amended and restated, modified or otherwise supplemented from time to time prior to the Closing Date, and for its working capital and general corporate purposes as more fully set forth herein. WHEREAS, the Administrative Agent and the Lenders are willing to do so on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: DEFINITIONS AND ACCOUNTING TERMS Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Administrative Agent” means Icahn Agency Services LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with the Person specified. “Agent Parties” has the meaning specified in Section 10.02(c). “Agreement” means this Credit Agreement, as the same may be further amended from time to time. “Aggregate Utilization Percentage” means, as of any day, the fraction expressed as a percentage, (a) the numerator of which is the sum of the Outstanding Amount on such day, and (b) the denominator of which is the sum of (1) the then Outstanding Balance of the Term Loan plus (2) the Revolving Loan Commitment in effect on such day.

"Applicable Rate" means, at any date, the applicable percentage per annum set forth in grid below based upon the Aggregate Utilization Percentage then in effect:

		Revolving Loan Limit Utilization Grid		
Level	Aggregate Utilization Percentage	Base Rate	Eurodollar Rate	
1	≥ 90%	2.000%	3.000%	
2	≥ 75% and < 90%	1.750%	2.750%	
3	≥ 50% and < 75%	1.500%	2.500%	
4	≥ 25% and < 50%	1.250%	2.250%	
5	< 25%	1.000%	2.000%	

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Approved Petroleum Engineers" means (a) Cawley, Gillespie & Associates, Inc., (b) DeGolyer and MacNaughton, (c) LaRoche Petroleum Consultants, Ltd., Netherland, Sewell & Associates, Inc., (d) Ryder Scott Company, L.P., (e) W.D. Van Gonten & Co. Petroleum Engineering and (f) at the Borrower's option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

"Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

"Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

"Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

"Available Amount" means, at any time (the "Reference Date"), the sum of (without duplication):

(a) $10,000,000; *plus*

(b) the amount of any capital contributions made in cash after the Closing Date or Net Cash Proceeds from the issuance of Equity Interests (other than Disqualified Stock) of the Borrower or any

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7 Restricted Subsidiary after the Closing Date (or issuances after the Closing Date of debt securities that have been converted into or exchanged for Qualified Stock) received by or contributed to the Borrower (or any direct or indirect parent thereof and contributed by such parent to the Borrower) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date, in each case, other than to the extent constituting Cure Proceeds; plus (c) an amount equal to any returns (including dividends, distributions, returns of principal, repayments and similar amounts) actually received in cash or Cash Equivalents, and any Net Cash Proceeds of any sales or other dispositions actually received, by the Borrower or any of its Subsidiaries in respect of any Investments made after the Closing Date pursuant to Sections 7.02(c), (h), (i), and (q); provided that such amount may not exceed the original Investment made using the Available Amount pursuant to Section 7.02(c), (h), (i), or (q), as applicable; minus (d) the aggregate amount of Investments made pursuant to Sections 7.02(c), (h), (i), and (q), Indebtedness incurred and outstanding pursuant to Sections 7.03(g) and Section 7.03(h), payments in respect of Restricted Debt made pursuant to clause (iv) of Section 7.15(a), all during the period commencing on the Closing Date and ending on the Reference Date (but excluding the intended usage of the Available Amount on such Reference Date by the particular Investment). “Available Amount Conditions” shall be satisfied, with respect to any transaction at any time, if (a) no Default or Event of Default shall have occurred and be continuing or shall result from the applicable transaction and (b) the Borrower shall be in compliance, on a pro forma basis, with each of the Financial Covenants set forth in Section 7.11. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Code” means Title 11 of the United States Code, or any similar federal or state law for the relief of debtors. “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate plus 1/2 of 1.00%, (ii) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate” and (iii) the Eurodollar Rate for such day (after giving effect to clause (ii) of the final paragraph of the definition thereof) plus 1.00% per annum. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.10 hereof, then the Base Rate shall be the greater of clause (i) and (ii) above and shall be determined without reference to clause (iii) above. “Base Rate Loan” means a Committed Loan that bears interest based on the Base Rate.

8 “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the relevant Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Benchmark Replacement Adjustment” means, with respect to any replacement of Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the relevant Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that Administrative Agent, in consultation with Borrower, reasonably determines may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Administrative Agent reasonably determines in consultation with Borrower is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Eurodollar Loan Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate: (a) a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

9 (b) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the Federal Reserve System of the United States of America, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate announcing that the Eurodollar Rate is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrower, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Section 2.10(b) and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Section 2.10(b). “Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor thereto). “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Oklahoma City, Oklahoma and the State of New York, and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market. “Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as a lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person. “Cash Equivalents” means, at any date of determination, any of the following types of Investments: (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any state, territory or commonwealth of the United States or any political subsidizations of any such state, territory of commonwealth of the United States, including any agency or instrumentality thereof, in each case, having maturities of not more than 24 months from the date of acquisition thereof

10 provided that the full faith and credit of the United States is pledged in support thereof provided, further, that, for the avoidance of doubt, treasury securities issued by the United States shall be deemed to be Cash Equivalents for purposes of this clause (a); (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (A) is a Lender or (B)(i) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 12 months from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating assigned at that time from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition; (e) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of 24 months or less from the date of acquisition; (f) repurchase obligations for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (b) above; and (g) investment funds investing at least 90.0% of their assets in funds or securities of the types described in clauses (a) through (f) above. “Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Engineered Oil and Gas Property of the Borrower or any of its Restricted Subsidiaries. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency. “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty; (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline, directive or order (whether or not having the force of law) by any Governmental Authority or quasi-Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, orders, regulations and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines, orders, regulations or directives promulgated

11 by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means an event or series of events by which: (a) (1) any Person (other than any Permitted Holder), or Persons (other than one or more of the Permitted Holders) constituting a “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that such Person or group shall be deemed to have “beneficial ownership” of all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “Person” or “group” has the right to acquire pursuant to any option right); or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body. “Closing Date” means November 30, 2020. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. Notwithstanding anything else to the contrary, “Collateral” shall not include any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home shall be encumbered by any Mortgage. “Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to the Security Agreement or Sections 4.01, 6.12 or 6.14 hereof, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Commitment” means, with respect to each Lender, its Revolving Loan Commitment and/or its Term Loan Commitment, as the context may require.

12 “Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.02. “Committed Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Term Loan, as applicable. “Committed Loans” means the aggregate of all Revolving Loans and all Term Loans, as applicable, outstanding at any given time. “Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Commodity Account” has the meaning assigned to such term in the UCC. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Compliance Certificate” means a certificate substantially in the form of Exhibit D. “Consolidated” refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person’s Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries. “Consolidated EBITDA” means for any period, the Consolidated Net Income of the Borrower for such period, plus each of the following (without duplication) determined for the Borrower and its Consolidated Restricted Subsidiaries on a Consolidated basis for such period: (a) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; (b) any interest expense, premium payments, debt discount and financing fees and expenses of the Borrower or its Restricted Subsidiaries deducted in determining Consolidated Net Income; (c) any depreciation, depletion or amortization expense deducted in determining Consolidated Net Income; (d) any non-cash loss on change in fair value of derivative instruments deducted in determining Consolidated Net Income; (e) any other non-cash charge, expense or loss deducted in determining Consolidated Net Income; and (f) one-time cash expenses and restructuring, severance, termination and other one-time costs, expenses or charges (whether cash or non-cash) incurred in connection with the acquisition or disposition of any entity or line of business permitted hereunder, the closure or consolidation of facilities, the termination or modification of contracts or any benefit or employee plans, or the institution of cost savings initiatives or other business optimization or restructuring programs; and minus each of the following (without duplication) determined for the Borrower and its Consolidated Restricted Subsidiaries on a Consolidated basis for such period, to the extent included in determining such Consolidated Net Income for such period: (i) any non-cash gain on change in fair value of derivative instruments included in determining Consolidated Net Income; (ii) any interest income included in determining Consolidated Net Income; and (iii) any other non-cash income or gains included in determining Consolidated Net Income; provided, however, that in determining Consolidated Net Income for the purposes of this definition for any period in which the Borrower or any of its Consolidated Restricted Subsidiaries has acquired or acquires additional Consolidated Restricted Subsidiaries (whether by purchase, merger or otherwise) or has acquired or disposed of or acquires or disposes of producing Oil and Gas Properties, (x) the Consolidated Net Income of such acquired Consolidated Restricted Subsidiaries shall be included in such calculation on a pro forma basis as if they

13 had been owned by the Borrower and its Consolidated Restricted Subsidiaries throughout such period, (y) the revenues attributable to the oil and gas production from such acquired Oil and Gas Properties during such period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such period, shall be included in such calculation on a pro forma basis as if they had been owned by the Borrower and its Consolidated Restricted Subsidiaries throughout such period and (z) the revenues attributable to the oil and gas production from producing Oil and Gas Properties disposed of during such period, less the direct operating expenses and severance and ad valorem taxes incurred with respect to such properties during such period, shall be deducted in such calculation on a pro forma basis as if they had not been owned by the Borrower and its Consolidated Restricted Subsidiaries throughout such period. Pro forma adjustments made in connection with Subsidiaries or Oil and Gas Properties acquired or disposed of shall be consistent with Article 11 of Regulation S-X and certified by the Borrower’s chief financial officer. “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been, or were required to be, delivered pursuant to Section 6.01(a) or (b), as applicable to (b) Consolidated Interest Expense for such period. “Consolidated Interest Expense” means, for any period, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis, total cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) net of cash interest income, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts and other Hedge Transactions, but excluding, for the avoidance of doubt, (a) amortization of deferred financing costs, debt discounts or premiums, amendment and consent fees, debt issuance costs, commissions, fees and expenses, pay-in-kind interest expense, discounted liabilities and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or push-down accounting), (b) any expensing of bridge, commitment fees and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (c) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts, other Hedge Transactions or other derivative instruments, (d) penalties and interest relating to taxes, (e) any non-recurring cash interest expense consisting of “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (f) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents and (g) any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates. “Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Consolidated Restricted Subsidiaries for such period determined in accordance with GAAP; provided that the following shall be excluded in calculating Consolidated Net Income and Consolidated EBITDA: (i) any extraordinary items of gain or loss; (ii) any gain or loss from the sale of assets other than in the ordinary course of business; (iii) any non-cash income, gains, losses or charges resulting from the requirements of SFAS 133 or 143; (iv) the net income (or loss) of any Royalty Trust, any master limited partnership or any person accounted for on the equity method, except to the extent of cash distributions received by the Borrower or a Consolidated Restricted Subsidiary for such period and (v) any income attributable to cancellation or early extinguishment of any Indebtedness of the Borrower or a Consolidated Restricted Subsidiary. “Consolidated Total Indebtedness” means, as of any date of determination, with respect to the Borrower and its Restricted Subsidiaries on a Consolidated basis, the sum of (without duplication) (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding as of such date, but solely to the extent consisting of Indebtedness for borrowed money, obligations in respect

14 of Capital Leases, Synthetic Lease Obligations, any debt obligations evidenced by bonds, notes, debentures, promissory notes or similar instruments and any obligations in respect of drawn letters of credit (which have not been reimbursed within one Business Day after such amount is drawn), as determined in accordance with GAAP (excluding, for the avoidance of doubt, all undrawn amounts under revolving credit facilities and letters of credit and all Swap Obligations) minus (b) up to $30,000,000 of the aggregate amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries on such date; provided that Consolidated Total Indebtedness shall not, in any event, include Indebtedness in respect of obligations under Swap Contracts (but shall include unpaid termination payments in respect thereof). “Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date for which financial statements have been, or were required to be, delivered pursuant to Section 6.01(a) or (b), as applicable. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent, providing for the Administrative Agent’s exclusive control of a Deposit Account, Securities Account or Commodity Account, as applicable, after notice of an Event of Default, executed and delivered by the Borrower or Subsidiary, as applicable, and the applicable securities intermediary (with respect to a Securities Account), bank (with respect to a Deposit Account) or commodity intermediary (with respect to a Commodity Account), in each case at which such relevant account is maintained. “Cure Proceeds” has the meaning specified in Section 7.11(c). “Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means when used with respect to Obligations, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.00% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Committed Loan plus 2.00% per annum. “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans within two Business Days of the date such Committed Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender

15 any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute or unless such failure has been cured, (c) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Committed Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. “Deposit Account” has the meaning assigned to such term in the UCC. “Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction but excluding all events described in the definition of “Casualty Event” regardless of the value thereof) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. The issuance of Equity Interests by any Restricted Subsidiary to any Person other than the Borrower or a wholly-owned Restricted Subsidiary shall be deemed a Disposition by the Borrower of its direct or indirect Equity Interest in such Restricted Subsidiary to the extent of the resulting dilution. “Disqualified Stock” means any capital stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than a change in control or asset sale), (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Committed Loans and all other Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) Swap Obligations and Treasury Management Services Agreements)), in whole or in part, on or prior to the date that is 91 days after the earlier of the latest final maturity of the Committed Loans or the date the Committed Loans are no longer outstanding, except to the extent that such capital stock is redeemable with, or solely exchangeable for, any capital stock of such Person that is not Disqualified Stock, (b) provide for the scheduled payment of dividends in cash or (c) is or becomes convertible into or exchangeable for Indebtedness or any Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Maturity Date; provided that, if such capital stock is issued

16 to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such capital stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any capital stock held by any future, present or former employee, director, manager or consultant of the Borrower, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Borrower or a Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors or managers of the Borrower, in each case pursuant to any equity holders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries. “Dollar” and “$” mean lawful money of the United States. “Early Opt-in Election” means the occurrence of: (a) (i) a determination by Administrative Agent (in consultation with the Borrower) or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to Borrower) that the Required Lenders have determined in reasonable good faith that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that incorporate, adopt, or include language similar to that contained in Section 2.10(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate; and (b) (i) the election by Administrative Agent (in consultation with the Borrower) or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent (with a copy to the Borrower). “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electrical Assets” means (i) assets used primarily for the transmission and delivery of electricity, including electrical substations, power lines and other electrical infrastructure assets and (ii) Equity Interests of any Person that has no substantial assets other than assets referred to in clause (i). “Eligible Secured Swap Counterparty” means any other counterparty reasonably acceptable to the Required Lenders (provided that it is understood and agreed that J. Aron & Company LLC and its Affiliates and any other counterparty with an Investment Grade Rating at the time such Swap Contract is entered into shall be deemed reasonably acceptable to the Required Lenders) that enters into a Swap Intercreditor Agreement.

17 “Eligible Swap Counterparties” means, collectively, Eligible Secured Swap Counterparties and Eligible Unsecured Swap Counterparties. “Eligible Unsecured Swap Counterparty” means in the case of any Swap Contract the obligations under which are unsecured, any counterparty with an Investment Grade Rating at the time such Swap Contract is entered into. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v), (vi) and (vii) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)). “Engineered Oil and Gas Property” means any Oil and Gas Property listed in the most recent Engineering Report other than any Oil and Gas Property that has been Disposed of as part of or in connection with any Disposition to a Person other than a Loan Party that is permitted hereunder or under any other Loan Document. Notwithstanding anything to the contrary contained herein, it is understood and agreed that SandRidge E&P’s proportionate share of the Oil and Gas Properties held by the Royalty Trusts, including all Proved Reserves and related Hydrocarbons from such Oil and Gas Properties, shall only constitute “Engineered Oil and Gas Properties” for purposes of delivery of the Engineering Reports pursuant to Sections 6.01(e) and (f). “Engineering Report” means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.01 setting forth, as of each December 31 and June 30, as applicable, the Proved Reserves attributable to the Oil and Gas Properties of the Borrower, the other Loan Parties and the Royalty Trusts, together with a projection of the rate of production of future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time, and reflecting any Oil and Gas Hedge Transactions that are in place with respect to such production. To the extent that two or more engineering firms prepare reports as of the same date for portions of the properties required to be reported on, such reports will collectively constitute a single “Engineering Report” for the purposes hereof. “Environmental Laws” means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other

18 ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. For the avoidance of doubt, debt instruments that are convertible into Equity Interests shall not be deemed to be Equity Interests until they are so converted. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan (d) the filing of a notice of intent to terminate, the treatment of a Pension or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Eurodollar Rate” means: (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the ICE Benchmark Administration Limited LIBOR rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Reuters screen page (or, if such Reuters screen page is not available, such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits with a term of one month commencing that day. Notwithstanding the foregoing, (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

19 “Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate. “Event of Default” has the meaning specified in Section 8.01. “Excluded Accounts” means (a) each account in which all of the deposits consist solely of amounts utilized to fund payroll, employee benefits (including medical, dental and employee benefits claims) or tax obligations of the Borrower and its Restricted Subsidiaries, (b) accounts used solely as zero balance accounts, (c) any segregated account to the extent such account consists solely of amounts in respect of oil and gas royalty interests held in a fiduciary, trust or similar capacity for one or more third parties and (d) other accounts with funds on deposit not to exceed $2,500,000 in the aggregate for all such accounts at any time; provided that in no event shall any of the principal operating accounts of the Borrower or its Restricted Subsidiaries constitute an Excluded Account. “Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation in respect of a Swap Contract if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant”, as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes illegal. “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a), and (d) any U.S. federal withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

20 “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1.00%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Financial Covenant” means each of (a) the Consolidated Total Net Leverage Ratio covenant set forth in Section 7.11(a) and (b) the Consolidated Interest Coverage Ratio covenant set forth in Section 7.11(b). The foregoing clauses (a) and (b) are collectively referred to as the “Financial Covenants”. “Flood Insurance Regulations” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (iv) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder. “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business. “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra- national bodies such as the European Union or the European Central Bank). “Granting Lender” has the meaning specified in Section 10.06(g). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay

21 such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guarantors” means, collectively, (i) SandRidge Holdings, Inc., SandRidge Exploration and Production, LLC, SandRidge Midstream Inc., SandRidge Operating Company, Integra Energy, L.L.C. and Lariat Services, Inc. and (ii) each Person which becomes a Guarantor after the Closing Date pursuant to Section 6.12. “Guaranty” means the Guaranty executed by the Borrower and the Guarantors in favor of the Administrative Agent and the other Secured Parties in substantially the form attached hereto as Exhibit G, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hedge Transaction” means any commodity, interest rate, currency or other swap, option, collar, futures contract or other contract pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or financial market conditions. Hedge Transactions expressly include Oil and Gas Hedge Transactions. “Hydrocarbons” means oil, gas, casinghead gas, drip gasolines, natural gasoline, condensate, distillate and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith, and all products, by-products and all other substances derived therefrom or the processing thereof, and all other minerals and substances, including, but not limited to, sulphur, lignite, coal, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium and any and all other minerals, ores or substances of value, and the products and proceeds therefrom, including, without limitation, all gas resulting from the in situ combustion of coal or lignite. “Immaterial Subsidiary” means any Subsidiary of the Borrower with less than $5,000,000 in total assets on a Consolidated basis. “Immaterial Title Deficiencies” means, with respect to specified Proved Reserves, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages, inaccuracies of representations and warranties in Sections 5.21 and 5.22 that are qualified by reference to this definition, and other Liens, defects, discrepancies and similar matters which do not, in the aggregate, reduce the PV9 Pricing of all Proved Reserves of the Borrower by more than 4.0% of PV9 Pricing of all such Proved Reserves. “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

22 (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business that are either (i) being disputed in good faith by such Person or (ii) not past due for more than 90 days after the date on which such trade account payable was invoiced); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) Capital Leases and Synthetic Lease Obligations; (g) the mandatory redemption price of all Disqualified Stock of such Person; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. The amount of any non-recourse Indebtedness described in clause (e) of this definition shall, for the purposes of this Agreement, be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property or asset encumbered, as determined by such Person in good faith. “Indemnified Taxes” means Taxes other than Excluded Taxes. “Indemnitees” has the meaning specified in Section 10.04(b). “Information” has the meaning specified in Section 10.07. “Initial Engineering Report” means the engineering report concerning Oil and Gas Properties of Loan Parties dated as of June 30, 2020 (or such other more recent date) prepared internally by the Borrower. “Initial Financial Statements” means (a) the unaudited consolidated balance sheet and related consolidated income statements and statements of cash flows of the Borrower and its Restricted Subsidiaries for the fiscal quarter ending at least 45 days prior to the Closing Date and (b) certain other financial statements and variance reports that were delivered to the Administrative Agent prior to the Closing Date in connection with the Transactions.

23 “Intercreditor Agreements” means, as applicable, any Swap Intercreditor Agreement and any Junior Lien Intercreditor Agreement. “Interest Payment Date” means, (a) as to any Committed Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Committed Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date. “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrower and commercially available to all the Lenders; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. “Investment Grade Rating” means a rating equal to or higher than: (a) Baa3 (or the equivalent) with a stable or better outlook by Moody’s; and (b) BBB- (or the equivalent) with a stable or better outlook by S&P, or, if either such entity ceases to make a rating publicly available, the equivalent investment grade credit rating from any other rating agency. “Junior Lien Debt” means Indebtedness (a) of the Borrower and the Guarantors secured by the Collateral on a junior lien basis on the terms and conditions set forth in (and with a Junior Lien Representative at all times party to) a Junior Lien Intercreditor Agreement and not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral (on such junior basis) and (b) as to which a representative of the holders of such Indebtedness, acting on behalf of such holders, shall

24 have become party to the Junior Lien Intercreditor Agreement as a Junior Lien Representative (or, to the extent no Junior Lien Intercreditor Agreement exists at the time of the incurrence of such Junior Lien Debt, shall have entered into a Junior Lien Intercreditor Agreement with the Administrative Agent). “Junior Lien Financing Documentation” means any documentation governing any Junior Lien Debt including, without limitation, any Junior Lien Intercreditor Agreement. “Junior Lien Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, the Majority Lenders and the Borrower, among the Borrower, the Guarantors and the Administrative Agent, as a representative of the Secured Parties, and one or more collateral agents or representatives for the holders of the relevant Junior Lien Debt (for any issuance, the “Junior Lien Representative”). “Junior Lien Representative” has the meaning set forth in the definition of “Junior Lien Intercreditor Agreement”. “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority. “Lender” or “Lenders” has the meaning specified in the introductory paragraph hereto. “Lender Counterparty” means (i) any counterparty under a Swap Contract that was a Lender (or an Affiliate of a Lender) at the time such Swap Contract was entered into and/or (ii) any counterparty under a Treasury Management Services Agreement that was a Lender (or an Affiliate of a Lender) at the time such Treasury Management Services Agreement was entered into. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent. “LIBOR” has the meaning set forth in the definition of “Eurodollar Rate”. “Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing). “Loan Documents” means this Agreement, each Note, the Guaranty, the Collateral Documents and any Intercreditor Agreement. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Majority Lenders” means, as of any date of determination, (a) in the case of the Revolving Lenders, Lenders having Revolving Loan Exposures and unused Revolving Loan Commitments representing more than 50% of the sum of the aggregate Revolving Loan Exposures and the unused aggregate Revolving Loan Commitments at such time and (b) in the case of the Term Lenders of any Class,

25 Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time. “Master Agreement” has the meaning set forth in the definition of “Swap Contract”. “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material impairment of (i) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents or (ii) the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties of the Loan Documents. “Maturity Date” means November 30 2023; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. “Maximum Rate” has the meaning set forth in Section 10.09. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage” means a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as- extracted collateral, fixture filing or other security documented entered into by the owner of Mortgaged Property and the Administrative Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit H hereto (with such changes as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Administrative Agent, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. “Mortgaged Property” means real property and improvements thereto with respect to which a Mortgage is required to be granted pursuant to Section 4.01(b)(iv), Section 6.12 or Section 6.14 hereof. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Net Cash Proceeds” means: (a) with respect to any Disposition by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such transaction, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith and (D) the Swap Termination Value, if any, associated with such transaction provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds if such aggregate amount exceeds $2,500,000;

26 (b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Borrower or such Restricted Subsidiary in connection therewith; and (c) with respect to the termination of any Hedge Transaction by the Borrower or any of its Restricted Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such transaction over (ii) the sum of (A) the reasonable and customary out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such transaction and (B) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (B) exceeds the amount of taxes actually required to be paid in cash in respect of such termination, the aggregate amount of such excess shall constitute Net Cash Proceeds if such aggregate amount exceeds $2,500,000. “Non-Defaulting Lender” means each Lender that is not, at such time, a Defaulting Lender. “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit C. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Committed Loan or any Swap Contract or Treasury Management Services Agreement with a Lender Counterparty, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Restricted Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the term “Obligations” shall not, with respect to any Guarantor, include any Excluded Swap Obligation with respect to such Guarantor. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Oil and Gas Business” means the business of acquiring, exploring, or developing and operating Oil and Gas Properties and the production, marketing, processing and transporting of Hydrocarbons therefrom, and providing services to the oil and gas upstream and midstream segments. “Oil and Gas Hedge Transaction” means a Hedge Transaction pursuant to which any Person hedges the price to be received by it for future production of Hydrocarbons. “Oil and Gas Properties” means all oil, gas and/or mineral leases, oil, gas or mineral properties, mineral servitudes and/or mineral rights of any kind (including, without limitation, mineral fee interests, lease interests, farm-out interests, overriding royalty and royalty interests, net profits interests, oil payment interests, production payment interests and other types of mineral interests), and all oil and gas gathering, treating, storage, processing, monitoring and handling assets and all other assets directly related thereto. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non- U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or

27 other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document. “Outstanding Amount” means with respect to Committed Loans, on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date. “Participant” has the meaning specified in Section 10.06(d). “Participant Register” has the meaning specified in Section 10.06(d). “PATRIOT Act” has the meaning specified in Section 5.25. “PBGC” means the Pension Benefit Guaranty Corporation. “PCAOB” means the Public Company Accounting Oversight Board. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years. “Permitted Debt Restrictions” means, an instrument or instruments governing indebtedness which imposes limitations on or requirements with respect to Indebtedness or Liens of the type described in Section 7.09 that are substantially the same as or less restrictive than the corresponding limitations or requirements, if any, with respect to such matters contained in any of the Principal Debt Obligations. “Permitted Encumbrances” has the meaning specified in the Mortgages. “Permitted Holders” means any of (i) Icahn Partners Master Fund LP, (ii) Icahn Partners LP and (iii) any Affiliates of, or any funds or partnerships managed or advised by, any of the foregoing (including those funds or partnerships managed or advised by the Affiliates of any of the foregoing). “Permitted Refinancing” means, in respect of any Indebtedness otherwise permitted hereunder (the “Refinanced Indebtedness”), any refinancing, refunding, renewal or extension (any of the foregoing, a “Refinancing”, and any such new Indebtedness, “Refinancing Indebtedness”) of such Refinanced Indebtedness; provided that (i) the amount of such Refinanced Indebtedness is not increased at the time of such Refinancing except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such Refinancing, (ii) the terms relating to principal amount, amortization, collateral (if any) and subordination (if any), and other material terms taken as a

28 whole, of any such Refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable taken as a whole in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Refinanced Indebtedness and the interest rate applicable to the Refinancing Indebtedness does not exceed the then applicable market interest rate, (iii) no Default or Event of Default would result from such Refinancing after giving effect thereto and (iv) such Refinancing Indebtedness does not mature and requires no scheduled amortization prior to the 91st day following the Maturity Date. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Petroleum Industry Standards” means the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor thereto) as in effect at the time in question. “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate. “Platform” has the meaning specified in Section 6.02. “Pledged Equity” has the meaning specified in the Security Agreement. “Principal Debt Obligations” means all existing long-term debt issued by the Borrower including, without limitation, any Junior Lien Debt. “Proceeding” has the meaning specified in Section 10.04(b). “Proved Developed Producing Reserves” means, oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “proved reserves” and “developed producing reserves”. “Proved Reserves” means, collectively, oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as “proved developed nonproducing reserves”, “proved developed producing reserves” and/or “proved undeveloped reserves”. “PV9 Pricing” means, with respect to any Engineered Oil and Gas Properties or other Oil and Gas Properties becoming Engineered Oil and Gas Properties, the net present value, discounted at 9% per annum of the future net revenues expected to accrue to the Borrower’s and the other Loan Parties’ collective interests in such reserves expected to be produced from such Oil and Gas Properties during the remaining expected economic lives of such reserves made in accordance with the then existing standards of the Society of Petroleum Engineers (with appropriate adjustments made for hedging operations) as follows: (a) for anticipated sales of oil and gas that are fixed in a firm fixed price sales contract with an investment grade counterparty or a counterparty guaranteed, or for whom a letter of credit has been issued, by an investment grade party (or another counterparty approved by the Administrative Agent), the fixed price or prices provided for in such sales contract during the term thereof and (b) for anticipated sales of oil and gas, if such sales are not under a sales contract that is described in clause (a) above, for the date of calculation (or, if such date is not a Business Day, for the first Business Day thereafter), the prices provided in the most recent price deck provided to the Borrower by the

29 Administrative Agent, adjusted in each case for historical location and quality differentials during the twelve months preceding such date of determination. “Qualified Stock” means Equity Interests which are not Disqualified Stock. “Reference Date” has the meaning specified in the definition of “Available Amount”. “Refinanced Indebtedness” has the meaning set forth in the definition of “Permitted Refinancing”. “Refinancing” has the meaning set forth in the definition of “Permitted Refinancing”. “Refinancing Indebtedness” has the meaning set forth in the definition of “Permitted Refinancing”. “Register” has the meaning specified in Section 10.06(c). “Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof. “Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators and advisors of such Person and of such Person’s Affiliates. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived. “Request for Credit Extension” means with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice. “Required Lenders” means, as of any date of determination, Lenders having Revolving Loan Exposures, Term Loans and unused Revolving Loan Commitments representing more than 50% of the total Revolving Loan Exposures, outstanding Term Loans and unused Revolving Loan Commitments at such time; provided the portion of the total Revolving Loan Exposures, outstanding Term Loans and the unused Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Loan Exposures and unused Revolving Loan Commitments representing more than 50% of the aggregate Revolving Loan Exposures and unused Revolving Loan Commitments at such time; provided the portion of the total Revolving Loan Exposures and the unused Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

30 “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer of employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Debt” has the meaning set forth in Section 7.15(a). “Restricted Debt Documentation” means any documentation governing any Restricted Debt (including, in the case of Junior Lien Debt, Junior Lien Financing Documentation). “Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary. “Revolving Lender” means, a Lender with a Revolving Loan Commitment or Revolving Loan Exposure. “Revolving Loan” has the meaning specified in Section 2.01(a) “Revolving Loan Commitment” means, as to each Revolving Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is $10,000,000. “Revolving Loan Exposure” means, with respect to any Revolving Lender, at any time, the sum of the aggregate Outstanding Amount of the Revolving Loans of such Revolving Lender. “Royalty Trust” means a statutory or business trust, the trustee of which is a financial institution not affiliated with the Borrower, to which the Borrower or one or more of its Restricted Subsidiaries conveys, or intends to convey, royalty interests, net profits interests, or other similar mineral interests in the production of hydrocarbons, in exchange for units of beneficial interests in the trust and all or part of the cash proceeds of an underwritten public offering or a similar offering under Rule 144A of the trust’s units. For the avoidance of doubt, SandRidge Mississippian Trust I and SandRidge Mississippian Trust II shall each constitute a Royalty Trust. “Royalty Trust Redetermination Trigger Event” means the occurrence of any of the following: (a) any Royalty Trust becomes an obligor (whether direct or indirect) in respect of any Indebtedness for borrowed money and/or (b) any Royalty Trust permits the Oil and Gas Properties of such Royalty Trust to become subject to any Lien other than (x) Liens in favor of unitholders or other counterparties in connection with entering into joint development agreements or other similar agreements or (y) any Permitted Encumbrance which does not secure Indebtedness for borrowed money. “SandRidge E&P” means SandRidge Exploration and Production LLC.

31 “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto. “Sanctions” means any economic or financial sanction or trade embargoes imposed, administered or enforced from time to time by the United States Government (including without limitation, OFAC or the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority. “Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002. “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Lender Counterparties, Eligible Secured Swap Counterparties each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents. “Securities Account” has the meaning assigned to such term in the UCC. “Securities Laws” means the Securities Act of 1933 and regulations thereunder, the Securities Exchange Act of 1934 and regulations thereunder, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB. “Security Agreement” means the Pledge and Security Agreement entered into by the Borrower, the other Loan Parties party thereto as grantors and the Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit I hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. “Security Agreement Supplement” has the meaning specified in the Security Agreement. “Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “SPC” has the meaning specified in Section 10.06(g). “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having

32 such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Notwithstanding the foregoing, neither (i) any Royalty Trust nor (ii) any future venture contemplated by Section 7.02(h) shall be considered to be a “Subsidiary” of the Borrower or any of its Restricted Subsidiaries for purposes of any Loan Document, except that any of the foregoing entities may be consolidated with the Borrower or any Subsidiary for purposes of such Person’s financial statements. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Subsidiary Redesignation” has the meaning set forth in the definition of “Unrestricted Subsidiary”. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Intercreditor Agreement” means an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent, the Majority Lenders and the Borrower, among the Borrower, the Guarantors and the Administrative Agent, as a representative of the Secured Parties, and the Eligible Secured Swap Counterparty. “Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any Swap Contract. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

33 “Termination Date” means the earlier of the Maturity Date and the date of termination of the Revolving Loan Commitments. “Term Lender” shall mean a Lender with a Term Loan Commitment or Term Loan Exposure. “Term Loan” means the term loans made to the Borrower by the Term Lenders on the Closing Date pursuant to Section 2.01(b), or any portion thereof, as the context requires. “Term Loan Commitment” means, as to each Term Lender, its obligation make Term Loans in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Term Loan Commitments as of the Closing Date is $20,000,000. “Term Loan Exposure” shall mean, with respect to any Lender at any time, the sum of the aggregate Outstanding Amount of the Term Loans of such Lender. “Term SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of such secured overnight financing rate (or a successor administrator) on the Federal Reserve Bank of New York’s Website. “Threshold Amount” means $25,000,000. “Transactions” means, collectively, (a) the entering into and effectiveness of the senior credit facility under this Agreement (including in respect of any amendment, restatement, amendment and restatement, supplement or modification of this Agreement), the (b) Closing Date Refinancing, (c) the other transactions related to each of the foregoing and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing. “Treasury Management Services Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, debit or purchasing card, electronic funds transfer and other cash management arrangements to the Borrower or any Subsidiary. “Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non- perfection or priority. “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year. “United States” and “U.S.” mean the United States of America.

34 “Unrestricted Subsidiary” means (1) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent provided that the Borrower shall only be permitted to so designate a Subsidiary as an Unrestricted Subsidiary so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Borrower shall be in compliance on a pro forma basis with the each Financial Covenant set forth in Section 7.11, (c) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Restricted Subsidiaries) through Investments as permitted by, and in compliance with, Section 7.02, (d) for purposes of clause (c) such designation shall be deemed an Investment in an amount equal to the net book value of the total investment of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary, and (e) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (a) through (d), and containing the calculations and information required by the preceding clause (b) and (2) any Subsidiary of an Unrestricted Subsidiary. The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) immediately after giving effect to such Subsidiary Redesignation, the Borrower shall be in compliance on a pro forma basis with each Financial Covenant set forth in Section 7.11 and (iii) the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower, certifying compliance with the requirements of preceding clauses (i) and (ii), and containing the calculations and information required by the preceding clause (ii). “Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

35 (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”. (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. Section 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Section 1.04 Petroleum Terms. As used herein, the terms “proved reserves”, “proved developed reserves”, “proved developed producing reserves”, “proved developed nonproducing reserves” and “proved undeveloped reserves” shall be determined in accordance with Petroleum Industry Standards. Section 1.05 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). Section 1.07 [Reserved].

36 Section 1.08 Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously, i.e., each transaction must be permitted under the Available Amount as so calculated. Section 1.09 Pro Forma Compliance Calculations. For purposes of determining the satisfaction of any provision of this Agreement that requires the Borrower to be in compliance on a pro forma basis with one or more of the Financial Covenants during any period during which one or more of such Financial Covenants is not yet required to be tested, the Borrower shall be required to be in compliance on a pro forma basis with the initial testing level set forth for any such Financial Covenant. Section 1.10 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time. THE COMMITMENTS AND CREDIT EXTENSIONS Section 2.01 Commitments. (a) Subject to the terms and conditions set forth herein, each Revolving Lender severally, but not jointly, agrees to make loans denominated in Dollars (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day, from and including the Closing Date to but excluding the day that is two Business Days prior to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Revolving Loan and the application by the Administrative Agent of the proceeds thereof, the total Revolving Loan Exposures shall not exceed the Revolving Loan Commitment. Within the limits of each Revolving Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. (b) Subject to the terms and conditions set forth herein, each Term Lender severally, but not jointly, agrees to make a Term Loan to the Borrower on the Closing Date, in an aggregate amount not to exceed the amount of such Term Lender’s Term Loan Commitment. Upon any funding of any Term Loan hereunder by any Term Lender, such Term Lender’s Term Loan Commitment shall terminate immediately and without further action in an amount equal to, and on the date of, such funding of such portion of such Term Loan. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Section 2.02 Committed Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent in the form of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans or

37 of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) on the Business Day prior to any Committed Borrowing of Base Rate Loans. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(d), each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its applicable percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding clause (a). In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower. (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Committed Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Majority Lenders. (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Administrative Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change. (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans. Section 2.03 [Reserved]. Section 2.04 [Reserved].

38 Section 2.05 Extensions of Maturity Date. (a) The Borrower may, upon written notice to the Administrative Agent (an “Extension Request”), which shall promptly notify the applicable Lenders, request extensions of the Maturity Date applicable to the Revolving Loan Commitments and/or the Term Loans (the “Existing Tranche” and the extended Revolving Loan Commitments and Terms Loans, the “Extended Loans”) to a date specified in such Extension Request. (b) The Extension Request shall specify the date on which the Borrower proposes that the extension shall be effective, which shall be a date reasonably satisfactory to the Administrative Agent. Within the time period specified in such Extension Request, each applicable Lender shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Lender’s sole and absolute discretion). Any Lender not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of such Lenders’ responses. (c) The maturity date applicable to any Revolving Loan Commitments and Terms Loans shall be extended only with respect to such Existing Tranche held by such Lenders that have consented thereto (the Lenders that so consent being the “Extending Lenders” and the Lenders that declined being the “Non-Extending Lenders”) (it being understood and agreed that, except for the consents of Extending Lenders no other consents shall be required hereunder for such extensions). If so extended, the scheduled maturity date with respect to the Revolving Loan Commitments and Term Loans held by the Extending Lenders shall be extended to the date specified in the Extension Request, which shall become the maturity date of the applicable Revolving Loan Commitments and Term Loans (such date, the “Extended Maturity Date”). The Administrative Agent shall promptly confirm to the applicable Extending Lenders and Non-Extending Lenders such extension, specifying the effective date of such extension (the “Extension Effective Date”) and the Extended Maturity Date (after giving effect to such extension) applicable to the Extending Lenders. (d) The proposed terms of the Extended Loans to be established shall (i) be identical as offered to each Lender and (ii) be identical to the existing Revolving Loan Commitments and Term Loans from which such Extended Loans are to be amended, except that: (A) the maturity date of the Extended Loans shall be later than the maturity date of the existing Revolving Loan Commitments and Term Loans, (B) in the case of the Term Loans, all or any of the scheduled amortization payments of principal of the Extended Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of the Existing Tranche, to the extent provided in the Extension Amendment, and the Extended Loans may have call protection as may be agreed by the Borrower and the Extending Lenders; provided that no Term Loans constituting Extended Loans may be optionally prepaid prior to the date on which Committed Loans constituting the Existing Tranche are repaid in full, and (C) the Administrative Agent and the Extending Lenders may receive customary fees in consideration for the extension of the Extended Loans. (e) As a condition precedent to such extension, the Borrower shall deliver or cause to be delivered any customary legal opinions, certificates or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such extension) reasonably requested by Administrative Agent and the Extending Lenders and a certificate stating that before and after giving effect to such extension, the representations and warranties made by any Loan Party in this Agreement and the other Loan Documents are true and correct in all respects and that no Default or Event of Default exists as of the Extension Effective Date.

39 (f) Notwithstanding the terms of Section 10.01 the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (b) above) to enter into any amendments (each an “Extension Amendment”) to this Agreement, in form and substance satisfactory to the Administrative Agent, that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of the maturity date and other amendments applicable to any Extended Loans pursuant to this Section 2.05. Section 2.06 Prepayments. (a) Optional. The Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to the date of any prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; provided, further, that any such notice may state that such notice is conditioned upon effectiveness of other financing or the occurrence of other events, in which case such notice may be revoked by the Borrower, by notice to the Administrative Agent on or prior to the date specified therein if such condition is not satisfied. Each such notice shall be substantially in the form of Exhibit B hereto and specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Committed Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s applicable percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective applicable percentages. (b) Mandatory. (i) If for any reason the total Revolving Loan Exposures at any time exceed the Revolving Loan Commitment then in effect, the Borrower shall immediately prepay Revolving Loans in an aggregate principal amount equal to such excess. Section 2.07 Termination or Reduction of Commitments. (a) The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Loan Commitments, or from time to time permanently reduce the Revolving Loan Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Loan Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the total Revolving Loan Exposure would exceed the Revolving Loan Commitments. Section 2.08 Repayment of Loans. (a) The Borrower shall repay to the Lenders on the Termination Date the aggregate principal amount of Revolving Loans outstanding on such date, together with all accrued but unpaid interest thereon.

40 (b) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Term Loans outstanding on such date, together with all accrued but unpaid interest thereon. Section 2.09 Interest. (a) Subject to the provisions of clause (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate. (b) (1) If any amount of principal of any Committed Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (i) If any amount (other than principal of any Committed Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Majority Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) (A) Upon the request of the Majority Lenders, while any Event of Default exists or (B) automatically, while any Event of Default under Section 8.01(f) exists, the Borrower shall pay interest on the principal amount of all outstanding Committed Loans hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Committed Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder (including, for the avoidance of doubt, at the Default Rate) shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Section 2.10 Alternate Rate of Interest. Effect of Benchmark Transition Event. (a) Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Rate Loan: (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

41 then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, e- mail or other form of electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request for conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans of any Committed Borrowing shall be ineffective and (ii) if any Requests for Credit Extension requests a Eurodollar Rate Loan, such Committed Loan shall be made as a Base Rate Loan. (b) Effect of Benchmark Transition Event. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to this Section 2.10(b) will occur prior to the applicable Benchmark Transition Start Date. (ii) In connection with the implementation of a Benchmark Replacement, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (iii) Administrative Agent will promptly notify Borrower and Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 2.10(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10(b). (iv) Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a Borrowing of Eurodollar Loans of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the Eurodollar Loan Rate, if any, will not be used in any determination of Base Rate. Section 2.11 Computation of Interest and Fees. All computations of interest for Base Rate Loans (if the Base Rate is determined in reliance on clause (ii) of the definition thereof) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in

42 more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Committed Loan for the day on which the Committed Loan is made, and shall not accrue on a Committed Loan, or any portion thereof, for the day on which the Committed Loan or such portion is paid; provided that any Committed Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Section 2.12 Evidence of Debt. (a) The Committed Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Committed Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Committed Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date. Type (if applicable), amount and maturity of its Committed Loans and payments with respect thereto. Section 2.13 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its applicable percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the

43 Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Committed Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Committed Loan set forth in Section 4.02 are not satisfied or waived in accordance with the terms hereof the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Committed Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Committed Loan in any particular place or manner. Section 2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Committed

44 Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them; provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.14 shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Section 2.15 Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (a) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Committed Loans in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Committed Borrowings under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Committed Loan in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Committed Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Committed Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Committed Loans of such Defaulting Lender until such time as all Committed Loans are held by the Lenders pro rata in accordance with the Commitments under the facility without giving effect to Section 2.15(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15(a) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (b) [Reserved].

45 (c) [Reserved]. (d) Defaulting Lender Cure. If the Borrower and the Administrative Agent agrees in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Committed Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable facility (without giving effect to Section 2.15(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (e) [Reserved]. (f) Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write- Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (i) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (ii) the effects of any Bail-In Action on any such liability, including, if applicable; (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority. Section 2.16 Optional Increases of Revolving Loan Commitment Amount. (a) Subject to the conditions set forth in clause (b) below, the Borrower may increase the Revolving Loan Commitment then in effect by increasing the Revolving Loan Commitment of a Lender (an “Elected Commitment Increasing Lender”) or by causing a Person that is acceptable to the Administrative Agent that at such time is not a Lender to become a Lender (an “Elected Commitment Additional Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Elected Commitment Additional Lender be the Borrower and its Subsidiaries, any natural person or any Defaulting Lender.

46 (b) Any increase in the Revolving Loan Commitment shall be subject to the following additional conditions: (i) such increase shall not be less than $1,000,000 (and increments of $1,000,000 above that minimum) unless the Administrative Agent otherwise consents; (ii) [reserved]; (iii) no Default shall have occurred and be continuing our would result immediately after giving effect to such increase; (iv) on the effective date of such increase, no Eurodollar Rate Loan shall be outstanding or if any Eurodollar Rate Loans are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Eurodollar Rate Loans, unless the Borrower pays any compensation required pursuant to Section 3.05; (v) no Lender’s Revolving Loan Commitment may be increased without the written consent of such lender; (vi) if the Borrower elects to increase the Revolving Loan Commitment by increasing the Revolving Loan Commitment of a Lender, the Borrower and such Revolving Loan Commitment Increasing Lender shall execute and deliver to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, setting forth such increase (an “Elected Commitment Increase Certificate”); and (vii) if the Borrower elects to increase the Revolving Loan Commitment by causing an Elected Commitment Additional Lender to become a party to this Agreement, then the Borrower and such Elected Commitment Additional Lender shall execute and deliver to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, setting forth such increase (an “Elected Commitment Additional Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (x) if requested by the Elected Commitment Additional Lender, deliver a promissory note substantially in the form of Exhibit C payable to the order of such Elected Commitment Additional Lender in a principal amount equal to its Revolving Loan Commitment, and otherwise duly completed and (y) pay any applicable fees as may be agreed between the Borrower, the Elected Commitment Additional Lender and/or the Administrative Agent. (c) Subject to acceptance and recording thereof pursuant to Section 2.16(d), from and after the effective date specified in the Elected Commitment Increase Certificate or Elected Commitment Additional Lender Certificate (or, if any Eurodollar Rate Loans are outstanding, then the last day of the Interest Period in respect of such Eurodollar Rate Loans, unless the Borrower has paid any compensation required by Section 3.05), (i) the amount of the Revolving Loan Commitment shall be increased as set forth therein and (ii) in the case of an Elected Commitment Additional Lender Certificate, any Elected Commitment Additional Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Elected Commitment Increasing Lender or the Elected Commitment Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Committed Loans of each of the other Lenders (and such other Lenders hereby agree to sell such interests and participations and to take all such further action to effectuate such sale) such that each Lender (including any Elected Commitment Increasing Lender and any Elected Commitment

47 Additional Lender, as applicable) shall hold its applicable percentage of the outstanding Committed Loans (and participation interests) after giving effect to the increase in the Revolving Loan Commitment. (d) Upon its receipt of a duly completed Elected Commitment Increase Certificate or an Elected Commitment Additional Lender Certificate, as applicable, executed by the Borrower and the Elected Commitment Increasing Lender or the Elected Commitment Additional Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.16(b)(vii) and the Administrative Questionnaire referred to in Section 2.16(b)(vii), if applicable, the Administrative Agent shall accept such Elected Commitment Increase Certificate or Elected Commitment Additional Lender Certificate and record the information contained therein in the Register maintained by the Administrative Agent pursuant to Section 10.06(c). No increase in the Revolving Loan Commitment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.16(d). (e) Upon any increase in the Revolving Loan Commitment pursuant to this Section 2.16, (i) each Lender’s applicable percentage shall be automatically deemed amended to the extent necessary so that each such Lender’s applicable percentage equals the percentage of the Revolving Loan Commitment represented by such Lender’s Elected Commitment, in each case, after giving effect to such increase. (f) Schedule 2.01 to this Agreement shall be automatically deemed amended to reflect any changes in the applicable percentages of the Lenders other than any Elected Commitment Increasing Lenders or Elected Commitment Additional Lenders pursuant to the foregoing clause (i). TAXES, YIELD PROTECTION AND ILLEGALITY Section 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law. (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of clause (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law. (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

48 (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Forms W-8BEN, W-8BEN-E or applicable W-8 claiming eligibility for benefits of an income tax treaty to which the United States is a party; (ii) duly completed copies of Internal Revenue Service Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Forms W-8BEN, W-8BEN-E or applicable W-8; or (iv) any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower to determine the withholding or deduction required to be made. Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the

49 Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This clause (f) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person. Notwithstanding anything to the contrary in this clause (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this clause (f), the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. Section 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Section 3.03 Inability to Determine Rates. If the Majority Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such

50 Committed Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein. Notwithstanding the foregoing, if the Administrative Agent (i) determines that the circumstances described in clause (b) of this section have arisen and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in clause (a) of this section have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans or (iii) new syndicated loans have started to adopt a new benchmark interest rate, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that to the extent that the Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Administrative Agent shall administer such alternate rate of interest in a manner determined by the Administrative Agent in consultation with the Borrower. Notwithstanding anything to the contrary, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), the Base Rate shall apply without regard to clause (iii) of the definition thereof. Provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Section 3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e); (ii) subject any Lender to any tax of any kind whatsoever with respect to its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves or other liabilities attributable thereto (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting to or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such

51 Committed Loan), to increase the cost to such Lender of participating in, issuing or maintaining, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. (b) Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or liquidity, or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Committed Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof). (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Committed Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Committed Loan provided that the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice. Section 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Committed Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Committed Loan (whether

52 voluntary, mandatory, automatic, by reason of acceleration, or otherwise) (including, for avoidance of doubt, any payments pursuant to clause (b) of Section 2.06); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Committed Loan) to prepay, borrow, continue or convert any Committed Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower (including by reason of a revocation of notice of prepayment pursuant to the further proviso in the first sentence of Section 2.06(a); or (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Committed Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Committed Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. Section 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Committed Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13. Section 3.07 Survival. All of the Borrower’s obligations, and any corresponding Lenders’ obligations, under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS Section 4.01 Conditions to Existing Credit Agreement. The initial Committed Loans under this Agreement shall become available and this Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived by each Lender party hereto on the Closing Date):

53 (a) Loan Documents. The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders: (i) this Agreement, (ii) the Guaranty, (iii) the Security Agreement and (iv) a Note executed by the Borrower in favor of each Lender requesting a Note, in each case, executed by the relevant parties. (b) Collateral Matters; Title. The Administrative Agent shall have received: (i) all certificates, agreements or instruments representing or evidencing the Pledged Equity, if any, accompanied by instruments of transfer and undated stock powers endorsed in blank; (ii) UCC financing statements in appropriate form for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office; and (iii) certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those states in which any Loan Party is organized and such other searches that are required by the Security Agreement or that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Liens permitted by Section 7.01). (c) Corporate Documents; Certificates. The Administrative Agent’s receipt of the following, in each case, in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders: (i) a duly authorized and executed certificate of a Responsible Officer of each Loan Party dated the Closing Date, certifying (x) that attached thereto is a true and complete copy of each Organization Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (y) that attached thereto is a true and complete copy of resolutions duly adopted by such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another Responsible Officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (b)(i); (ii) a certificate as to the good standing of each Loan Party (in so-called “long-form” (if available)) as of a recent date, from the applicable Secretary of State (or other applicable Governmental Authority) for the jurisdiction of each such Loan Party’s incorporation or organization; (iii) a certificate dated the Closing Date and signed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Sections 4.01(g), (h), (i) and (j); and

54 (iv) a solvency certificate in the form of Exhibit F, dated the Closing Date and signed by the chief financial officer of the Borrower. (d) Financial Statements; Pro Forma Balance Sheet; Projections. The Administrative Agent and the Lenders shall have received and shall be satisfied with the form and substance of the Initial Financial Statements. (e) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself and the Lenders, customary written opinion of Winston and Strawn, LLP, counsel for the Loan Parties (x) dated as of the Closing Date, (y) addressed to the Administrative Agent and the Lenders and (z) covering such matters relating to the Loan Parties, the Loan Documents and the Transactions as the Administrative Agent shall reasonably request. (f) Evidence of Insurance. The Administrative Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Lenders, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral. (g) Indebtedness. After giving effect to the Transactions and the other transactions contemplated hereby, the Borrower and its Restricted Subsidiaries shall not have any outstanding Indebtedness other than (i) the Obligations pursuant to the Loan Documents and (ii) other Indebtedness permitted to be incurred and remain outstanding pursuant to Section 7.03. (h) Representations and Warranties. Each of the representations and warranties of the Borrower and each other Loan Party contained in Article V of this Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or if such representation or warranty is qualified by or subject to a “materiality”, “material adverse effect”, “material adverse change” or any similar term or qualification, such representation or warranty shall be true and correct in all respects) on and as of the date of the Closing Date (and immediately after giving effect to the Transactions), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects(or if such representation or warranty is qualified by or subject to a “materiality”, “material adverse effect”, “material adverse change” or any similar term or qualification, such representation or warranty shall be true and correct in all respects), as of such earlier date. (i) No Default. At the time of, and immediately after giving effect to the Transactions on the Closing Date and the application of the proceeds of any Committed Loan pursuant to this Agreement, no Default or Event of Default shall have occurred and be continuing on such date. (j) Closing Date Refinancing. The Closing Date Refinancing shall have been consummated, or substantially simultaneously with the making of the initial Committed Loans hereunder shall be consummated, and all Indebtedness (other than Indebtedness permitted under Section 7.03) in connection therewith shall have been, or substantially simultaneously with the making of the initial Committed Loans hereunder shall be paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and Liens (if any) in respect thereof discharged and released. (k) USA PATRIOT Act. The Administrative Agent and the Lenders shall have received at least three Business Days prior to the Closing Date, the documentation and information required under applicable “know your customer” and anti-money laundering rules and regulations, including without

55 limitation, the information required under Section 10.17; provided that the Administrative Agent or any such Lender shall have requested such documentation and information at least seven days prior to the Closing Date. Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Section 4.02 Conditions to All Loans. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent: (a) After giving effect to such Committed Loan and the application by the Administrative Agent of the proceeds thereof, the total Revolving Loan Exposures shall not exceed the Revolving Loan Commitment. (b) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or if such representation or warranty is qualified by qualified by or subject to a “materiality”, “material adverse effect”, “material adverse change” or any similar term or qualification, such representation or warranty shall be true and correct in all respects) on and as of the date of such Committed Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, in all material respects(or if such representation or warranty is qualified by or subject to a “materiality”, “material adverse effect”, “material adverse change” or any similar term or qualification, such representation or warranty shall be true and correct in all respects), as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clause (a) of Section 5.05 shall be deemed, from and after the first delivery of financial statements pursuant thereto, to refer to the most recent statements furnished pursuant to clause (a) of Section 6.01. (c) No Default or Event of Default shall exist, or would result from such proposed Committed Loan or from the application of the proceeds thereof. Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a), Section 4.02(b) or Section 4.02(c) have been satisfied on and as of the date of the applicable Committed Loan. REPRESENTATIONS AND WARRANTIES The Borrower, on behalf of itself and each Restricted Subsidiary, represents and warrants to the Administrative Agent and the Lenders that: Section 5.01 Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the

56 Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation that is material to the Loan Parties to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first-priority nature thereof) or (d) the exercise by the Administrative Agent or the Lenders of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect, (ii) authorizations, approvals, actions, notices and filings in connection with the enforcement of pledges of, and the sale of, the Pledged Equity in connection therewith, (iii) authorizations, approvals, actions, notices and filings required in connection with the additional mortgage and security interests required to be granted under this Agreement; (iv) routine authorizations, approvals, actions, notices and filings in the ordinary course of business (e.g. tax filings, annual reports, environmental filings, etc.); (v) authorizations, approvals and consents necessary in connection with the Borrower’s mineral class leases with the general land office of the State of Texas; and (vi) the periodic filing of continuation statements under the UCC, and (vii) authorizations, approvals, actions, notices and filings the failure of which to obtain, take or make could not reasonably be expected to have a Material Adverse Effect. Section 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms. Section 5.05 Financial Statements; No Material Adverse Effect. (a) The Initial Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, in accordance with and as required by GAAP, all material indebtedness and other material liabilities, direct or contingent, of the

57 Borrower and its Restricted Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and material Indebtedness. (b) The unaudited pro forma financial statements delivered by the Borrower pursuant to Section 4.01(d) have, in each case, been prepared in good faith by the Borrower, based on the assumptions stated therein (which assumptions are believed by the Borrower on the Closing Date to be reasonable in light of current conditions and facts then known to the Borrower), are based on the information available to the Borrower as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions, and present fairly in all material respects the pro forma consolidated financial position and results of operations of the Borrower and its Restricted Subsidiaries as of such date and for such periods, assuming that the Transactions had occurred on such date or as of the beginning of such period, as the case may be. (c) The forecasts of financial performance of the Borrower and its Restricted Subsidiaries delivered by the Borrower pursuant to Section 4.01(d) have, in each case, been prepared in good faith by the Borrower and based on assumptions believed by the Borrower to be reasonable at the time such forecasts were provided (and on the Closing Date in the case of forecasts provided prior to the Closing Date) (it being recognized, however, that projections as to future events are not to be viewed as facts and that actual results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Loan Parties make no representation that such projections will be realized). (d) Since December 31, 2019, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the Transactions or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has been no change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described in Schedule 5.06 that could reasonably be expected to have a Material Adverse Effect. Section 5.07 No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. Section 5.08 Ownership of Property; Liens. (a) Each Loan Party and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01. Section 5.09 Environmental Compliance. (a) The Loan Parties and their respective Subsidiaries are in compliance with all existing Environmental Laws and have not received any claims alleging potential

58 liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, except as specifically disclosed in Schedule 5.09, such Environmental Laws and except for such non-compliance or claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (b) As of the Closing Date and except (i) as otherwise set forth in Schedule 5.09 or (ii) to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the National Priorities List under 42 USC § 9605(a)(8)(B) or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in quantities or in a manner as to create Environmental Liability. (c) As of the Closing Date and except (i) as otherwise set forth in Schedule 5.09 or (ii) to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that is reasonably expected to result in material Environmental Liability to any Loan Party or any of its Subsidiaries; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material Environmental Liability to any Loan Party or any of its Subsidiaries. Section 5.10 Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured (a) with financially sound and reputable insurance companies in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and/or (b) through a system or systems of self-insurance which are in accord with sound practices of similarly situated corporations of established reputation maintaining such systems and with respect to which the Borrower or such Restricted Subsidiary maintain adequate insurance reserves in accordance with GAAP and in accordance with sound actuarial and insurance principles. Section 5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Neither the Borrower nor any Subsidiary has received written notice of any proposed tax assessment against it that could reasonably be expected to have a Material Adverse Effect. Section 5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws except for such events of noncompliance which could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect. (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be

59 expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) Except to the extent the same could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA. Section 5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are (in the case of corporate securities) fully paid and non-assessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents or permitted by Section 7.01. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. Section 5.14 Margin Regulations; Investment Company Act. (a) Neither the making of any Committed Loan hereunder nor the use of the proceeds thereof will violate Regulation T, Regulation U or Regulation X. (b) No Loan Party or Restricted Subsidiary of a Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940. Section 5.15 Disclosure. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when taken together with all other information previously furnished or that is publicly available, contains as of the date so furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time. There are no statements or conclusions in any Engineering Report which are based upon or include, as of the date of such Engineering Report, misleading information or fail to take into account, as of the date of such Engineering Report, material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Engineering Report are necessarily based upon professional opinions, estimates and projections and that the Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

60 Section 5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Section 5.17 Solvency. The Loan Parties are, together with their Subsidiaries on a Consolidated basis, Solvent. Section 5.18 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 5.19 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Restricted Subsidiaries as of the Closing Date and neither the Borrower nor any Restricted Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Section 5.20 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first-priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except as expressly contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens. Section 5.21 Engineered Oil and Gas Properties. (a) The Borrower or another Loan Party has good and defensible title to all Engineered Oil and Gas Properties, free and clear of all Liens except as permitted pursuant to Section 7.01 and Immaterial Title Deficiencies. With the exception of Immaterial Title Deficiencies, all such Oil and Gas Properties are valid, subsisting, and in full force and effect, and all material rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Loan Parties’ Proved Reserves, and with the exception of Immaterial Title Deficiencies, the Loan Parties’ share of (a) the costs for each Engineered Oil and Gas Property is not greater than the decimal fraction set forth in the most recent Engineering Report, before and after payout, as the case may be, and described therein by the respective designations “working interests”, “WI”, “gross working interest”, “GWI” or similar terms and (b) production from, allocated to, or attributed to each Engineered Oil and Gas Property is not less than the decimal fraction set forth in the most recent Engineering Report, before and after payout, as the case may be, and described therein by the designations “net revenue interest”, “NRI” or similar terms. Except to the extent constituting an Immaterial Title Deficiency, each well drilled in respect of each Engineered Oil and Gas Property described in the Engineering Report (y) is capable of, and is presently, producing Hydrocarbons in commercial quantities, and the applicable Loan Party is currently receiving payments for its share of production, with no material funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders and other usual and customary suspense accounts, and (z) has been drilled, bottomed, completed, and operated in compliance in all material respects with all applicable Laws and no such well which is currently producing hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. To the Borrower’s

61 knowledge, there are no unrecorded assignments or conveyances affecting the Engineered Oil and Gas Properties or any Loan Party’s interest therein that would result in the Borrower or its Restricted Subsidiaries having a WI or NRI that is less than the WI/NRI set forth in the Engineering Report, except the interests of Sierra Madera CO2 Pipeline LP and Symbol Energy Inc., which constitute Immaterial Title Deficiencies. (b) The Engineered Oil and Gas Properties (and all properties unitized therewith) are, in all material respects, being (and, to the extent the same could materially and adversely affect the ownership or operation of the Engineered Oil and Gas Properties after the date hereof, to the applicable Loan Party’s knowledge, have in the past been) maintained, operated and developed in a good and workmanlike manner, in accordance with prudent industry standards and in conformity with all applicable Laws and in conformity with all oil, gas or other mineral leases and other contracts and agreements forming a part of the Engineered Oil and Gas Property and in conformity with the Permitted Encumbrances. No Engineered Oil and Gas Property is subject to having allowable production after the date hereof reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and none of the wells located on the Engineered Oil and Gas Properties (or properties unitized therewith) are or will be deviated from the vertical more than the maximum permitted by applicable Laws, regulations, rules and orders, and such wells are bottomed under and producing from, with the well bores wholly within, the Engineered Oil and Gas Properties (or, in the case of wells located on properties unitized therewith, such unitized properties). There are no dry holes, or otherwise inactive wells, located on the Engineered Oil and Gas Properties or on lands pooled or unitized therewith, except for wells that have been properly plugged and abandoned or for which appropriate plugging and abandonment has been scheduled. Each Loan Party has all material governmental licenses and permits reasonably necessary or appropriate to own and operate its Engineered Oil and Gas Properties, and no Loan Party has received notice in writing of any material violations in respect of any such licenses or permits. Section 5.22 Sale of Production. Except (x) as of the Closing Date, as set forth in Schedule 5.22, or (y) for matters that constitute Immaterial Title Deficiencies: (a) No Engineered Oil and Gas Property is subject to any material contractual or other arrangement (i) whereby payment for production is or can be deferred for a substantial period after the month in which such production is delivered (in the case of oil, not in excess of 60 days, and in the case of gas, not in excess of 90 days) or (ii) whereby payments are made to a Loan Party other than by checks, drafts, wire transfer advises or other similar writings, instruments or communications for the immediate payment of money; (b) (i) No Engineered Oil and Gas Property is subject to any material contractual or other arrangement for the sale, processing or transportation of production (or otherwise related to the marketing of production) which cannot be canceled on 120 days’ (or less) notice and (ii) all material contractual or other arrangements for the sale, processing or transportation of production (or otherwise related to the marketing of production) are bona fide arm’s length transactions made with third parties not affiliated with Loan Parties; (c) Each Loan Party is presently receiving a price for all production (other than gas used for operations at a field location) from (or attributable to) each Engineered Oil and Gas Property covered by a production sales contract or marketing contract that is computed in accordance with the terms of such contract, and no Loan Party is having deliveries of production from such Engineered Oil and Gas Property curtailed substantially below such property’s delivery capacity, except for curtailments caused (i) by an act or event of force majeure, or (ii) by routine maintenance requirements in the ordinary course of business;

62 (d) No Loan Party, nor, to such Loan Party’s knowledge, any Loan Party’s predecessors in title, has received prepayments (including payments for gas not taken pursuant to “take or pay” or other similar arrangements) for any oil, gas or other hydrocarbons produced or to be produced from any Engineered Oil and Gas Properties after the date hereof; (e) No Engineered Oil and Gas Property is subject to any “take or pay” or other similar arrangement (i) which can be satisfied in whole or in part by the production or transportation of gas from other properties or (ii) as a result of which production from any Engineered Oil and Gas Property may be required to be delivered to one or more third parties without payment (or without full payment) therefor as a result of payments made, or other actions taken, with respect to other properties; (f) There is no Engineered Oil and Gas Property with respect to which any Loan Party, or, to such Loan Party’s knowledge, any Loan Party’s predecessors in title, has, prior to the date hereof, taken more (“overproduced”), or less (“underproduced”), in any material respect, gas from the lands covered thereby (or pooled or unitized therewith) than its ownership interest in such Engineered Oil and Gas Property would entitle it to take; and as of the Closing Date, Schedule 5.22 accurately reflects, in all material respects, for each well or unit with respect to which such an imbalance is shown thereon to exist, (i) whether such Loan Party is overproduced or underproduced and (ii) the volumes (in cubic feet or British thermal units) of such overproduction or underproduction and the effective date of such information; (g) No Engineered Oil and Gas Property is subject to a gas balancing arrangement under which one or more third parties may take a portion of the production attributable to such Engineered Oil and Gas Property without payment (or without full payment) therefor as a result of production having been taken from, or as a result of other actions or inactions with respect to, other properties; and (h) No Engineered Oil and Gas Property is subject at the present time to any regulatory refund obligation and, to such Loan Party’s knowledge, no facts exist which might cause the same to be imposed. Section 5.23 OFAC. (a) Neither the Borrower, nor any of its Subsidiaries, nor, to its knowledge, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction. (b) The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions or any Laws related thereto. Section 5.24 Anti-Corruption Laws. The Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption Laws (including FCPA) and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws. Section 5.25 PATRIOT Act. The Borrower and its Subsidiaries are in compliance in all material respects with all applicable anti-money laundering Laws and regulations, including without limitation the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act (the “PATRIOT Act”).

63 AFFIRMATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Committed Loan or other Obligation owing to any Lender or to the Administrative Agent hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to: Section 6.01 Financial Statements. Deliver to the Administrative Agent and the Lenders as contemplated by the last paragraph of Section 6.02: (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (except for any such going concern qualification pertaining to the maturity of the credit facility provided pursuant to this Agreement within 12 months of the relevant audit) or with respect to the absence of any material misstatement, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; (c) if there shall be any Unrestricted Subsidiaries at the end of any fiscal period in respect of which any consolidated financial statements referred to in Sections 6.01(a) and (b), above is delivered, concurrently with such delivery, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of such Unrestricted Subsidiaries from such consolidated financial statements; (d) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Borrower and its Subsidiaries on a Consolidated basis, including forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Majority Lenders, of consolidated balance sheets and statements of income or operations of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year;

64 (e) by April 1 of each year, commencing April 1, 2021, an Engineering Report prepared as of the preceding January 1 by Ryder Scott Company, L.P., or other independent petroleum engineers chosen by the Borrower and reasonably acceptable to the Administrative Agent, concerning all Oil and Gas Properties owned by any Loan Party which are located within the geographic boundaries of the United States and which have attributable to them Proved Reserves. Such report shall be reasonably satisfactory to the Administrative Agent, shall be prepared using PV9 Pricing, shall take into account any “overproduced” status under gas balancing arrangements, and shall contain information and analysis consistent in form and scope in all material respects to that contained in the Initial Engineering Report. Such report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of the Borrower which distinguishes) (i) the Oil and Gas Properties owned by each Loan Party and (ii) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral; (f) by October 1 of each year, commencing October 1, 2021, an Engineering Report prepared as of the preceding July 1 (or the last day of the preceding calendar month in the case of a Special Determination) by petroleum engineers who are employees of the Borrower (or, at the option of Borrower, by the independent engineers named above or selected in accordance with clause (e) above), together with an accompanying report on property sales, property purchases and changes in categories that have occurred since the date of the prior Engineering Report, both in the same form and scope as the reports in clause (e) above. As to any information contained in materials furnished pursuant to Section 6.02(c), the Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in clauses (a) and (b) above at the times specified therein. Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent and the Lenders as contemplated by the last paragraph of this Section 6.02: (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower; (b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Restricted Subsidiary, or any audit of any of them; (c) promptly after the same are available, copies of all annual, regular, periodic and special reports, registration statements and proxy statements which the Borrower may file or be required to file with the SEC under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto; (d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement relating to Indebtedness with a principal amount in excess of the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02; (e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or

65 comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; (f) not later than five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement relating to Indebtedness with a principal amount in excess of the Threshold Amount and regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request; (g) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any materially adverse restrictions on ownership, occupancy, use or transferability under any Environmental Law; (h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrower shall notify the Administrative Agent and each Lender (by telecopier, facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower hereby acknowledges that the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”). Section 6.03 Notices. Promptly notify the Administrative Agent and each Lender:

66 (a) of the occurrence of any Default or Event of Default known to any Responsible Officer, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposed to take with respect thereto; (b) of any matter (other than matters of a general economic or industry-specific nature) that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; (c) of the occurrence of any ERISA Event that would result in a Material Adverse Effect; (d) of any material change in accounting policies or financial reporting practices by the Borrower or any Restricted Subsidiary; and (e) of the occurrence of any Royalty Trust Redetermination Trigger Event. Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Section 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Restricted Subsidiary, except for such amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by Law become a Lien (other than any Lien permitted exist in accordance with Section 7.01) upon its property. Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or Section 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non- preservation of which could reasonably be expected to have a Material Adverse Effect. Section 6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities. Section 6.07 Maintenance of Insurance. (a) Maintain (at its own expense) insurance for its property with financially sound and reputable insurance companies in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of

67 established repute engaged in the same or similar businesses operating in the same or similar locations; provided, however, that in lieu of any such insurance, the Borrower or any of its Restricted Subsidiaries may maintain a system or systems of self-insurance which are in accord with sound practices of similarly situated corporations of established reputation maintaining such systems and with respect to which the Borrower or such Restricted Subsidiary shall maintain adequate insurance reserves in accordance with GAAP and in accordance with sound actuarial and insurance principles. All insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to the Administrative Agent as its interests may appear, (ii) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without ten days prior notice to the Administrative Agent, and (iii) to provide for any other matters specified in any applicable Collateral Document. Each Loan Party shall at all times maintain insurance against its liability for injury to persons or property with financially sound and reputable insurers in such amounts, with such limitations or deductibles, against such risks, and in such form as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. (b) Reimbursement under any liability insurance maintained by Loan Parties pursuant to this Section 6.07 may be paid directly to the Person who has incurred the liability covered by such insurance. With respect to any loss involving damage to Collateral, each Loan Party will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance maintained by each Loan Party pursuant to this Section 6.07 shall be paid to such Loan Party by the Administrative Agent as reimbursement for the costs of such repairs or replacements as such repairs or replacements are made or acquired; provided that the Administrative Agent shall be entitled (but not obligated) to retain and apply such proceeds as Collateral during the continuance of any Event of Default. Section 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. Section 6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Restricted Subsidiary, as the case may be. Section 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. Section 6.11 Use of Proceeds. The Borrower shall apply the proceeds of the Committed Loans for the Closing Date Refinancing and for general corporate purposes, including to provide working capital for the Borrower and its Subsidiaries, the issuance of letters of credit, capital expenditures and acquisitions

68 by the Borrower and its Subsidiaries of oil and gas properties and other assets related to the exploration, production and development of oil and gas properties. Section 6.12 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (excluding (x) any CFC or any Subsidiary that is held directly or indirectly by a CFC, (y) any Unrestricted Subsidiary and (z) any Immaterial Subsidiary (except that up to 66% of the Equity Interest in a CFC held directly by the Borrower or any Subsidiary, other than a Subsidiary described in clause (x), (y) or (z) above, is subject to pledge as contemplated by clause (ii) below)) by any Loan Party, then the Borrower shall, at the Borrower’s expense: (i) within 20 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents; (ii) subject in the case of Oil and Gas Properties to Section 6.12(b), within 30 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust. Security Agreement Supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Equity in and of such Subsidiary, and other instruments required under the Security Agreement) securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such real and personal properties; provided, however, that notwithstanding the foregoing, neither the Borrower nor any Subsidiary will be required to grant a security interest in the Equity Interest of any (i) CFC in excess of 66% of the Equity Interest of such CFC, (ii) Immaterial Subsidiary or (iii) Unrestricted Subsidiary; (iii) subject in the case of Oil and Gas Properties to Section 6.12(b), within 30 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust. Security Agreement Supplements and security and pledge agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms; and (iv) within 60 days after such formation or acquisition (or such longer period as the Administrative Agent may in its discretion approve), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii), above, and as to such other matters as the Administrative Agent may reasonably request.

69 (b) If the report or certificate delivered under Section 6.01(e) or Section 6.01(f) does not confirm that the Obligations are secured by first-priority Liens covering and encumbering at least 85% of the PV9 Pricing of the Proved Reserves, in each case, attributable to the Engineered Oil and Gas Properties (without taking into account any adjustments for hedging), then (i) within 30 days of the delivery of such report or certificate (or such longer period as may be appropriate in the sole discretion of the Administrative Agent), the Loan Parties that own Engineered Oil and Gas Properties shall execute and deliver mortgages and deeds of trust (or supplements with respect thereto) in form and substance reasonably acceptable to the Administrative Agent, together with such other assignments, conveyances, amendments, agreements and other writings (each duly authorized and executed) and together with such certificates and opinions of counsel with respect thereto, in each case as the Administrative Agent shall deem necessary to grant, evidence and perfect the first-priority Liens on such additional properties required by this Section 6.12(b) and (ii) upon the request of the Administrative Agent, which request shall not be made more than once per calendar year so long as no Default or Event of Default is then continuing, evidence of title reasonably satisfactory to the Administrative Agent with respect to such additional properties, but only to the extent necessary such that the Borrower shall have delivered evidence of title covering Engineered Oil and Gas Properties subject to the Mortgages comprising at least 70% of the total PV9 Pricing of the Proved Reserves attributable to the Engineered Oil and Gas Properties required by this Section 6.12(b) to be subject to the Mortgages; provided, however, that the requirements of this Section 6.12(b) shall not apply to any Oil and Gas Properties as to which the Administrative Agent shall determine in its reasonable discretion, after consultation with the Borrower, that the costs and burden of obtaining such evidence of title are excessive in relation to the value of the benefits afforded thereby. (c) Notwithstanding anything to the contrary contained herein, SandRidge E&P shall only be required to pledge its Equity Interests in the Royalty Trusts. Furthermore, the Royalty Trusts shall not be required to become Loan Parties and their Oil and Gas Properties shall not be required to become subject to any mortgage as may otherwise be required under this Section 6.12 or any Collateral Document. Section 6.13 Compliance with Environmental Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, (a) comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; (b) obtain and renew all Environmental Permits necessary for its current operations and properties; and (c) conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is not required by applicable Environmental Laws or being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP. Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (ii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any

70 other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so. Section 6.15 Production Proceeds. Notwithstanding that, by the terms of the various Mortgages, certain Guarantors and Borrower are and will be assigning to the Administrative Agent and Lenders all of the “Production Proceeds” (as defined therein) accruing to the property covered thereby, so long as no Event of Default has occurred such Loan Parties may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Mortgages, which Liens are hereby affirmed and ratified. Upon the occurrence of an Event of Default, the Administrative Agent and Lenders may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all Production Proceeds then held by Loan Parties or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Administrative Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Mortgages, nor shall any release of any Production Proceeds by the Administrative Agent or Lenders to Loan Parties constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Administrative Agent or Lenders to collect other Production Proceeds thereafter. Section 6.16 Anti-Corruption, Anti-Terrorism and Anti-Money Laundering Laws. Conduct its businesses in compliance in all material respects with all applicable anti-corruption Laws, applicable anti- terrorism Laws and applicable anti-money laundering Laws and maintain policies and procedures designed to promote and achieve compliance with such Laws. Section 6.17 Post-Closing Changes. The Borrower shall notify the Administrative Agent within 30 days of any change made to a Loan Party’s name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in the schedules to the Security Agreement. Section 6.18 Accounts. (a) Within 45 days after the Closing Date (or such later date as the Administrative Agent shall reasonably agree), the Loan Parties shall execute and deliver to the Administrative Agent one or more Control Agreements with respect to each Deposit Account, Securities Account and Commodity Account (other than to the extent constituting an Excluded Account) held or maintained by or for the benefit of a Loan Party on the Closing Date, executed and delivered by a duly authorized Responsible Officer of such Loan Party in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, or otherwise cause such Deposit Account, Securities Account and/or Commodity Account, as applicable, to become and thereafter remain continually subject to the “control” (within the meaning of Section 9-104 or Section 9-106 of the UCC, as applicable) of the Administrative Agent pursuant to arrangements that are reasonably satisfactory to the Administrative Agent. (b) The Borrower will, and will cause each other Loan Party to, in connection with any Deposit Account, Securities Account and Commodity Account (other than Excluded Accounts, but only for so long as it is an Excluded Account) established, held, acquired, assumed, or otherwise maintained after the Closing Date, promptly, but in any event within 45 days of the establishment, acquisition, or assumption of such account (or, in the case of a Deposit Account or Securities Account that ceases to be an Excluded Account, within 45 days after cessation of its status as an Excluded Account) or by such later date as the Administrative Agent shall reasonably agree, deliver a Control Agreement executed by a duly authorized Responsible Officer of such Loan Party in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, otherwise cause such Deposit Account, Securities Account and/or Commodity Account, as applicable, to become and thereafter remain continually subject to the “control” (within the

71 meaning of Section 9-104 or Section 9-106 of the UCC, as applicable) of the Administrative Agent; provided that, notwithstanding the foregoing, (x) each such account referred to in this clause (b) shall be permitted to be maintained as an Excluded Account (and shall comply with the requirements set forth in such definition), for all periods of time from the date of establishment, acquisition or assumption thereof by a Loan Party through the date on which such Control Agreement or other satisfactory control arrangements are established and (y) other than any Deposit Account, Securities Account or Commodity Account held by a Lender during such 45 day period, neither the Company nor any other Restricted Subsidiary shall be permitted to deposit into or maintain any assets in any Deposit Account, Securities Account or Commodity Account (other than Excluded Accounts, but only for so long as it is an Excluded Account) unless such Deposit Account, Securities Account or Commodity Account is subject to such a Control Agreement or other satisfactory control arrangement. Section 6.19 Post-Closing Covenant. Except as otherwise agreed by the Administrative Agent in its sole discretion, the Borrower shall, and shall cause each of the other Loan Parties to, deliver each of the documents, instruments and agreements and take each of the actions set forth on Schedule 6.19 within the time periods set forth therein (or such longer time periods as determined by the Administrative Agent in its sole discretion). NEGATIVE COVENANTS So long as any Lender shall have any Commitment hereunder, any Committed Loan or other Obligation owing to any Lender or to the Administrative Agent hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly: Section 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following: (a) Liens pursuant to any Loan Document; (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(c), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(c); (c) Liens for taxes and other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (d) operators’, carriers’, landlords’, suppliers’, workers’, construction, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 90 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation or other liabilities of a like nature, other than any Lien imposed by ERISA;

72 (f) Liens to secure the performance of bids, trade contracts and leases (other than Indebtedness), licenses, statutory obligations, surety and appeal bonds, performance bonds, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (g) (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and (ii) Immaterial Title Deficiencies; (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h); (i) Liens on pipelines and pipeline facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that do not constitute Indebtedness and that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (j) customary contractual Liens under operating lease agreements or which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the Oil and Gas Business and are for obligations that do not constitute Indebtedness and that are not delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause (j) does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of such property subject thereto; (k) Permitted Encumbrances; (l) Liens existing on assets at the time of acquisition thereof, or Liens existing on assets of any Person at the time such Person became a Subsidiary, which in each case were not created in contemplation thereof; (m) UCC financing statements filed in connection with an operating lease under which the Borrower or a Restricted Subsidiary is the lessee; (n) [reserved]; (o) Liens on Electrical Assets securing Indebtedness permitted by Section 7.03(b) or Section 7.03(c); (p) Liens securing obligations and liabilities of Borrower and any Restricted Subsidiary under Swap Contracts with Eligible Secured Swap Counterparties to the extent such Swap Contracts are permitted hereunder; provided that the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and its Restricted Subsidiaries) $5,000,000 at any one time;

73 (q) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, lease, repair, replacement, construction or improvement (as applicable) being financed with such Indebtedness, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness or the assets subject to such Capital Lease, as applicable, and (iii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; (r) Liens in favor of banking and other financial institutions arising by operation of law or otherwise encumbering deposits held by such banking institution or securities and other financial assets held by such financial institution (in each case including the right of set-off) and which are within the general parameters customary in the banking industry or the securities brokerage industry, as applicable; (s) Liens not otherwise permitted by this Section 7.01; provided that the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to the Borrower and its Restricted Subsidiaries) $5,000,000 at any one time; and (t) Liens on Cash and Cash Equivalents securing obligations incurred in the ordinary course of business for letters of credit to the extent permitted under Section 7.03(p). Section 7.02 Investments. Make any Investments, except (in each case, as approved by the board of directors (or equivalent governing body) of the Borrower in accordance with its Organization Documents or in accordance with a budget or other similar action approved by the board of directors (or equivalent governing body) of the Borrower): (a) Investments held by the Borrower or such Restricted Subsidiary in the form of Cash Equivalents; (b) advances to officers, directors and employees of the Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes; (c) Investments of the Borrower in any now existing or hereafter acquired wholly-owned Restricted Subsidiary and Investments of any Restricted Subsidiary in the Borrower or in another now existing or hereafter acquired wholly-owned Restricted Subsidiary; provided, however, that (i) in the case of any Investment made by a Loan Party in any Restricted Subsidiary that is not a Loan Party, (x) the Borrower shall be in compliance with the Available Amount Conditions at the time of such Investment and (y) the amount of such Investments shall not, in the aggregate, exceed the Available Amount at such time and (ii) in the case of an Investment constituting the acquisition from a third party of the capital stock of a Person which thereby becomes a wholly-owned Restricted Subsidiary, such Investment is permitted pursuant to another clause of this Section 7.02; (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (e) Investments in Oil and Gas Properties that will, pursuant to such Investment, become Engineered Oil and Gas Properties (or in the capital stock of Persons at least 60% of whose assets consist of Oil and Gas Properties that will, pursuant to such Investment, become Engineered Oil and Gas Properties, and which Persons will become Loan Parties pursuant to such Investment);

74 (f) Guarantees permitted by Section 7.03; (g) Investments received in connection with bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (h) Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Restricted Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms, (iii) the Borrower shall be in compliance with the Available Amount Conditions at the time of such Investment and (iv) the aggregate net amount of such Investments does not exceed the Available Amount at such time; (i) Investments under clause (a) (solely with respect to purchases or other acquisitions of capital stock) or clause (c) of the definition thereof in Persons (which become Loan Parties pursuant to such Investment) or business units, respectively, in each case whose assets consist solely of oil and gas service business assets, including drilling rigs, workover rigs, drilling fluids and other assets involved in providing services to the oil and gas upstream and midstream segments (and which assets shall become Collateral to the extent required by the terms of the Loan Documents); provided that (i) the Borrower shall be in compliance with the Available Amount Conditions at the time of such Investment and (i) the amount of such Investments shall not, in the aggregate, exceed the Available Amount at such time; (j) [reserved]; (k) Investments for consideration consisting of common stock of the Borrower; (l) capital stock, promissory notes, and other similar non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in connection with any transaction permitted by Section 7.05; (m) Investments not exceeding $5,000,000 consisting of Swap Contracts to the extent permitted under Section 7.12; (n) Investments in existence on the Closing Date and, in the case of any Investment in excess of $1,000,000, listed on Schedule 7.02, and extensions, renewals, modifications, or restatements or replacements thereof; provided that no such extension, renewal, modification, restatement or replacement shall (i) increase the amount of the original Investment or (ii) adversely affect the interest of the Lenders with respect to such original Investment or the interests of the Lenders under this Agreement and the other Loan Documents in any material respect; (o) Investments in Royalty Trusts; (p) Investments in Unrestricted Subsidiaries to the extent resulting from Dispositions permitted by Section 7.05(o); (q) subject to satisfaction of the Available Amount Conditions, other Investments (but limited, in the case of Investments of the type described in clause (a) thereof, solely to purchases or other acquisitions of capital stock) not otherwise permitted by the foregoing provisions of this Section 7.02 in an amount not to exceed the Available Amount at such time;

75 (r) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding $2,000,000; and (s) the Borrower shall be permitted to make Investments in Indebtedness of other Persons engaged in the Oil and Gas Business. Section 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents; (b) Attributable Indebtedness and Synthetic Lease Obligations created in connection with the sale-leaseback of the Electrical Assets; (c) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Permitted Refinancing thereof; (d) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any Guarantor; (e) obligations (contingent or otherwise) of the Borrower or any Restricted Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (other than customary netting arrangements); (f) Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(g); provided, however, that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (f) at any one time outstanding shall not exceed $25,000,000; (g) Indebtedness of the Borrower or a Restricted Subsidiary owing to the Borrower or a wholly-owned Restricted Subsidiary; provided that in the case of any such Indebtedness owing from a Loan Party to a non-Loan Party, (x) the Borrower shall be in compliance with the Available Amount Conditions at the time such Indebtedness is issued or incurred and (y) the amount of such Indebtedness shall not, in the aggregate, exceed the Available Amount at such time; (h) [reserved]; (i) [reserved]; (j) other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; (k) Indebtedness in respect of surety bonds obtained by the Borrower or a Restricted Subsidiary in the ordinary course of business and supporting other obligations undertaken by the Borrower or a Restricted Subsidiary in the ordinary course of business which other obligations do not constitute Indebtedness;

76 (l) Indebtedness that constitutes Junior Lien Debt and unsecured Indebtedness not otherwise permitted by this Section 7.03 in an aggregate principal amount for all Indebtedness under this clause (1) not to exceed $5,000,000 at any time outstanding; provided that (1) no Default or Event of Default has occurred and is then continuing or would result therefrom, (2) after giving effect to the incurrence of such Indebtedness, the Borrower shall be in compliance, on a pro forma basis with the Financial Covenants contained in Section 7.11, (3) [reserved] (4) such Indebtedness does not mature and requires no scheduled amortization prior to the 91st day following the Maturity Date, (5) the terms of such Indebtedness are not materially more onerous, taken as a whole, than the terms of this Agreement and the other Loan Documents, (6) if any Person Guarantees such Indebtedness, such Person shall also Guarantee the Obligations by providing a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent and (7) such Indebtedness and any guarantees and Liens in respect thereof are otherwise on terms and conditions reasonably acceptable to the Administrative Agent; (m) Indebtedness of any Person at the time such Person becomes a Restricted Subsidiary of the Borrower, or is merged or consolidated with or into the Borrower or any of its Restricted Subsidiaries, in a transaction permitted by this Agreement, and extensions, renewals, refinancings, refundings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing); provided that (i) such Indebtedness (other than any such extension, renewal, refinancing, refunding or replacement) exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of such event, (ii) other than Guarantee obligations permitted by clause (d) of this Section 7.03, neither the Borrower nor any of its other Restricted Subsidiaries shall be liable for such Indebtedness and (iii) the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, with the Financial Covenants contained in Section 7.11; (n) Indebtedness of the Borrower or any Restricted Subsidiary to the seller representing all or part of the purchase price of an Investment or acquisition permitted hereunder, or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith, and extensions, renewals, refinancings, refundings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing); provided that (i) as to any such assumed Indebtedness, such Indebtedness (other than any extension, renewal, refinancing, refunding or replacement thereof) exists at the time of such acquisition and is not created in contemplation of such event and (ii) the Borrower is in compliance, on a pro forma basis after giving effect to the assumption of such Indebtedness, with the covenants contained in Section 7.11; (o) Indebtedness arising from judgments or orders in circumstances not constituting an Event of Default under Section 8.01(h); (p) Indebtedness arising under letters of credit issued in the ordinary course of business for the account of any Loan Party; provided that the aggregate amount of such Indebtedness in respect of all such letters of credit does not exceed $10,000,000 at any time outstanding; (q) Indebtedness arising from or representing deferred compensation to employees of the Borrower or its Restricted Subsidiaries that constitute or are deemed to be Indebtedness under GAAP and that are incurred in the ordinary course of business; (r) Indebtedness arising pursuant to clause (e) of the definition thereof as a result of Liens permitted under Sections 7.01(c), (d), (e), (f), and (j); and

77 (s) obligations of the Borrower or any Restricted Subsidiary existing or arising under any Treasury Management Services Agreement. Section 7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom: (a) any Restricted Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person or (ii) any one or more other Restricted Subsidiaries; provided that when any wholly-owned Restricted Subsidiary is merging with another Restricted Subsidiary, the continuing or surviving Person shall be a wholly-owned Restricted Subsidiary; provided, further, that when any Guarantor is merging with another Restricted Subsidiary, the continuing or surviving Person shall be a Guarantor; (b) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary (and thereafter dissolve, liquidate or wind-up its affairs); provided that if the transferor in such a transaction is a wholly- owned Restricted Subsidiary, then the transferee must either be the Borrower or a wholly-owned Restricted Subsidiary; provided, further, that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor; (c) any Disposition of a Restricted Subsidiary expressly permitted by Section 7.05 may be structured as a merger, consolidation or amalgamation to which such Restricted Subsidiary is a party and as a result of which such Restricted Subsidiary ceases to be a Restricted Subsidiary; and (d) any Investment expressly permitted by Section 7.02 may be structured as a merger, consolidation or amalgamation; provided that if the Borrower is a party thereto, the Borrower shall be the continuing or surviving Person; provided, further, that the continuing or surviving Person shall be the Borrower or a Guarantor to the extent required by Section 6.12. Section 7.05 Dispositions. Make any Disposition except: (a) Dispositions of (i) obsolete or worn out property or assets, whether now owned or hereafter acquired, in the ordinary course of business or (ii) equipment that is no longer useful in the conduct of the business of the Borrower and its Restricted Subsidiaries in the ordinary course of business; (b) Dispositions of inventory (including Hydrocarbons sold after severance) in the ordinary course of business; (c) Dispositions of equipment or real property or other assets (other than (x) Oil and Gas Properties or (y) Investments in Restricted Subsidiaries) to the extent that (i) such equipment, property or other asset is exchanged for credit against the purchase price of similar replacement equipment, property or other asset or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment, property, or other assets; (d) Dispositions of property or assets by any Restricted Subsidiary to the Borrower or to a wholly-owned Restricted Subsidiary or by the Borrower to any wholly-owned Restricted Subsidiary; provided that if the transferor of such property or assets is a Loan Party, the transferee thereof must be a Loan Party;

78 (e) Dispositions permitted by Section 7.04(a) or Section 7.04(b); (f) Dispositions of Electrical Assets in the ordinary course of the Borrower’s business or otherwise approved by the board of directors (or equivalent governing body) of the Borrower in accordance with its Organization Documents or in accordance with a budget or other similar action approved by the board of directors (or equivalent governing body) of the Borrower; (g) (1) Dispositions of Oil and Gas Properties which are sold or otherwise transferred for fair market value to Persons who are not Affiliates of Borrower and (2) farm-outs of undeveloped acreage and assignments in connection with such farm-outs or the abandonment, farm-out, exchange or Disposition of Oil and Gas Properties not containing Proved Reserves; provided that that any such Disposition shall have been approved by the board of directors (or equivalent governing body) of the Borrower in accordance with its Organization Documents; (h) [reserved]; (i) Dispositions of interest in Oil and Gas Properties in respect of Immaterial Title Deficiencies in order to discharge such Immaterial Title Deficiencies or an obligation giving rise thereto; (j) Dispositions of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (k) Dispositions of Investments made pursuant to Sections 7.02(a), (d) and (g); (l) Dispositions of Oil and Gas Properties to ventures pursuant to Section 7.02(h); (m) Dispositions of assets to Royalty Trusts, and of Equity Interests in Royalty Trusts; (n) any Disposition that constitutes an Investment that is permitted pursuant to Section 7.02(h), Section 7.02(j) or Section 7.02(q); (o) Dispositions of assets comprising the Loan Parties’ salt water gathering and disposal business, or of equity interests owned by the Borrower or its Restricted Subsidiaries in persons that solely own assets of, and conduct the business of, the Loan Parties’ salt water gathering and disposal business, in each case, in the ordinary course of the Borrower’s business or otherwise approved by the board of directors (or equivalent governing body) of the Borrower in accordance with its Organization Documents or in accordance with a budget or other similar action approved by the board of directors (or equivalent governing body) of the Borrower; (p) [reserved]; and (q) other Dispositions not exceeding $10,000,000 in the aggregate in any fiscal year of the Borrower and $30,000,000 in the aggregate at all times prior to the Maturity Date; provided that, to the extent, the Borrower does not utilize all or any portion of the capacity provided pursuant to this clause (q) in any fiscal year, the Borrower shall be permitted to carry-forward any such unutilized capacity to the succeeding fiscal years. Section 7.06 [Reserved].

79 Section 7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto. Section 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (i) transactions between or among (x) the Borrower and any other Loan Party, (y) a Restricted Subsidiary that is a Loan Party and any other Restricted Subsidiary that is a Loan Party or (z) a Restricted Subsidiary that is not a Loan Party and any other Restricted Subsidiary that is not a Loan Party or (ii) payment of customary cash and non-cash compensation, including stock option and similar employee benefit plans, to directors and officers on an arm’s length basis. Section 7.09 Burdensome Agreements. After the date of this Agreement, enter into any Contractual Obligation (other than (x) this Agreement or any other Loan Document and (y) Permitted Debt Restrictions) that (a) limits the ability (i) of any Restricted Subsidiary to transfer property to the Borrower or any Guarantor, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure any of the Loan Documents or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, or amend any Contractual Obligation existing on the date of this Agreement so as to impose or make more restrictive such a limitation, in each case other than the following: (A) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(b) and Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness or property subject to a Lien permitted hereunder which secures such Indebtedness; (B) Swap Contracts and any Guarantee in respect of such Swap Contracts; (C) any encumbrances or restrictions imposed by reason of customary provisions contained in leases, licenses, joint ventures agreements and similar agreements entered into in the ordinary course of business; (D) any encumbrances or restrictions that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or capital stock not otherwise prohibited by this Agreement; (E) any restrictions regarding licenses or sublicenses by the Borrower and its Restricted Subsidiaries of intellectual property in the ordinary course of business; (F) any restrictions in a Contractual Obligation incurred in the ordinary course of business and on customary terms which prohibit transfer of assets subject of the applicable Contractual Obligation; (G) restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; (H) any restrictions contained in agreements related to Indebtedness permitted by Section 7.03(e), (m) or (n); and (I) any restriction contained in a Contractual Obligation relating to property, an interest in which has been Disposed of to a Royalty Trust, in accordance with Section 7.05. Section 7.10 Use of Proceeds. Use the proceeds of any Committed Loan, in violation of Regulation T, Regulation U or Regulation X. Section 7.11 Financial Covenants. (a) Maximum Consolidated Total Net Leverage Ratio. Commencing with the first full fiscal quarter ending after the Closing Date, permit the Consolidated Total Net Leverage Ratio as of the end of any fiscal quarter of the Borrower to exceed 3.50:1.00.

80 (b) Minimum Consolidated Interest Coverage Ratio. Commencing with the first full fiscal quarter ending after Closing Date, permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 2.25:1.00. (c) Right to Cure. In the event the Borrower fails to comply with the requirements of Section 7.11(a) 7.11(b), then respect to any failure to comply with Section 7.11(a) or 7.11(b), until the expiration of the tenth Business Day subsequent to the date the Compliance Certificate for the applicable fiscal quarter is required to be delivered pursuant to Section 6.02(a), the Borrower shall be permitted to cure any such failure to comply by requesting that such Consolidated Total Net Leverage Ratio and/or Consolidated Interest Coverage Ratio, as applicable, be recalculated by increasing Consolidated EBITDA for the fiscal quarter most recently ended by an amount equal to the proceeds of common equity issued by the Borrower or by contributions to the common equity of the Borrower received by the Borrower on or after the last day of such fiscal quarter and prior to the expiration of such ten Business Day period (and such proceeds, “Cure Proceeds”); provided that the Borrower may not exercise its right to cure under this Section 7.11(c) more than twice, in the aggregate, in any four consecutive fiscal quarter period and more than five times, in the aggregate, prior to the Maturity Date. Any increase in Consolidated EBITDA pursuant to this Section 7.11(c) shall be taken into account in calculating the Financial Covenants under Sections 7.11(a) and 7.11(b) for any four-quarter period that includes the last fiscal quarter of the four-quarter period with respect to which such cure right was exercise. If after giving effect to the foregoing recalculations, the Borrower would then be in compliance with the applicable Financial Covenant or Financial Covenants, the Borrower shall be deemed to have satisfied the requirements of such Financial Covenant or Financial Covenants as of the relevant earlier required date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach, Default or Event of Default that had occurred shall be deemed cured for the purpose of this Agreement and the other Loan Documents. Section 7.12 Hedge Transactions. Enter into any Oil and Gas Hedge Transactions which would cause the notional volume of Hydrocarbons for each of crude oil and natural gas, calculated separately, with respect to which a settlement payment is calculated under such Oil and Gas Hedge Transactions (other than basis swaps, floors and puts on volumes hedged pursuant to Swap Contracts) to exceed ninety percent (90%) of the Borrower’s or such Restricted Subsidiary’s production that may reasonably be anticipated to be produced from Proved Reserves during the period from the immediately preceding settlement date (or the commencement of such Hedge Transaction if there is no prior settlement date) to such settlement date. Notwithstanding the foregoing, the Loan Parties may purchase commodity puts and floors without limitation. Calculations in respect of the foregoing shall cover production for the immediately following 66 month period and be based on the most recently delivered Engineering Report (subject to certain adjustments as may be required by acquisitions or dispositions made subsequent to the date of such Engineering Report) and any additional information reasonably satisfactory to the Administrative Agent delivered by the Loan Parties to the Administrative Agent subsequent to the publication of the most recently delivered Engineering Report. Section 7.13 Sanctions. Directly or, to the Borrower’s knowledge, indirectly use the proceeds of any Committed Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity that, at the time of such funding, is the subject of Sanctions, or with or in any country that, at the time of such funding, is a Designated Jurisdiction, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or Administrative Agent) of Sanctions. Section 7.14 Anti-Corruption Laws. Directly or, to the Borrower’s knowledge, indirectly use the proceeds of any Committed Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar legislation in other jurisdictions.

81 Section 7.15 Prepayment of Restricted Debt. (a) Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that mandatory payments shall be permitted to the extent permitted by the applicable provisions of the intercreditor agreement applicable thereto; provided that no such mandatory payments shall be made using any funds or proceeds that may otherwise be reinvested by the Borrower), any Principal Debt Obligations or any other Indebtedness permitted under Section 7.03(c), Section 7.03(o) or Section 7.03(l) (collectively, “Restricted Debt”) or make any payment in violation of any terms of any Restricted Debt Documentation, except (i) with the proceeds of, or in exchange for, any Refinancing Indebtedness in respect thereof, (ii) the conversion of any Restricted Debt to Equity Interests (other than Disqualified Stock) of the Borrower, (iii) the redemption of any Restricted Debt with the Net Cash Proceeds of any offering of Equity Interests (other than Disqualified Stock) of the Borrower, (iv) subject to the satisfaction of the Available Amount Conditions, other prepayments, redemptions, purchases, defeasances and other payments in respect of Restricted Debt in an amount not to exceed the Available Amount at such time. (b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Restricted Debt Documentation without the consent of the Majority Lenders. EVENTS OF DEFAULT AND REMEDIES Section 8.01 Events of Default. Any of the following shall constitute an “Event of Default”: (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Committed Loan; (ii) within three Business Days after the same becomes due, any interest on any Committed Loan, or any fee due hereunder; or (iii) within five Business Days that the same has come due, any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05(a) (with respect to the Borrower only), Section 6.11, Section 6.12, Section 6.18 or Article VII; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after receipt of written notice from the Administrative Agent of the occurrence of such failure; or (d) Representations and Warranties. Any representation, warranty, or certification made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or (e) Cross-Default. (i) The Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement

82 evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any Restricted Subsidiary (excluding Immaterial Subsidiaries) is the Defaulting Party (as defined in such Swap Contract) and the Swap Termination Value owed by the Borrower or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries (excluding Immaterial Subsidiaries) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Restricted Subsidiary (excluding Immaterial Subsidiaries) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (h) Judgments. There is entered against the Borrower or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect; or (j) Invalidity of Loan Documents. Any material provision of the Loan Documents, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of the Loan Documents; or any Loan Party denies that it has any material or further liability or obligation

83 under any material provision of the Loan Documents, or purports to revoke, terminate or rescind any material provision of the Loan Documents; or (k) Change of Control. There occurs any Change of Control; or (l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to the Security Agreement or Section 4.01, Section 6.12 or Section 6.14 hereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first-priority Lien (subject to Liens permitted by Section 7.01) on any material portion of the Collateral purported to be covered by the Collateral Documents; (m) Junior Lien Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “First Lien Obligations” (or any comparable term) under, and as defined in, the Junior Lien Intercreditor Agreement under, and as defined in any Junior Lien Financing Documentation or (ii) the lien subordination provisions set forth in any Junior Lien Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Lien Debt, if applicable. Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of Majority Lenders, take any or all of the following actions: (a) declare the commitment of each Lender to make Committed Loans to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Committed Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) [reserved]; and (d) exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the obligation of each Lender to make Committed Loans shall automatically terminate, the unpaid principal amount of all outstanding Committed Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of, and without the need for notice from, the Administrative Agent or any Lender. Section 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Committed Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order: (a) First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; (b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may

84 be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them; (c) Third, to payment of that portion of the Obligations constituting accrued interest on the Committed Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them; (d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Committed Loans, amounts payable under Swap Contracts, amounts payable under Treasury Management Services Agreements, ratably among the Lenders, Lender Counterparties and the Eligible Swap Counterparties, in proportion to the respective amounts described in this clause Fourth held by them; and (e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. ADMINISTRATIVE AGENT Section 9.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Icahn Agency Services LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except to the extent Sections 9.01(b) and 9.06 expressly contemplate rights of others, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. (b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender and potential Lender Counterparty) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Section 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

85 Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct, in each case as determined in a final, non-appealable judgment by a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Committed Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Committed Loan . The Administrative Agent may consult with legal counsel (who

86 may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be either (x) an Affiliate of the Administrative Agent or (y) a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may (in consultation with the Borrower) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

87 Section 9.08 [Reserved]. Section 9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Committed Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Committed Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(j) and (k), 2.09 and 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding. Section 9.10 Collateral and Guaranty Matters. The Lenders irrevocably authorize: (a) and instruct the Administrative Agent to release (and the following shall automatically be released without any further action on the part of any Person): any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations, obligations with respect to Swap Contracts and obligations with respect to Treasury Management Services Agreements), (ii) which property is Disposed of or to be Disposed of as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, (iii) which property is owned by a Subsidiary at the time it is designated an Unrestricted Subsidiary, or (iv) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders; (b) and instruct the Administrative Agent to release (and the following Guarantors shall automatically be released without any further action on the part of any Person): (i) any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder and (ii) any Restricted Subsidiary from its obligations under any Collateral Document upon its designation as an Unrestricted Subsidiary;

88 (c) the Administrative Agent, at its option and in its discretion to subordinate or release any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or Section 7.01(j); and (d) and instruct the Administrative Agent to release (and the following shall automatically be released without any further action on the part of any Person); any Lien on any property (an interest in which has been Disposed of to a Royalty Trust) granted to or held by the Administrative Agent under any Loan Document if, and when, a Lien on such property is granted in favor of such Royalty Trust. Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. The benefit of the Collateral Documents and of the provisions of this Agreement relating to any collateral securing the Obligations shall also extend to and be available to each Lender Counterparty in respect of any Obligations owed to such Lender Counterparty under any Swap Contract. Except as set forth in Sections 10.01(f), no Lender Counterparty shall have any voting rights under any Loan Document as a result of the existence of Obligations owed to it under any Swap Contract. Section 9.11 Flood Insurance. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Regulations. The Administrative Agent will post on the Platform (or otherwise distribute to each lender in the syndicate) documents that it receives, if any, in connection with the Flood Insurance Regulations. However, the Administrative Agent reminds each Lender and Participant in the facility that, pursuant to the Flood Insurance Regulations, each federally regulated lender (whether acting as a Lender or a Participant in the facility) is responsible for assuring its own compliance with the Flood Insurance Regulations. Section 9.12 Intercreditor Agreements. Each Lender (and each Person that becomes a Lender hereunder pursuant Section 10.06) hereby irrevocably authorizes and directors the Administrative Agent to enter into any other Intercreditor Agreement on behalf of such Lender, in each case, as needed to effectuate the transactions permitted by this Agreement and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of such applicable intercreditor agreement. Without limiting the provisions of Sections 9.03 and 10.04, each Lender hereby consents to the Administrative Agent and any successor serving in such capacity and agrees not to assert any claim (including as a result of any conflict of interest) against the Administrative Agent, or any such successor, arising from the role of the Administrative Agent or such successor under the Loan Documents or any such intercreditor agreement so long as it is either acting in accordance with the terms of such documents and otherwise has not engaged in gross negligence or willful misconduct (as determined in a final and non-appealable judgment by a court of competent jurisdiction). In addition, the Administrative Agent to, without any further consent of any Lender (other than the consent as to the form of Junior Lien Intercreditor Agreement contemplated by the definition of “Junior Lien Intercreditor Agreement”), enter into a Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness permitted under Section 7.03 that is intended to be secured on a junior basis to the Liens securing the Obligations, in each case, where such Indebtedness is secured by Liens permitted under Section 7.01. The Administrative Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are

89 permitted. Any Intercreditor Agreement entered into by the Administrative Agent in accordance with the terms of this Agreement shall be binding on the Secured Parties. MISCELLANEOUS Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Majority Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (a) extend or increase the Commitment or Elected Commitment of any Lender (or reinstate any Commitment or Elected Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (c) reduce the principal of, or the rate of interest specified herein on, any Committed Loan, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate”; (d) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby; (e) change any provision of this Section 10.01 or the definition of “Majority Lenders”, “Required Lenders”, “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; (f) amend, modify or waive this Agreement or the Security Agreement so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Transactions or the definition of “Lender Counterparty”, “Hedge Transactions”, “Obligations” or “Secured Obligations” in a manner adverse to any Lender Counterparty except with the written consent of each affected Lender Counterparty; (g) release all or substantially all of the value of the Guaranty without the written consent of each Lender; (h) amend, modify or waive any condition precedent set forth in Section 4.02 as it pertains to any Revolving Loan without the consent of the Required Revolving Lenders (it being understood and agreed that the waiver of any Default or Event of Default shall only require the consent of the Required Lenders); or

90 (i) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Committed Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except as provided in clauses (a), (b), (c) and (to the extent such Defaulting Lender’s rights are directly and adversely affected thereby) (e) above. Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Junior Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding any holders of Junior Lien Debt, as expressly contemplated by the terms of such Junior Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing; provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent. Section 10.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower, the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b). (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the

91 Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

92 Section 10.03 No Waiver; Cumulative Remedies. No failure by any Person to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law. Section 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent, any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender, in connection with the enforcement of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Committed Loans issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Committed Loans. (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Committed Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. No Loan Party will, without the prior written consent of the relevant Indemnitee (which consent shall not be unreasonably withheld), effect any

93 settlement of any pending or threatened claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such Proceeding and (ii) does not include any statement as to any admission. Notwithstanding the foregoing, no Loan Party shall be liable for any settlement of any pending or threatened Proceeding effected without the Borrower’s prior written consent (which consent shall not be unreasonably withheld). (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s applicable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent). The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.13(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Committed Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. (e) Payments. All amounts due under this Section 10.04 shall be payable not later than ten Business Days after demand therefor. (f) Survival. The agreements in this Section 10.04 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. Section 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the

94 Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. Section 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of clause (d) of this Section 10.06, (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section 10.06, or (iv) to an SPC in accordance with the provisions of clause (g) of this Section 10.06 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby. Participants to the extent provided in clause (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Committed Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Committed Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (b)(i)(A) of this Section 10.06, the aggregate amount of the Commitment (which for this purpose includes Committed Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Committed Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met. (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Committed Loans or the Commitment assigned;

95 (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.06 and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee per assignment payable by the assignor (subject to Section 10.13(a)) directly to the Administrative Agent in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries. (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person. (vii) No Assignment to Defaulting Lenders. No such assignment shall be made to a Defaulting Lender. Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section 10.06, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section 10.06. (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Committed Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent

96 manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Committed Loans; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section 10.06, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04, and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 10.06. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Committed Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any

97 central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Committed Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee to the Administrative Agent in the amount of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. (h) [Reserved]. Section 10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) to credit rating agencies, the CUSIP Service Bureau and credit insurers, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available

98 other than as a result of a breach of this Section 10.07 or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower. For purposes of this Section 10.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender on a non- confidential basis prior to disclosure by the Borrower or any Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as nonpublic and confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to confidential information of a similar nature. Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and the substantive terms of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or a Lender, as applicable, in connection with the administration of this Agreement, the other Loan Documents and the Commitments. Section 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Section 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Committed Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

99 Section 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement. To the extent any inconsistency exists between this Agreement and any other Loan Document, the terms of this Agreement shall be deemed controlling. Section 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Committed Loan, and shall continue in full force and effect as long as any Committed Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. Section 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 10.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender, or (iv) any Lender is unwilling to approve any other amendment hereto which has been approved by the Required Lenders but requires approval of such Lender to be effective, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b); (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Committed Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the

100 extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; (d) in the case of an assignment resulting from clause (iv) above, such assignment will result in effectiveness of such increase or amendment; and (e) such assignment does not conflict with applicable Laws. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 10.13. Section 10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE SITTING IN NEW CASTLE COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT A PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANOTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE

101 FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. Section 10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15. Section 10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) neither the Administrative Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Administrative Agent and each Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Transactions.

102 Section 10.17 USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall promptly provide such additional information and documentation reasonably requested by any Lender or the Administrative Agent as may be necessary for such Lender or the Administrative Agent to comply with its obligations under the PATRIOT Act. Section 10.18 Electronic Execution of Assignments and Certain Other Documents. The words “execute”, “execution”, “signed”, “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Section 10.19 [Reserved]. Section 10.20 Keepwell. The Borrower absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranty in respect of any Swap Obligations (provided, however, that the Borrower shall only be liable under this Section 10.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.20, or otherwise under this Agreement, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 10.20 shall remain in full force and effect until the payment in full of the Obligations and the termination of this Agreement and the Guaranty. The Borrower intends that this Section 10.20 constitute, and this Section 10.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. [SIGNATURES BEGIN NEXT PAGE]

[Signature page to Credit Agreement] ICAHN AGENCY SERVICES LLC, as Administrative Agent By: _________________________________________ Name: Irene March Title: Executive Vice President

[Signature page to Credit Agreement] IEP ENERGY HOLDING LLC, as a Lender By: _________________________________________ Name: Ted Papapostolou Title: Chief Accounting Officer

Schedule 2.01 Commitments Revolving Loan Commitments: Lender Commitment Applicable Percentage IEP ENERGY HOLDING LLC $10,000,000.00 100% Total $10,000,000.00 100% Term Loan Commitments: Lender Commitment Applicable Percentage IEP ENERGY HOLDING LLC $20,000,000.00 100% Total $20,000,000.00 100%

Schedule 5.03 Governmental Authorizations None.

Schedule 5.06 Closing Date Litigation Duane & Virginia Lanier Trust, Individually and On Behalf of All Others Similarly Situated v. SandRidge Energy, Inc., as nominal defendant, SD Mississippian Trust I, SD Mississippian Trust II, Tom L. Ward, James D. Bennett, and Matthew K. Grubb. Case No. CIV-15- 634-M, USDC, Western District of Oklahoma

Schedule 5.09 Closing Date Environmental Matters None.

Schedule 5.13

Closing Date Subsidiaries, Other Equity Investments and Loan Party Information

Part (a) and Part (b)

Loan Party	Subsidiaries	% of Equity Interest Owned
SandRidge Energy, Inc.	SandRidge Operating Company	100%
	SandRidge Midstream, Inc.	100%
	SandRidge CO2, LLC	100%
	SandRidge Realty, LLC	100%
	Lariat Services, Inc.	100%
	SandRidge Holdings, Inc.	100%
	Brook Merger Sub, Inc.	100%
SandRidge Holdings, Inc.	SandRidge Exploration and Production, LLC	100%
SandRidge Exploration and Production, LLC	Integra Energy, L.L.C.	100%
	SandRidge Mississippian Trust I	26.9% of Common Units
	SandRidge Mississippian Trust II	37.6% of Common Units
SandRidge Midstream, Inc.	Cholla Pipeline, L.P.	62.5716%
	Sagebrush Pipeline, LLC	73.80881%
SandRidge Operating Company	N/A	N/A
Lariat Services, Inc.	N/A	N/A
Integra Energy, L.L.C.	Cholla Pipeline, L.P.	36.1427%

Part (c)

Loan Parties			
Loan Party	**Address of Principal Place of Business**	**Jurisdiction**	**FEIN**
SandRidge Energy, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Delaware	20-8084793
SandRidge Holdings, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Delaware	20-5878401
SandRidge Exploration and Production, LLC	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Delaware	87-0776535
SandRidge Midstream, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Texas	75-2541148
SandRidge Operating Company	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Texas	75-2541245
Lariat Services, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Texas	75-2500702
Integra Energy, L.L.C.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Texas	75-2887527

Schedule 5.22

Closing Date Sale of Production

Area	Product	Type of Contract	Effective Date
Sinclair Crude Company	Oil	Purchase Deal Sheet	1/1/2019
CHS McPherson Refinery Inc.	Oil	Crude Oil Agreement; 212754	1/1/2017
Coffeyville Resources Refining and Marketing, LLC	Oil	Crude Oil Purchase Agreement; CVRP2012-02-80	2/13/2013
MV Purchasing, LLC (FKA JP Energy Products Supply, LLC; FKA Parnon Gathering, Inc.)	Oil	Crude Oil Purchase Agreement; 04-11-09-009	9/1/2011
NGL Crude Logistics LLC	Oil	Transaction Confirmation-Deal #59221; Crude Oil Purchase	1/1/2015
Phillips 66 Company	Oil	Lease Crude Oil Purchase Agreement; 100% Less Taxes	12/1/2016
Phillips 66 Company	Oil	Lease Crude Oil Purchase Agreement; 100% Plus Taxes	12/1/2016
Plains Marketing, L.P.	Oil	Crude Oil Purchase Contract; 2247-1009 (now 5547-1003)	1/1/2008
Plains Marketing, L.P.	Oil	Crude Oil Purchase Contract; 5547-1008	3/1/2012
Rose Rock Midstream Crude L.P.	Oil	Crude Oil Purchase; SAD17TP019657	1/1/2017
Rose Rock Midstream Crude L.P.	Oil	Crude Oil Purchase; SAD17TP005285 FKA SAD13TP009876	1/1/2013
Shell Trading (US) Company	Oil	Crude Oil Contract; CLP0001113-REVISED	6/1/2016
Sunoco Partners Marketing & Terminals L.P.	Oil	Crude Oil Purchase Agreement; 503646	1/1/2011
NGL Crude Logistics LLC	Oil	Crude Oil Contract	11/1/2018
Merit Energy	Gas	Base Contract for Sale and Purchase of Natural Gas (NAESB)	1/1/2020
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; WEB 0211-00	10/26/1993
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; NHC 0517-000	10/1/2011
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; WEB 0050-00	1/23/1991
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; OKR 0652-00	7/1/2004
DCP Midstream, LP	Gas	Gas Purchase Contract; OKR 0181-00	11/1/1999
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; OKR 0239-00	12/1/1999
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; EDM 180000	6/4/1993
DCP Midstream, LP	Gas	Gas Purchase Contract; CIM 0473-00	4/25/1986
DCP Midstream, LP	Gas	Gas Purchase Contract; CIM 0872-00	4/12/1999
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; ANA 1090-502	8/1/2001

Area	Product	Type of Contract	Effective Date
DCP Midstream, LP	Gas/NGLs	Gas Purchase Contract; ANA 3895PUR	2/1/2016
Eagle Chief Midstream, LLC (Tall Oak MidCon, LLC)	Gas/NGLs	Gas Purchase Contract	10/1/2003
Eagle Chief Midstream, LLC (Tall Oak MidCon, LLC)	Gas/NGLs	Gas Purchase Contract	4/1/2004
Eagle Chief Midstream, LLC (Tall Oak MidCon, LLC)	Gas/NGLs	Gas Purchase Contract	4/1/2005
Enable Midstream Partners, LP (FKA Enogex)	Gas	Service and Purchase Agreement; 1003967	3/1/2009
Enable Midstream Partners, LP (FKA Enogex)	Gas	Net Purchase and Processing Agreement; 1003859	11/1/2008
Mustang Gas Products, LLC	Gas/NGLs	Gas Purchase Agreement; 495176	12/1/2011
Oneok Field Services Company, L.L.C.	Gas/NGLs	Gas Purchase Agreement; 876100	9/1/2009
Oneok Field Services Company, L.L.C.	Gas/NGLs	Gas Purchase Agreement; 432414	10/1/2008
Oneok Field Services Company, L.L.C.	Gas/NGLs	Gas Purchase Agreement; 432781	3/1/2016
Redcliff Midstream, LLC	Gas/NGLs	Gas Gathering, Processing and Purchase Agreement	9/19/2017
Superior Pipeline Company, L.L.C.	Gas	Gas Purchase Agreement; Minco-NOV-P42	11/12/1980
Superior Pipeline Company, L.L.C.	Gas/NGLs	Gas Purchase Agreement; Bellmon-P4	6/1/2012
Targa Pipeline Mid-Continent WestOk LLC	Gas/NGLs	Gas Purchase Agreement; K8676	4/1/2016
Targa Pipeline Mid-Continent WestOk LLC	Gas/NGLs	Gas Purchase Agreement; K8570	1/1/2013
United Energy Trading, LLC	Gas	Base Contract for Sale and Purchase of Natural Gas (NAESB)	6/27/2006
Durango Midstream LLC	Gas/NGLs	Gas Purchase Contract; 890113 (FKA 310159)	11/1/2008
SemGas, L.P.	Gas/NGLs	Gas Purchase, Gathering, and Processing Agreement-Alfalfa, Garfield, and Woods Co., OK and Harper Co., KS	7/1/2018

Schedule 6.19 Post-Closing Covenants 1. Promptly, and in any event within 90 days after the Closing Date, the Administrative Agent shall have received duly authorized and executed Mortgages, supplements or assignments of mortgages, in each case, in form and substance reasonably acceptable to the Administrative Agent, and which shall be sufficient to grant, evidence and perfect first-priority Liens with respect to at least 95% of the PV9 Pricing of the Proved Reserves, in each case, attributable to the Engineered Oil and Gas Properties included in the Initial Engineering Report (without taking into account any adjustments for hedging, together with such other assignments, conveyances, amendments, agreements and other writings each duly authorized and executed) and such certificates and opinions of counsel with respect thereto, in each case as the Administrative Agent shall deem necessary or appropriate; 2. Promptly, and in any event within 90 days after the Closing Date, the Administrative Agent shall have received title information consistent with usual and customary standards for the geographic regions in which the Engineered Oil and Gas Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and the other Loan Parties; provided that that after giving effect to its receipt of the title information to be provided pursuant to this paragraph, the Administrative Agent shall be reasonably satisfied with the title information covering Engineered Oil and Gas Properties comprising at least 70% of the total PV9 Pricing of the Proved Reserves attributable to Oil and Gas Properties that are subject to a Mortgage granted pursuant to paragraph 1 above.

Schedule 7.01 Closing Date Liens1 (1) Liens on Cash and Cash Equivalents in connection with the letters of credit listed on Schedule 7.03. (2) Secured Party Debtor Jurisdiction File No. Atinum MidCon I, LLC* SandRidge Exploration and Production, LLC Delaware Secretary of State 20160982858 Baker Hughes Oilfield Operations* SandRidge Exploration and Production, LLC Oklahoma County, Oklahoma, County Clerk 20160212020142650 Baker Hughes Oilfield Operations* SandRidge Energy Oklahoma County, Oklahoma, County Clerk 20170313020245580 Baker Hughes Oilfield Operations* SandRidge Energy Oklahoma County, Oklahoma, County Clerk 20170313020245590 Baker Hughes Oilfield Operations Inc. * SandRidge Energy, Inc. Delaware Secretary of State 20162715280 Baker Hughes Oilfield Operations Inc. * SandRidge Energy, Inc. Delaware Secretary of State 20162715496 Baker Hughes Oilfield Operations Inc. * SandRidge Energy, Inc. Oklahoma County, Oklahoma, County Clerk 20160509020477600 Baker Hughes Oilfield Operations Inc. * SandRidge Energy, Inc. Oklahoma County, Oklahoma, County Clerk 20160509020477610 First Fidelity Bank* Sandridge Energy Joe Dale Deleon Oklahoma County, Oklahoma, County Clerk 20100203020102880 Repsol E&P USA Inc. * SandRidge Exploration and Production, LLC Oklahoma County, Oklahoma, County Clerk 20160503020450340 Repsol E&P USA Inc. * SandRidge Exploration and Production, LLC Oklahoma County, Oklahoma, County Clerk 20160608020595870 1 Filings identified with “*” are filings recorded prior to the Borrower’s bankruptcy exit and should have been terminated pursuant to that certain Notice of (I) Entry of Order Confirming the Joint Chapter 11 Plan of Reorganization of SandRidge Energy, Inc. and its Debtor Affiliates and (II) Occurrence of Effective Date issued on October 4, 2016 pursuant to the Chapter 11 of the United States Bankruptcy Code in the Bankruptcy Court for the Southern District of Texas.

Schedule 7.02 Closing Date Investments (1) Investments in Subsidiaries listed on Schedule 5.13.

Schedule 7.03

Closing Date Indebtedness

(1) Indebtedness pursuant to the liens listed on Schedule 7.01;

(2) Obligations under that certain Fleet Management Services Agreement, dated as of April 11, 2012 (as amended from time to time) between the Borrower and Automotive Rentals, Inc.

(3) Obligations under that certain Lease Agreement, dated as of October 12, 2020, by and between Candy Factory Lofts, LLC, and the Borrower: and

(4) Indebtedness in connection with the following letters of credit:

Loan Party	Issuing Bank	Beneficiary	Maturity Date	LC #	LC Amount
SandRidge Energy, Inc	Royal Bank of Canada	ACE American Insurance	January 24, 2020	1185/S25758	$279,945.00
SandRidge Energy, Inc	Royal Bank of Canada	Automotive Rentals, Inc.	March 20, 2020	1185/S25759	$700,000.00
SandRidge Energy, Inc	Royal Bank of Canada	AIG Property	November 15, 2019	1185/S25760	$81,295.00
SandRidge Energy, Inc	Royal Bank of Canada	Liberty Mutual	November 30, 2019	1185/S25761	$695,000.00
SandRidge Energy, Inc.	Royal Bank of Canada	Chevron	June 21, 2019	1185/S25763	$48,000.00
SandRidge Energy, Inc.	Royal Bank of Canada	Chevron	June 21, 2019	1185/S25764	$752,000.00
SandRidge Energy, Inc	Royal Bank of Canada	WEX Bank	August 31, 2019	1185/S25823	$350,000.00
SandRidge Energy, Inc	Royal Bank of Canada	Alfalfa Energy Cooperative	June 29, 2020	10011253	$1,390,000.00

Schedule 10.02 Administrative Agent’s Office; Certain Addresses for Notices Entity Notice Addresses Borrower: SandRidge Energy, Inc. Address: 123 Robert South Kerr Avenue Oklahoma City, OK 73102 Telephone: 832-727-0718 Telecopier: 405-429-5971 Email: sgamoudi@sandridgeenergy.com Administrative Agent: Icahn Agency Services LLC c/o Icahn Enterprises L.P. 16690 Collins Avenue, Suite PH-1 Sunny Isles Beach, FL 33160

A-1 Form of Committed Loan Notice EXHIBIT A FORM OF COMMITTED LOAN NOTICE Date: ______________, ________ To: Icahn Agency Services LLC, as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of November 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among SandRidge Energy, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Icahn Agency Services LLC, as Administrative Agent. The undersigned hereby requests (select one): ☐ A Borrowing of Committed Loans ☐ A continuation of Eurodollar Rate Loans ☐ A conversion or continuation of Committed Loans 1. On ________________________ (a Business Day). 2. In the amount of $____________________. 3. Comprised of __________________________. [Type of Committed Loan requested] 4. For Eurodollar Rate Loans: with an Interest Period of ______ months. The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of 2.02(a) of the Agreement. SANDRIDGE ENERGY, INC. By: ________________________ Name: Title:

B-1 Form of Prepayment Notice EXHIBIT B FORM OF PREPAYMENT NOTICE Date: ______________, ________ To: Icahn Agency Services LLC, as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of November 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among SandRidge Energy, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Icahn Agency Services LLC, as Administrative Agent. Pursuant to Section 2.06(a) of the Credit Agreement, the undersigned hereby notifies the Administrative Agent of a prepayment of Committed Loans as follows: ☐ A Repayment of Base Rate Loans ☐ A Repayment of Eurodollar Rate Loans 1. On ________________________ (a Business Day). [2. In the amount of $____________________. 3. For Eurodollar Rate Loans: with an Interest Period of _____ months.]1 The prepayment referenced herein complies with the first sentence of Section 2.06(a) of the Agreement. SANDRIDGE ENERGY, INC. By: ________________________ Name: Title: 1 Repeat these lines as necessary for each separate interest period to be repaid.

C-1 Form of Note EXHIBIT C FORM OF NOTE __________________ FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to ______________________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of November 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Icahn Agency Services LLC, as Administrative Agent. The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement. This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note. [The remainder of this page is intentionally blank]

C-2 Form of Note THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SANDRIDGE ENERGY, INC. By: ________________________ Name: Title:

C-3 Form of Note LOANS AND PAYMENTS WITH RESPECT THERETO Date Type of Loan Made Amount of Loan Made End of Interest Period Amount of Principal or Interest Paid This Date Outstanding Principal Balance This Date Notation Made By

D-1 Form of Compliance Certificate EXHIBIT D FORM OF COMPLIANCE CERTIFICATE Financial Statement Date:_________________, To: Icahn Agency Services LLC, as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of November 30, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among SandRidge Energy, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Icahn Agency Services LLC, as Administrative Agent. The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that: [Use following paragraph 1 for fiscal year-end financial statements] 1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section. [Use following paragraph 1 for fiscal quarter-end financial statements] 1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes. 2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements. 3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to

D-2 Form of Compliance Certificate determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and [select one:] [to the best knowledge of the undersigned during such fiscal period, each Loan Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.] --or-- [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status and the action or actions the Borrower and the other Loan Parties intend to take in respect of such Default:] 4. The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate. IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________, _______. SANDRIDGE ENERGY, INC. By: ________________________ Name: Title:

D-3 Form of Compliance Certificate For the Quarter/Year ended _____________________ (“Statement Date”) SCHEDULE 2 to the Compliance Certificate ($ in 000’s) I. Section 7.11 (a) – Consolidated Total Net Leverage Ratio. A. Consolidated Total Indebtedness at Statement Date:2 $ ___________ B. Consolidated EBITDA for subject period: $ ____________ C. Consolidated Total Net Leverage Ratio (Line II.A ÷ Line II.B): __________to 1 D. Maximum Consolidated Total Net Leverage Ratio required under Section 7.11(a) 3.50 to 1_____ II. Section 7.11 (b) – Consolidated Interest Coverage Ratio. A. Consolidated EBITDA for subject period: $ ____________ B. Consolidated Interest Expense for subject period: $ ____________ C. Consolidated Current Ratio (Line III.A ÷ Line III.B): __________to 1 D. Minimum Consolidated Interest Coverage Ratio: 2:25 to 1_____ 2 Subject to $30,000,000 cap on cash netting.

D-4 Form of Compliance Certificate For the Quarter/Year ended _____________________ (“Statement Date”) SCHEDULE 3 to the Compliance Certificate ($ in 000’s) Consolidated EBITDA (in accordance with the definition of Consolidated EBITDA as set forth in the Agreement) Consolidated EBITDA Quarter Ended Quarter Ended Quarter Ended Quarter Ended Twelve Months Ended Consolidated Net Income + income or franchise taxes + interest expense, premium payments, debt discount and financing fees and expenses + depreciation and depletion expense + amortization expense + non-cash loss on change in fair value of derivative instruments + other non-cash expenses + one-time cash expenses in connection with certain specified transactions

D-5 Form of Compliance Certificate Consolidated EBITDA Quarter Ended Quarter Ended Quarter Ended Quarter Ended Twelve Months Ended - non-cash gain on change in fair value of derivative instruments - interest income - other non-cash income = Consolidated EBITDA

E-1 Form of Assignment and Assumption EXHIBIT E ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the] [each]3 Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, 3 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. 4 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 5 Select as appropriate. 6 Include bracketed language if there are either multiple Assignors or multiple Assignees.

E-2 Form of Assignment and Assumption tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor. 1. Assignor[s]: ________________________________ ________________________________ 2. Assignee[s]: ________________________________ ________________________________ [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]] 3. Borrower(s): ________________________________ 4. Administrative Agent: Icahn Agency Services LLC, as the administrative agent under the Credit Agreement 5. Credit Agreement: Credit Agreement, dated as of November 30, 2020, among SandRidge Energy, Inc., the Lenders from time to time party thereto, and Icahn Agency Services LLC, as Administrative Agent 6. Assigned Interest[s]:7 Assignor[s]8 Assignee[s]9 Aggregate Amount of Commitment/Loans for all Lenders10 Amount of Commitment/ Loans Assigned Percentage Assigned of Commitment/ Loans11 CUSIP Number $ $ % $ $ % $ $ % 7 The reference to “Loans” in the table should be used only if the Commitments have terminated. 8 List each Assignor, as appropriate. 9 List each Assignee, as appropriate. 10 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 11 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

E-3 Form of Assignment and Assumption [7. Trade Date: __________________________]12 Effective Date: ________________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: ___________________________ Title: ASSIGNEE [NAME OF ASSIGNEE] By: ___________________________ Title: 12 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

E-4 Form of Assignment and Assumption [Consented to and]13 Accepted: Icahn Agency Services LLC, as Administrative Agent By: ___________________________ Title: Consented to:14 SANDRIDGE ENERGY, INC. By: ___________________________ Title: 13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. 14 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Annex A-1 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1. Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of

Annex A-2 the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

F-1 Form of Solvency Certificate EXHIBIT F FORM OF SOLVENCY CERTIFICATE November 30, 2020 This certificate (this “Solvency Certificate”) is being executed and delivered pursuant to Section 4.01(c)(iv) of that certain Credit Agreement, dated as of November 30, 2020, by and among the SandRidge Energy, Inc. (the “Borrower”), the Lenders party thereto from time to time, and Icahn Agency Services LLC, as Administrative Agent (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined). I, _________, the chief financial officer of the Borrower, in such capacity and not in an individual capacity, hereby certify as follows: 1. I am generally familiar with the businesses and assets of the Borrower and its Subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower and its Subsidiaries pursuant to the Credit Agreement; and 2. As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, that, (i) the fair value of the property of the Borrower and its Subsidiaries is greater than the total amount of liabilities, including contingent liabilities, of the Borrower and its Subsidiaries, (ii) the present fair salable value of the assets of the Borrower and its Subsidiaries is not less than the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries on their debts as they become absolute and matured, (iii) the Borrower and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature, (iv) the Borrower and its Subsidiaries are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which their property would constitute an unreasonably small capital and (v) the Borrower and its Subsidiaries are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. [Remainder of page intentionally left blank]

F-2 Form of Solvency Certificate IN WITNESS WHEREOF, the undersigned has caused this Solvency Certificate to be executed as of the date first set forth above. By: Name: Title:

G-1 Form of Guaranty EXHIBIT G FORM OF GUARANTY (See attached)

GUARANTY dated as of November 30, 2020 from the Guarantors named herein and the Additional Guarantors referred to herein in favor of the Guaranteed Parties referred to herein

Table of Contents Page i Section 1. Guaranty; Limitation of Liability ....................................................................................... 1 Section 2. Guaranty Absolute ............................................................................................................. 2 Section 3. Keepwell ............................................................................................................................ 3 Section 4. Waivers and Acknowledgments ........................................................................................ 3 Section 5. Subrogation ........................................................................................................................ 4 Section 6. Payments Free and Clear of Taxes, Etc ............................................................................. 5 Section 7. Representations and Warranties ......................................................................................... 7 Section 8. Covenants........................................................................................................................... 7 Section 9. Indemnification .................................................................................................................. 7 Section 10. Amendments, Guaranty Supplements, Etc ........................................................................ 8 Section 11. Notices, Etc ........................................................................................................................ 8 Section 12. No Waiver; Remedies ........................................................................................................ 8 Section 13. Right of Set-off .................................................................................................................. 8 Section 14. Subordination ..................................................................................................................... 9 Section 15. Continuing Guaranty; Assignments under the Credit Agreement ................................... 10 Section 16. Execution in Counterparts ............................................................................................... 10 Section 17. Terms Generally; References and Titles .......................................................................... 10 Section 18. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc ................................................. 11 Exhibits Exhibit A Guaranty Supplement

GUARANTY GUARANTY dated as of November 30, 2020 made by the Persons listed on the signature pages hereof and the Additional Guarantors (as defined in Section 10(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Guaranteed Parties (as defined below). PRELIMINARY STATEMENT SandRidge Energy Inc., a Delaware Corporation (the “Borrower”), is party to that certain Credit Agreement dated as of November 30, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders party thereto, Icahn Agency Services LLC, as administrative agent (the “Administrative Agent”) and the other Persons party thereto. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Loans under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Loans by the Guaranteed Parties under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty. The Lenders, the Administrative Agent and Lender Counterparties are herein called the “Guaranteed Parties”. NOW, THEREFORE, in consideration of the premises and in order to induce the Guaranteed Parties to enter into, and to make Loans under, the Credit Agreement, enter into Treasury Management Services Agreements with Lender Counterparties and to enter into Swap Contracts with Lender Counterparties from time to time, as applicable, each Guarantor, jointly and severally with each other Guarantor, agrees as follows: Section 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees as a primary obligor and not merely as a surety, the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents, any Treasury Management Service Agreement with a Lender Counterparty or any Swap Contract with a Lender Counterparty (including, without limitation, any extension, modifications, substitutions, amendments or renewals of all or any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise; provided that the guarantee made by the Borrower hereunder relates solely to any Obligations of the Restricted Subsidiaries of the Borrower under any Treasury Management Service Agreement with a Lender Counterparty and/or under any Swap Contract with a Lender Counterparty (the foregoing Obligations being the “Guaranteed Obligations”), and hereby agrees to pay any and all expenses (including fees and expenses of counsel) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under this Guaranty, any other Loan Document, any Treasury Management Service Agreement with a Lender Counterparty or any Swap Contract with a Lender Counterparty. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Guaranteed Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. Notwithstanding anything to the contrary contained in this Guaranty to the contrary, the term “Guaranteed Obligations” shall not, with respect to any Guarantor, include any Excluded Swap Obligation with respect to such Guarantor.

2 (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent (on behalf of itself and each other Guaranteed Party), hereby confirm that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Guaranteed Parties and the Guarantors irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means law with respect to any proceeding of the type referred to in Section 8.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors. (c) Each Guarantor hereby unconditionally and irrevocably agrees that if any payment shall be required to be made to any Guaranteed Party under this Guaranty or any other guaranty, then, subject to Section 5, each Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or in respect of the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties. Section 2. Guaranty Absolute. Each Guarantor agrees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guaranteed Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Loan Party arising under or in respect of the Loan Documents or otherwise with respect to any Loan, Treasury Management Services Agreement with a Lender Counterparty or any Swap Contract with a Lender Counterparty, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following: (a) any lack of validity or enforceability of any Loan Document, any Treasury Management Services Agreement with a Lender Counterparty or any Swap Contract with a Lender Counterparty or any agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, Treasury Management Services Agreements with Lender Counterparties or Swap Contracts with Lender Counterparties, or any other amendment or waiver of or any consent to departure from any Loan Document, Treasury Management Services Agreement with a Lender Counterparty or Swap Contract with a Lender Counterparty, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise; (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

3 (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party arising under the Loan Documents or otherwise with respect to any Loan, Treasury Management Services Agreement with a Lender Counterparty or any Swap Contract with a Lender Counterparty or any other assets of any Loan Party or any of its Subsidiaries; (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries; (f) any failure of any Guaranteed Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Guaranteed Party; (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety, in each case, with respect to the Guaranteed Obligations; or (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Guaranteed Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had been due but not made at such time. Section 3. Keepwell. Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 3 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 3, or otherwise under this guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 3 shall remain in full force and effect until the payment in full of the Obligations and the termination of this Agreement. Each Qualified Keepwell Provider intends that this Section 3 constitute, and this Section 3 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified Keepwell Provider” means in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act. Section 4. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance,

4 notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Guaranteed Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral. (b) Each Guarantor unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future. (c) Each Guarantor unconditionally and irrevocably waives: (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Guaranteed Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder. (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage or other security agreement by non-judicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Guaranteed Parties against such Guarantor of any deficiency after such non-judicial sale and any defense or benefits that may be afforded by applicable law. (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Guaranteed Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Guaranteed Party. (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties and that the waivers set forth in Section 2 and this Section 4 are knowingly made in contemplation of such benefits and it has determined that this Guaranty is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor. Section 5. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document or obligations under Swap Contracts with Lender Counterparties or Treasury Management Services Agreements with Lender Counterparties, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification (whether arising pursuant to Section 9 of this Guaranty, or otherwise) and any right to participate in any claim or remedy of any Guaranteed Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner,

5 payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, Treasury Management Services Agreements with Lender Counterparties and all Swap Contracts with Lender Counterparties shall have expired or been terminated or cash collateralized to the satisfaction of the Lender Counterparty, as the case may be, and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the irrevocable termination or expiration in whole of all Commitments and (c) the latest date of expiration or termination of all Treasury Management Services Agreements with Lender Counterparties and all Swap Contracts with Lender Counterparties, such amount shall be received and held in trust for the benefit of the Guaranteed Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and the Swap Contracts with Lender Counterparties, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Guaranteed Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) all Commitments shall have been irrevocably terminated or shall have irrevocably expired in whole and (iv) all Treasury Management Services Agreements with Lender Counterparties and all Swap Contracts with Lender Counterparties shall have expired or been terminated or cash collateralized to the satisfaction of the Lender Counterparty, as the case may be, the Guaranteed Parties will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment or other condition made by such Guarantor pursuant to this Guaranty. Section 6. Payments Free and Clear of Taxes, Etc. (a) Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document, Treasury Management Services Agreements with Lender Counterparties or Swap Contracts with Lender Counterparties shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if a Guarantor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. (b) Without limiting the provisions of clause (a) above, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (c) Each Guarantor shall indemnify each Guaranteed Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes which (i) arise from any payment made hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and (ii) are paid by such Guaranteed Party, and any penalties, interest and reasonable expenses arising therefrom or with

6 respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority but net of any foreign tax credit or the benefit of any deduction or other tax benefit determined in good faith by such Guaranteed Party to be attributable to the imposition of such Indemnified Tax. A certificate as to the amount of such payment or liability delivered in good faith to a Guarantor by a Guaranteed Party (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Guaranteed Party, shall be conclusive absent manifest error. (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a guarantor to a Governmental Authority, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Guarantor is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document, any Treasury Management Services Agreements with Lender Counterparties or any Swap Contracts with Lender Counterparties shall deliver to such Guarantor (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by a Guarantor or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by a Guarantor or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Guarantor or the Administrative Agent as will enable such Guarantor or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. (f) Without limiting the generality of the foregoing, in the event that a Guarantor is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under the Credit Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable: (i) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or in each case the successor form thereto, claiming eligibility for benefits of an income tax treaty to which the United States of America is a party, (ii) duly completed copies of Internal Revenue Service Form W-8ECI or the successor form thereto, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, or in each case the successor form thereto, or (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with

7 such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made. (g) If any Guaranteed Party determines that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Guarantor or with respect to which a Guarantor has paid additional amounts pursuant to this Section, it shall pay to such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Guaranteed Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Guarantor, upon the request of such Guaranteed Party, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Guaranteed Party in the event Guaranteed Party is required to repay such refund to such Governmental Authority. This Guaranty shall not be construed to require any Guaranteed Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person, and each Guaranteed Party shall make its determination under this subsection in its sole discretion. Section 7. Representations and Warranties. Each Guarantor makes each representation and warranty made in the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants as follows: (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived. (b) Such Guarantor has, independently and without reliance upon any Guaranteed Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party. Section 8. Covenants. So long as any part of the Guaranteed Obligations shall remain unpaid, any Guaranteed Party shall have any Commitment or any Treasury Management Services Agreement with a Lender Counterparty or Swap Contract with a Lender Counterparty shall be in effect, each Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe. Section 9. Indemnification. Without limitation of any other Obligations of any Guarantor or any remedies of the Guaranteed Parties under this Guaranty, each Guarantor shall indemnify and hold harmless each Indemnitee from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements and out-of-pocket costs and expenses to the extent payable or reimbursable by the Borrower pursuant to Section 10.04 of the Credit Agreement as if such section were set forth in full herein, mutatis mutandis.

8 Section 10. Amendments, Guaranty Supplements, Etc. (a) No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be entered into in accordance with Section 10.01 of the Credit Agreement. (b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement and all other Guaranty Supplements. Section 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied, or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower’s address in accordance with Section 10.02 of the Credit Agreement, if to the Administrative Agent or any other Guaranteed Party, at its address in accordance with Section 10.02 of the Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively. Delivery of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart thereof. Section 12. No Waiver; Remedies. No failure on the part of any Guaranteed Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Section 13. Right of Set-off. To secure the repayment of the Guaranteed Obligations, each Guarantor grants to each Guaranteed Party, and each of their respective Affiliates, a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Guaranteed Party, at common Law, under the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties, or otherwise, and each of which shall be upon and against: (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Guarantor now or hereafter held or received by or in transit to any Guaranteed Party, from or for the account of such Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of such Guarantor with any Guaranteed Party, or any of their respective Affiliates and (c) any other credits and claims of Borrower at any time existing against any Guaranteed Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Event of Default, each Guaranteed Party is authorized to foreclose upon, or to

9 offset against the Guaranteed Obligations then due and payable (in either case without notice to such Guarantor), any and all items hereinabove referred to; irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty, any other Loan Document, Treasury Management Services Agreements with Lender Counterparties or any Swap Contracts with Lender Counterparties and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such items. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other. Notwithstanding anything herein to the contrary, to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor. Section 14. Subordination. Each Guarantor subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 14: (a) Except during the continuance of an Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations. (b) In any proceeding under any Bankruptcy Law relating to any other Loan Party, the Guaranteed Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations. (c) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests (provided that, in the case of any Event of Default pursuant to Section 8.01(f) or (g) of the Credit Agreement, such request shall automatically be deemed to have been made), collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Guaranteed Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty. (d) After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion: (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and

10 (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest). Section 15. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall: (a) remain in full force and effect until it is released in accordance with the Credit Agreement, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guaranteed Parties and their permitted successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Guaranteed Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments, the Loans owing to it and the Note or Notes held by it), Treasury Management Services Agreements with Lender Counterparties or Swap Contracts with Lender Counterparties to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Guaranteed Party herein or otherwise, in each case as and to the extent provided in Section 10.06 of the Credit Agreement in the case of Loans and Commitments or the applicable Swap Contract or Treasury Management Services Agreement in the case of a Swap Contract or Treasury Management Services Agreement, as applicable. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Guaranteed Parties. Section 16. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty. Section 17. Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Guaranty in its entirety and not to any particular provision hereof;

11 (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Guaranty; (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to any document, instrument, or agreement shall include: (i) all exhibits, schedules, and other attachments thereto, and (ii) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word “or” is not exclusive. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to “days” shall mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns. Section 18. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (b) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY TREASURY MANAGEMENT SERVICES AGREEMENTS WITH LENDER COUNTERPARTIES OR ANY SWAP CONTRACTS WITH LENDER COUNTERPARTIES, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY, ANY OTHER LOAN DOCUMENT, TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR SWAP CONTRACT WITH A LENDER COUNTERPARTY SHALL AFFECT ANY RIGHT THAT ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, TREASURY MANAGEMENT

12 SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY IN ANY COURT REFERRED TO IN CLAUSE (b) ABOVE. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) EACH GUARANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. (e) EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND (II) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW. EACH GUARANTOR (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT THE OTHER PARTIES TO THE LOAN DOCUMENTS, TREASURY MANAGEMENT SERVICES AGREEMENTS WITH LENDER COUNTERPARTIES AND SWAP CONTRACTS WITH LENDER COUNTERPARTIES HAVE BEEN INDUCED TO ENTER THEREIN BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY. [SIGNATURES BEGIN NEXT PAGE]

Signature Page Guaranty IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first-above written. SANDRIDGE ENERGY, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE HOLDINGS, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE EXPLORATION AND PRODUCTION, LLC By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE MIDSTREAM, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE OPERATING COMPANY By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer

Signature Page Guaranty LARIAT SERVICES, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer INTEGRA ENERGY, L.L.C. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer

Signature Page Guaranty Icahn Agency Services LLC, as Administrative Agent By: _______________________________________ Name: Title:

A-1 Exhibit A to the Guaranty FORM OF GUARANTY SUPPLEMENT [____________, 20__] Icahn Agency Services LLC, as Administrative Agent Credit Agreement dated as of November 30, 2020 among SandRidge Energy Inc. (the “Borrower”), the Guaranteed Parties party to the Credit Agreement, Icahn Agency Services LLC, as Administrative Agent Ladies and Gentlemen: Reference is made to the above-captioned Credit Agreement and to the Guaranty referred to therein (such Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Guaranty”). Capitalized terms defined in the Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined. Section 1. Guaranty; Limitation of Liability. (a) The undersigned absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party (such Obligations being the “Guaranteed Obligations”), and will pay any and all expenses (including fees and expenses of counsel) incurred by the Administrative Agent or any other Guaranteed Party in enforcing any rights under this Guaranty, any other Loan Document, any Treasury Management Services Agreement with a Lender Counterparty or any Swap Contract with a Lender Counterparty. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Guaranteed Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. (b) The undersigned, and by their acceptance of this Guaranty Supplement, the Administrative Agent and each other Guaranteed Party, confirm that it is the intention of all such Persons that this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the Administrative Agent, the other Guaranteed Parties and the undersigned hereby irrevocably agree that the Obligations of the undersigned under this Guaranty Supplement and the Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Guaranty not constituting a fraudulent transfer or conveyance. (c) If any payment shall be required to be made to any Guaranteed Party under this Guaranty Supplement, the Guaranty or any other guaranty, then, subject to Section 4, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Guaranteed Parties under or

A-2 in respect of the Loan Documents, Treasury Management Services Agreements with Lender Counterparties and Swap Contracts with Lender Counterparties. Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first-above written, to be bound as a Guarantor by all of the terms and conditions of the Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned. Section 3. Representations and Warranties. As of the date first-above written, the undersigned makes each representation and warranty set forth in Section 7 of the Guaranty to the same extent as each other Guarantor. Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement. Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (f) THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT, THE GUARANTY, ANY OTHER LOAN DOCUMENT, TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE UNDERSIGNED AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY SUPPLEMENT, THE GUARANTY, ANY OTHER LOAN DOCUMENT, ANY TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY SHALL AFFECT ANY RIGHT THAT ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY SUPPLEMENT, THE GUARANTY, ANY OTHER LOAN DOCUMENT, ANY TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY AGAINST THE UNDERSIGNED OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (g) THE UNDERSIGNED IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF

A-3 ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY SUPPLEMENT, THE GUARANTY, ANY OTHER LOAN DOCUMENT, ANY TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY IN ANY COURT REFERRED TO IN CLAUSE (b) ABOVE. THE UNDERSIGNED IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (h) THE UNDERSIGNED IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11 OF THE GUARANTY. NOTHING IN THIS GUARANTY SUPPLEMENT OR THE GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. (i) THE UNDERSIGNED IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY TREASURY MANAGEMENT SERVICES AGREEMENT WITH A LENDER COUNTERPARTY OR ANY SWAP CONTRACT WITH A LENDER COUNTERPARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND (II) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW. THE UNDERSIGNED (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT THE OTHER PARTIES TO THE LOAN DOCUMENTS, TREASURY MANAGEMENT SERVICES AGREEMENTS WITH LENDER COUNTERPARTIES AND SWAP CONTRACTS WITH LENDER COUNTERPARTIES HAVE BEEN INDUCED TO ENTER THEREIN BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY. Very truly yours, [NAME OF ADDITIONAL GUARANTOR] By: _______________________________________ Name: _______________________________________ Title: _______________________________________

H-1 Form of Mortgage EXHIBIT H FORM OF MORTGAGE (See attached)

WHEN RECORDED OR FILED, PLEASE RETURN TO: Icahn Agency Services LLC c/o Icahn Enterprises L.P. 16690 Collins Avenue, Suite PH-1 Sunny Isles Beach, FL 33160 Attention: Jesse Lynn ___________________________________ Space above for County Recorder’s Use MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT FROM SANDRIDGE EXPLORATION AND PRODUCTION, LLC TO ICAHN AGENCY SERVICES LLC as Administrative Agent and the Other Secured Persons A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN CERTAIN STATES, A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS INSTRUMENT. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS. THIS INSTRUMENT SECURES PAYMENT OF FUTURE ADVANCES. THIS INSTRUMENT COVERS PROCEEDS OF MORTGAGED PROPERTY. THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON THE EXHIBIT HERETO. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBIT ATTACHED HERETO. PORTIONS OF THE MORTGAGED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE MORTGAGOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR THE UCC RECORDS.

LEGAL_US_E # 123908826.2 TABLE OF CONTENTS Page i ARTICLE I DEFINITIONS Section 1.01. Terms Defined Above ................................................................................... 3 Section 1.02. UCC and Other Defined Terms ..................................................................... 3 Section 1.03. Definitions ..................................................................................................... 3 ARTICLE II GRANT OF LIEN AND SECURED OBLIGATIONS Section 2.01. Grant of Liens ................................................................................................ 5 Section 2.02. Grant of Security Interest .............................................................................. 7 Section 2.03. Secured Obligations ....................................................................................... 8 Section 2.04. Fixture Filing, Etc .......................................................................................... 9 Section 2.05. Pro Rata Benefit ............................................................................................ 9 ARTICLE III ASSIGNMENT OF AS-EXTRACTED COLLATERAL Section 3.01. Assignment .................................................................................................... 9 Section 3.02. No Modification of Payment Obligations ................................................... 11 Section 3.03. Rights and Title of Consignee ..................................................................... 11 ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS Section 4.01. Title .............................................................................................................. 11 Section 4.02. Defend Title ................................................................................................. 11 Section 4.03. Not a Foreign Person ................................................................................... 12 Section 4.04. Power to Create Lien and Security .............................................................. 12 Section 4.05. Rentals Paid; Leases in Effect ..................................................................... 12 Section 4.06. Operation By Third Parties .......................................................................... 12 Section 4.07. Abandon, Sales ............................................................................................ 12 Section 4.08. Failure to Perform ........................................................................................ 12 ARTICLE V RIGHTS AND REMEDIES Section 5.01. Event of Default .......................................................................................... 13 Section 5.02. Foreclosure and Sale .................................................................................... 13 Section 5.03. Reserved ...................................................................................................... 15

ii Section 5.04. Judicial Foreclosure; Receivership .............................................................. 15 Section 5.05. Foreclosure for Installments ........................................................................ 15 Section 5.06. Separate Sales .............................................................................................. 16 Section 5.07. Possession of Mortgaged Property .............................................................. 16 Section 5.08. Occupancy After Foreclosure ...................................................................... 16 Section 5.09. Remedies Cumulative, Concurrent and Nonexclusive ................................ 16 Section 5.10. Discontinuance of Proceedings ................................................................... 17 Section 5.11. No Release of Obligations ........................................................................... 17 Section 5.12. Release of and Resort to Collateral ............................................................. 17 Section 5.13. Waiver of Redemption, Notice and Marshalling of Assets, Etc .................. 17 Section 5.14. Application of Proceeds .............................................................................. 18 Section 5.15. Resignation of Operator .............................................................................. 18 Section 5.16. Indemnity ..................................................................................................... 18 ARTICLE VI RESERVED Section 6.01. Reserved ...................................................................................................... 19 ARTICLE VII MISCELLANEOUS Section 7.01. Instrument Construed as Mortgage, Etc ...................................................... 20 Section 7.02. Releases ....................................................................................................... 20 Section 7.03. Severability .................................................................................................. 21 Section 7.04. Successors and Assigns ............................................................................... 21 Section 7.05. Satisfaction of Prior Encumbrance .............................................................. 21 Section 7.06. Application of Payments to Certain Obligations ......................................... 22 Section 7.07. Nature of Covenants .................................................................................... 22 Section 7.08. Notices ......................................................................................................... 22 Section 7.09. Counterparts ................................................................................................ 22 Section 7.10. Governing Law ............................................................................................ 22 Section 7.11. Financing Statement; Fixture Filing ............................................................ 23 Section 7.12. Execution of Financing Statements ............................................................. 23 Section 7.13. Exculpation Provisions ................................................................................ 24 Section 7.14. References ................................................................................................... 24

iii Section 7.15. Swap Agreements ........................................................................................ 24 ARTICLE VIII STATE SPECIFIC PROVISIONS Section 8.01. State Specific Provisions Generally ............................................................ 25 Section 8.02. Special Oklahoma Provisions ...................................................................... 25 Exhibit A Oil and Gas Properties

THIS MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT OF AS- EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Mortgage”) is executed as of [___], 2020 and effective as of [___], 2020 (the “Effective Date”) by SandRidge Exploration and Production, LLC a Delaware limited liability company (the “Mortgagor”), having its principal office and mailing address at 123 Robert South Kerr Avenue, Oklahoma City, OK 73102, in favor of Icahn Agency Services LLC, as Administrative Agent, having an office and mailing address at c/o Icahn Enterprises L.P., 16690 Collins Avenue, Suite PH-1, Sunny Isles Beach, FL 33160 (together with its successors and assigns, the “Mortgagee”), and the Other Secured Persons with respect to all Mortgaged Properties located in each Mortgage State and with respect to all UCC Collateral. R E C I T A L S A. On November 24, 2020, SandRidge Energy, Inc., as borrower (the “Borrower”), the lenders party thereto and Icahn Agency Services LLC, as administrative agent for the lenders party thereto and others (in such capacity, the “Administrative Agent”), entered into that certain Credit Agreement (as the same has been amended, restated, supplemented or otherwise modified through the date hereof, referred to herein as the “Credit Agreement”) pursuant to such, upon the terms and conditions stated therein, the lenders agreed to make loans and other extensions of credit to the Borrower. B. The Mortgagor and certain Eligible Secured Swap Counterparties have or may enter into certain Swap Contracts (collectively, the “Secured Swap Agreements”). C. The Mortgagor and certain Lender Counterparties have or may enter into certain Treasury Management Services Agreements. D. On November 24, 2020, the Borrower, the Mortgagor, each of the signatories thereto and the Mortgagee executed a Security Agreement (such agreement, as may from time to time be amended, restated, supplemented or otherwise modified, the “Security Agreement”) and a Guaranty (such agreement, as may from time to time be amended, restated, supplemented or otherwise modified, the “Guaranty”) pursuant to which, upon the terms and conditions stated therein, the Borrower and the Mortgagor have agreed to grant a security interest to the Mortgagee in certain assets specified therein and the Mortgagor has agreed to guarantee the obligations of the Borrower under the Credit Agreement, the Swap Contracts and the Treasury Management Services Agreements (the Credit Agreement, the Secured Swap Agreements, the Treasury Management Services Agreements, the Security Agreement and the Guaranty collectively being the “Secured Transaction Documents”). E. The Mortgagee and the Other Secured Persons have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Mortgagor of this Mortgage, and the Mortgagor has agreed to enter into this Mortgage to secure all obligations owing to the Mortgagee and the Other Secured Persons under the Secured Transaction Documents.

2 F. Therefore, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby agrees as follows: ARTICLE I DEFINITIONS Section 1.01. Terms Defined Above. As used in this Mortgage, each term defined above has the meaning indicated above. Section 1.02. UCC and Other Defined Terms. Unless otherwise defined in the Applicable UCC, each capitalized term used in this Mortgage and not defined in this Mortgage shall have the meaning ascribed to such term in the Credit Agreement. Any capitalized term not defined in either this Mortgage or the Credit Agreement shall have the meaning ascribed to such term in the Applicable UCC. Section 1.03. Definitions. “Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant UCC Collateral is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of Mortgagee under this Mortgage. “Collateral” means collectively all the Mortgaged Property and all the UCC Collateral. “Event of Default” has the meaning ascribed to such term in Section 5.01. “Future Advances” means future obligations and future advances that the Mortgagee or any Other Secured Person may make pursuant to any Secured Transaction Document. “Governmental Requirement” means any law (including common law), statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority. “Hydrocarbon Interests” means all rights, titles, interests and estates and the lands and premises covered or affected thereby now owned or hereafter acquired by the Mortgagor in and to oil and gas leases, oil, gas and mineral leases, wellbore interests and/or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, in each case, which are described on Exhibit A; provided that, it is the intent of the Mortgagor that all of its interests be subject to the Lien of this Mortgage even if (i) its interests on Exhibit A shall be incorrectly described or a description of a part or all of such property or the Mortgagor’s interests therein be omitted limited to particular lands, specified depths or particular types of property interests or (ii) such properties or interests may be hereafter acquired.

3 “Hydrocarbons” means all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of the Mortgagor, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties. “Indemnified Parties” means the the Mortgagee, each Other Secured Person and their officers, directors, employees, agents, administrators and advisors. “Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. “Mortgaged Property” or “Mortgaged Properties” means the Oil and Gas Properties and other properties and assets described in Section 2.01(a) through Section 2.01(e). “Mortgage States” has the meaning ascribed such term in Section 2.01. “Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules or other official acts of any Governmental Authority and units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including without limitation, production sharing contracts and agreements, production sales contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements which relate to any of the Hydrocarbon Interests or any interests therein or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil-in tanks, and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Hydrocarbon Interests, the lands pooled or unitized therewith and the Mortgagor’s interests therein; (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, including all compressor sites, settling ponds and equipment or pipe yards; and (g) all properties, rights, titles, interests and estates described or referred to above whether now owned or hereinafter acquired, including any and all property, real or personal, immoveable or moveable, situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property or the lands pooled or unitized therewith (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells,

4 gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering systems, field gathering systems, gas processing plants and pipeline systems and any related infrastructure thereof, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, steam generation facilities, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes licenses and other surface and subsurface rights, together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. “Other Secured Persons” means each Lender, the Administrative Agent, each Indemnified Party, each Lender Counterparty, any Eligible Secured Swap Counterparty, each co- agent or sub-agent appointed by the Administrative Agent pursuant to Section 9.05 of the Credit Agreement and any legal owner, holder, assignee or pledgee of any of the Secured Obligations. “Paid In Full In Cash” means (i) the irrevocable and indefeasible payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans outstanding under the Credit Agreement, (ii) the payment in full in cash or posting of cash collateral in respect of all other obligations or amounts that are outstanding under the Credit Agreement, (iii) the termination of all Commitments under the Credit Agreement, (iv) payment in full in cash of all amounts owed under and the termination of all obligations under each Treasury Management Services Agreements, and (v) the termination of all Swap Contracts and the payment in full in cash or posting of acceptable collateral in respect of all other obligations or amounts that are owed to any Lender Counterparty under such Swap Contracts as required by the terms thereof or the novation of such Swap Contracts to third parties. “Permitted Encumbrances” means all (i) Liens under operating agreements, unit agreements, mineral leases, oil and gas leases, processing agreements, transportation agreements, gas balancing agreements, and other agreements for the handling of oil and gas production, provided that none of the foregoing liens secure Indebtedness (as defined in the Credit Agreement), and in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (ii) easements, rights of way, restrictions, encroachments and other minor defects and irregularities in title to any Mortgaged Property, so long as such defects and irregularities neither secure Indebtedness nor materially impair the value of such Mortgaged Property or the use of such Mortgaged Property for the purposes for which such Mortgaged Property is held, and (iii) liens permitted by Section 7.01 of the Credit Agreement.. “Secured Obligations” has the meaning assigned to such term in Section 2.03. “UCC Collateral” means the property and other assets described in Section 2.02.

5 ARTICLE II GRANT OF LIEN AND SECURED OBLIGATIONS Section 2.01. Grant of Liens. To secure payment of the Secured Obligations, the Mortgagor does by these presents hereby: (i) GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER, PLEDGE, HYPOTHECATE and CONVEY AND, to the extent permitted by applicable law, GRANT A POWER OF SALE to the Mortgagee, for its benefit and the benefit of the Other Secured Persons, with mortgage covenants, and upon the statutory mortgage condition for the breach of which this Mortgage may be subject to foreclosure as provided by applicable law, in and to all properties, rights and interests which are located in (or cover or relate to properties located in) the State of Kansas and the State of Oklahoma (collectively, the “Mortgage States”), or which are located within (or cover or relate to properties located within) the Outer Continental Shelf or other offshore area adjacent such Mortgage State over which the United States of America asserts jurisdiction and to which the laws of such Mortgage State are applicable with respect to this Mortgage and/or the Liens created hereby, and which are described as follows: (a) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties described on Exhibit A. (b) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning the Oil and Gas Properties, the Hydrocarbons or any other item of property which are in the possession of the Mortgagor, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data. (c) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all Hydrocarbons. (d) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Liens hereof by the Mortgagor or by anyone on the Mortgagor’s behalf; and the Mortgagee are hereby authorized to receive the same at any time as additional security hereunder. (e) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties and all other rights, titles, interests and estates and every part and parcel thereof, including, without limitation, any rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances to which any of such Oil and Gas Properties or other rights, titles, interests or estates are subject or otherwise; all rights of the Mortgagor to Liens securing payment of proceeds from the sale of production from any of such Oil and Gas Properties, together with any and all renewals and extensions of any of such related rights, titles, interests or estates; all contracts and agreements supplemental to or

6 amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Mortgagor in and to the such related rights, titles, interests or estates. (f) All of the Mortgagor’s rights, titles and interests in and to all surface fees and fee estates described on Exhibit A, if any, compressor sits, settling ponds, equipment or pipe yards, office sits and all property and fixtures located thereon, whether such surface fees, fee estates, compressor sits, settling ponds, equipment or pipe yards, office sites, and office buildings that are fee simple estates, leasehold estates or otherwise, together with all present and future rights, titles, easements and estates now owned or hereafter acquired by the Mortgagor under or in connection with such interest. Notwithstanding any provision in this Mortgage to the contrary, in no event (a) is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Mortgage, or (b) is any Excluded Personal Property (as defined in the Security Agreement) included in the definition of Mortgaged Property or UCC Collateral and no Excluded Personal Property is encumbered by this Mortgage. As used herein, “Flood Insurance Regulations” shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et. seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004, and (v) the Biggert-Waters Flood Reform Act of 2012, and any regulations promulgated thereunder. Any fractions or percentages specified on Exhibit A in referring to the Mortgagor’s interests are solely for purposes of the warranties made by the Mortgagor pursuant to Section 4.01 and Section 4.05 and shall in no manner limit the quantum of interest affected by this Section 2.01 with respect to any Oil and Gas Property or with respect to any unit or well identified on Exhibit A. Section 2.02. Grant of Security Interest. To further secure the Secured Obligations, the Mortgagor hereby grants to the Mortgagee, for its benefit and the benefit of the Other Secured Persons, a security interest in and to all of the following (whether now or hereafter acquired by operation of law or otherwise): (a) all Accounts; (b) all Deposit Accounts (other than payroll, withholding tax and other fiduciary Deposit Accounts), all Commodities Accounts and all Securities Accounts; (c) all Documents; (d) all General Intangibles (including, without limitation, rights in and under any Payment Intangible, Swap Agreement or any Commodity Contract) and all rights under insurance contracts and rights to insurance proceeds;

7 (e) all Instruments; (f) all Goods (including, without limitation, all Inventory, all Equipment and all Fixtures whether or not relating to the Mortgaged Property); (g) all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing); (h) all As-Extracted Collateral from or attributable to the Oil and Gas Properties; (i) all books and records pertaining to the Oil and Gas Properties; (j) all Fixtures; (k) all Hydrocarbons; (l) to the extent not otherwise included, any other property insofar as it consists of personal property of any kind or character defined in and subject to the Applicable UCC; and (m) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing. Section 2.03. Secured Obligations. This Mortgage is executed and delivered by the Mortgagor to secure and enforce the following (the “Secured Obligations”): (a) Payment of and performance of any and all indebtedness, fees, interest, indemnities, reimbursements, obligations and liabilities of the Mortgagor (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) pursuant to the Credit Agreement, this Mortgage or any other Loan Document, whether now existing or hereafter arising and being in the original principal amount of $60,000,000 with final maturity as provided in the Credit Agreement. (b) Any sums which may be advanced or paid by the Mortgagee or any Other Secured Person under the terms hereof or of the Credit Agreement or any Secured Transaction Document on account of the failure of the Borrower, the Mortgagor or any of the Borrower’s Subsidiaries to comply with the covenants of the Mortgagor contained herein, in the Credit Agreement or any other Secured Transaction Document whether pursuant to Section 4.09 hereof or otherwise and all other obligations, liabilities and indebtedness of the Borrower, the Mortgagor or any other Guarantor arising pursuant to the provisions of this Mortgage or any Secured Transaction Document. (c) Any additional loans made by the Mortgagee or any Lender to the Borrower. It is contemplated that the Mortgagee and the Lenders may lend additional sums to the Borrower from time to time, but shall not be obligated to do so, and the Mortgagor agrees that any such additional loans shall be secured by this Mortgage.

8 (d) Payment of and performance of any and all present or future obligations of the Borrower under any Secured Swap Agreement, including any deferred premiums in respect of puts, floors or options constituting Secured Swap Agreement. (e) Payment of and performance of any and all present or future obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired, of the Mortgagor and any of its Subsidiaries under any Treasury Management Services Agreements. (f) Any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part. Section 2.04. Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Mortgage: (i) some portions of the UCC Collateral described or to which reference is made herein are goods which are or which or are to become Fixtures on the land described or to which reference is made herein or on Exhibit A; (ii) the security interests created hereby under applicable provisions of the Applicable UCC will attach to all As-Extracted Collateral (all minerals including oil and gas and the Accounts resulting from the sale thereof at the wellhead or minehead located on the Oil and Gas Properties described or to which reference is made herein or on Exhibit A) and all other Hydrocarbons; (iii) this Mortgage is to be filed of record in the real estate records or other appropriate records as a financing statement; (iv) the Mortgagor is the record owner of the real estate or interests in the real estate or immoveable property comprised of the Mortgaged Property (or if the Mortgagor is not such record owner, then the name of such record owner is provided in the body of this Mortgage or in the exhibits attached hereto); and (v) the mailing address of Mortgagor (debtor) is the address of Mortgagor set forth in the initial paragraph of this Mortgage and the address of Mortgagee (secured party) from which information concerning the security interests hereunder may be obtained is the address of Mortgagee set forth in the initial paragraph of this Mortgage. Section 2.05. Pro Rata Benefit. This Mortgage is executed and granted for the pro rata benefit and security of the Mortgagee and the Other Secured Persons to secure the Secured Obligations for so long as same remains unpaid and thereafter until the Secured Obligations have been Paid In Full In Cash. ARTICLE III ASSIGNMENT OF AS-EXTRACTED COLLATERAL Section 3.01. Assignment. (a) The Mortgagor has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Mortgagee, for itself and the benefit of the Other Secured Persons, in and to: (i) all of its As-Extracted Collateral located in or relating to the Mortgaged Properties located in the county where this Mortgage is filed, including without limitation, all As-Extracted Collateral relating to the

9 Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom; (ii) the revenues and proceeds now and hereafter attributable to such Mortgaged Properties, including the Hydrocarbons, and said products and all payments in lieu, such as “take or pay” payments or settlements; and (iii) all amounts and proceeds hereafter payable to or to become payable to the Mortgagor or now or hereafter relating to any part of such Mortgaged Properties and all amounts, sums, monies, revenues and income which become payable to the Mortgagor from, or with respect to, any of the Mortgaged Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests. (b) If an Event of Default shall have occurred and be continuing, the Hydrocarbons and products are to be delivered into pipe lines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Mortgagee, for its benefit and the benefit of the Other Secured Persons, free and clear of all taxes, charges, costs and expenses; and all such revenues and proceeds shall be paid directly to the Mortgagee, at its offices in Toronto, Ontario, with no duty or obligation of any party paying the same to inquire into the rights of the Mortgagee to receive the same, what application is made thereof, or as to any other matter. (c) If an Event of Default shall have occurred and be continuing, the Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by the Mortgagee or any party in order to have said proceeds and revenues so paid to the Mortgagee. In addition to any and all rights of a secured party under Sections 9-607 and 9-609 of the Applicable UCC, the Mortgagee is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of the Mortgagor or the Mortgagee for the account of the Mortgagor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a Deposit Account with the Mortgagee, a Lender or other acceptable commercial bank as additional collateral securing the Secured Obligations; and to execute transfer and division orders in the name of the Mortgagor, or otherwise, with warranties binding the Mortgagor. All proceeds received by the Mortgagee pursuant to this grant and assignment shall be applied as provided in Section 5.14. (d) The Mortgagee shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Mortgagee shall have the right, at its election, in the name of the Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Mortgagee and/or the Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Mortgagor.

10 (e) The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to pursue any and all rights of the Mortgagor to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the Liens granted to the Mortgagee in Section 2.01(e), the Mortgagor hereby further transfers and assigns to the Mortgagee any and all such Liens, security interests, financing statements or similar interests of the Mortgagor attributable to its interest in the As- Extracted Collateral, any other Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to the Mortgagee in this Section 3.01, being coupled with an interest, shall be irrevocable until the Secured Obligations have been Paid In Full In Cash. Section 3.02. No Modification of Payment Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Borrower or the Mortgagor to make prompt payment of all amounts constituting Secured Obligations when and as the same become due regardless of whether the proceeds of the As-Extracted Collateral and Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Secured Obligations. Nothing in this Article III is intended to be an acceptance of collateral in satisfaction of the Secured Obligations. ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS The Mortgagor hereby represents, warrants and covenants as follows: Section 4.01. Title. To the extent of the undivided interests specified on Exhibit A, the Mortgagor has good and defensible title to and is possessed of the Hydrocarbon Interests and has good title to the UCC Collateral. The Collateral is free of all Liens except Permitted Encumbrances. Section 4.02. Defend Title. This Mortgage is, and always will be kept, a direct first priority Lien upon the Collateral; provided that Permitted Encumbrances may exist, but no intent to subordinate the priority of the Liens created hereby is intended or inferred by such existence. The Mortgagor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on a parity with the Lien of this Mortgage upon the Collateral or any part thereof other than such Permitted Encumbrances. The Mortgagor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until the Secured Obligations shall be Paid In Full In Cash. If (i) an adverse claim be made against or a cloud develop upon the title to any part of the Collateral other than a Permitted Encumbrance or (ii) any Person, including the holder of a Permitted Encumbrance, shall challenge the priority or validity of the Liens created by this Mortgage, then the Mortgagor agrees to immediately defend against such adverse claim, take appropriate action to remove such cloud or subordinate such Permitted Encumbrance, in each case, at the Mortgagor’s sole cost and expense. The Mortgagor further agrees that the Mortgagee may take such other action as they deem advisable to protect and preserve their interests in the Collateral, and in such event the Mortgagor will indemnify the

11 Mortgagee against any and all cost, attorneys’ fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud. Section 4.03. Not a Foreign Person. The Mortgagor is not a “foreign person” within the meaning of the Code, Sections 1445 and 7701 (i.e. the Mortgagor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder). Section 4.04. Power to Create Lien and Security. The Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a security interest in all of the Collateral in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever is required in connection with the execution and delivery by the Mortgagor of this Mortgage except for (i) authorizations, approvals, consents or waivers which have been duly obtained and are in full force and effect, (ii) authorizations, approvals, consents or waivers the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. Section 4.05. Rentals Paid; Leases in Effect. All rentals and royalties due and payable in accordance with the terms of any leases or subleases comprising a part of the Mortgaged Property have been duly paid or provided for, and all leases or subleases comprising a part of the Oil and Gas Property are in full force and effect, in each case, except as could not reasonably be expected to have a Material Adverse Effect. Section 4.06. Operation By Third Parties. If any portion of the Mortgaged Property is comprised of interests which are not working interests or which are not operated by the Mortgagor or one of its Affiliates, then with respect to such interests and properties, the Mortgagor’s covenants as expressed in this Article IV are modified to require that the Mortgagor use reasonable commercial efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Mortgaged Properties. Section 4.07. Abandon, Sales. The Mortgagor will not sell, lease, assign, transfer or otherwise dispose or abandon any of the Collateral except as permitted by the Credit Agreement. Section 4.08. Failure to Perform. The Mortgagor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, the Mortgagee, in the Mortgagor’s name or its or their own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Mortgagor to the Mortgagee, and the Mortgagee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by the Mortgagor to the Mortgagee pursuant to this Mortgage shall bear interest from the date of such expenditure or payment to such Person until paid at the Default Rate.

12 ARTICLE V RIGHTS AND REMEDIES Section 5.01. Event of Default. An Event of Default under the Credit Agreement shall be an “Event of Default” under this Mortgage. Section 5.02. Foreclosure and Sale. (a) If an Event of Default shall occur and be continuing, to the extent provided by applicable law, the Mortgagee shall have the right and option to proceed with foreclosure by: with respect to that portion of the Mortgaged Property located in or adjacent to any Mortgage State proceeding, with foreclosure and to sell all or any portion of such Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Mortgagee may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Mortgaged Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Mortgaged Property is to be sold. Nothing contained in this Section 5.02 shall be construed so as to limit in any way any rights to sell the Mortgaged Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. The Mortgagor hereby irrevocably appoints the Mortgagee, with full power of substitution, to be the attorneys-in-fact of the Mortgagor and in the name and on behalf of the Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Mortgagor ought to execute and deliver and do and perform any and all such acts and things which the Mortgagor ought to do and perform under the covenants herein contained and generally, to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Mortgagee. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Mortgagee, as appropriate, to have physically present possession of, or to have constructive possession of, the Mortgaged Property (the Mortgagor hereby covenanting and agreeing to deliver any portion of the Mortgaged Property not actually or constructively possessed by the Mortgagee immediately upon his or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Mortgagee shall contain a general warranty of title, binding upon the Mortgagor and its successors and assign (iii) each and every recital contained in any instrument of conveyance made by the Mortgagee shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of

13 the Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, the Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations (in the order of priority set forth in Section 5.14) in lieu of cash payment. (b) If an Event of Default shall occur and be continuing, then (i) the Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral or (ii) the Mortgagee may proceed as to any Collateral in accordance with the rights and remedies granted under this Mortgage or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Mortgagee under any other provision of this Mortgage or under any other Loan Document or any Secured Transaction Document. Written notice mailed to the Mortgagor as provided herein at least ten (10) days prior to the date of public sale of any part of the Collateral which is personal property subject to the provisions of the Applicable UCC, or prior to the date after which private sale of any such part of the Collateral will be made, shall constitute reasonable notice. Section 5.03. Substitute Agents. The Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Mortgagee, including the posting of notices and the conduct of sale, but in the name and on behalf of the Mortgagee. If the Mortgagee shall have given notice of sale hereunder, any successor or substitute mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute mortgagee agent conducting the sale. Section 5.04. Judicial Foreclosure; Receivership. If an Event of Default shall have occurred and be continuing, the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Mortgagee in connection with any such receivership shall be a demand obligation (which obligation the Mortgagor hereby expressly

14 promises to pay) owing by the Mortgagor to the Mortgagee and shall bear interest from the date of making such advance by the Mortgagee until paid at the Default Rate. Section 5.05. Foreclosure for Installments. If an Event of Default shall have occurred and be continuing, the Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Obligations which have not been paid when due either through the courts to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Secured Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Secured Obligations then due; such sale may be made subject to the unmatured portion of the Secured Obligations, and any such sale shall not in any manner affect the unmatured portion of the Secured Obligations, but as to such unmatured portion of the Secured Obligations this Mortgage shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Secured Obligations. Section 5.06. Separate Sales. The Collateral may be sold in one or more parcels and to the extent permitted by applicable law in such manner and order as the Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales. Section 5.07. Possession of Mortgaged Property. If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude the Mortgagor, its successors or assigns, and all persons claiming under the Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of the Mortgagor, in the name, place and stead of the Mortgagor, or otherwise as the Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by the Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to the Mortgagee and shall bear interest from date of expenditure until paid at the Default Rate. Section 5.08. Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale the Mortgagor or the Mortgagor’s heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Collateral by, through or under the Mortgagor, are occupying or using the Mortgaged Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale

15 shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction. Section 5.09. Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to r the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Collateral or any portion thereof). Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Mortgagee, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy. No delay or omission by the Mortgagee or any Other Secured Person in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing. To the extent permitted by applicable law, Mortgagor expressly waives any defense, rule, or applicable law pertaining to or prohibiting splitting of causes of action and further consents and agrees that the Mortgagee may institute one or more causes of action (including one or more foreclosure proceedings, actions on the Secured Transaction Documents or Notes secured hereby, or any combination of such proceedings or actions) as a remedy, simultaneously or consecutively. Mortgagor expressly acknowledges and consents to Mortgagee commencing separate lawsuits seeking to recover on the secured obligations and/or foreclosure. Section 5.10. Discontinuance of Proceedings. If the Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Secured Transaction Document or available at law and shall thereafter elect to discontinue or abandon same for any reason, then it shall have the unqualified right so to do and, in such an event, the parties shall be restored to their former positions with respect to the Secured Obligations, this Mortgage, the Credit Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Mortgagee, as applicable, shall continue as if same had never been invoked. Section 5.11. No Release of Obligations. Neither the Mortgagor, any Guarantor nor any other person hereafter obligated for payment of all or any part of the Secured Obligations shall be relieved of such obligation by reason of: (a) the failure of the Mortgagee to comply with any request of the Mortgagor, or any Guarantor or any other Person so obligated to foreclose the Lien of this Mortgage or to enforce any provision hereunder or under the Credit Agreement; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Mortgage without first having obtained the consent of, given notice to or paid any consideration to the Mortgagor, any Guarantor or such other Person, and in such event the Mortgagor, Guarantor and

16 all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Mortgagee; or (d) by any other act or occurrence save and except if the Secured Obligations are Paid In Full In Cash and any other obligations hereunder or under the Credit Agreement are completely fulfilled. Section 5.12. Release of and Resort to Collateral. The Mortgagee may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Mortgage or its stature as a first and prior Lien in and to the Collateral, and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Secured Obligations. For payment of the Secured Obligations, the Mortgagee may resort to any other security therefor held by the Mortgagee in such order and manner as the Mortgagee may elect. Section 5.13. Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent permitted by law, the Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Mortgagor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of the Mortgagee’s or any other secured Person’s intention to accelerate maturity of the Secured Obligations or of any election to exercise or any actual exercise of any right, remedy or recourse provided for hereunder or under any Secured Transaction Document or available at law; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Mortgage and now in force, of which the Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute. Section 5.14. Application of Proceeds. The proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied: (a) First, to the payment of all reasonable expenses incurred by the Mortgagee incident to the enforcement of this Mortgage, the Credit Agreement or any Secured Transaction Document to collect any portion of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees, legal fees, if applicable), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Mortgagee under this Mortgage or in executing any trust or power hereunder; and (b) Second, as set forth in Section 8.03 of the Credit Agreement.

17 Section 5.15. Resignation of Operator. In addition to all rights and remedies under this Mortgage, at law and in equity, if any Event of Default shall occur and the Mortgagee shall exercise any remedies under this Mortgage with respect to any portion of the Mortgaged Property (or the Mortgagor shall transfer any Mortgaged Property “in lieu of’ foreclosure) whereupon the Mortgagor is divested of its title to any of the Collateral, the Mortgagee shall have the right to request that any operator of any Mortgaged Property which is either the Mortgagor or any Affiliate of the Mortgagor to resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by the Mortgagor of any such request, the Mortgagor shall resign (or cause such other Person to resign) as operator of such Collateral. Section 5.16. Indemnity. THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE, IN CONNECTION WITH ANY ACTION TAKEN, FOR ANY LOSS SUSTAINED BY THE MORTGAGOR RESULTING FROM AN ASSERTION THAT THE MORTGAGEE HAS RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE MORTGAGED PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY SEEKING INDEMNITY. NO INDEMNIFIED PARTY SHALL BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF THE MORTGAGOR. THE MORTGAGOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS MORTGAGE OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER UNLESS SUCH LIABILITY, LOSS OR DAMAGE IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY SEEKING INDEMNITY. IF ANY INDEMNIFIED PARTY SHALL MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION THE MORTGAGOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY THE MORTGAGOR TO SUCH INDEMNIFIED PARTY AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE DEFAULT RATE. THE MORTGAGOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF EACH INDEMNIFIED PARTY WITH RESPECT TO THE MORTGAGED PROPERTY TAKEN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS MORTGAGE. THE LIABILITIES OF THE MORTGAGOR AS SET FORTH IN THIS SECTION 5.16 SHALL SURVIVE THE TERMINATION OF THIS MORTGAGE. ARTICLE VI RESERVED Section 6.01. Reserved.

18 ARTICLE VII MISCELLANEOUS Section 7.01. Reserved. Section 7.02. Releases. (a) Full Release. If all Secured Obligations shall be Paid In Full In Cash, the Mortgagee shall forthwith cause satisfaction and discharge of this Mortgage to be entered upon the record at the expense of the Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect. (b) Partial Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction permitted by the Credit Agreement, then the Mortgagee, at the request and sole expense of the Mortgagor, shall promptly execute and deliver to the Mortgagor all releases, re-conveyances or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Mortgaged Property. At the request and sole expense of the Borrower, the Mortgagor shall be released from its obligations hereunder in the event that all of the Equity Interests of the Mortgagor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Mortgagee, at least five Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the Mortgagor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. (c) Possession of Notes. The Mortgagor acknowledges and agrees that possession of any Note (or any replacements of any said Note or other instrument evidencing any part of the Secured Obligations) at any time by the Borrower, the Mortgagor or any other guarantor shall not in any manner extinguish the Secured Obligations or this Mortgage, and the Borrower shall have the right to issue and reissue any of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Secured Obligations or the Lien of this Mortgage. Section 7.03. Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the parties shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

19 Section 7.04. Successors and Assigns. The terms used to designate any party or group of persons shall be deemed to include the respective heirs, legal representatives, successors and assigns of such Persons. Section 7.05. Satisfaction of Prior Encumbrance. To the extent that proceeds of the Credit Agreement are used to pay indebtedness secured by any outstanding Lien against the Mortgaged Property then the parties agree that: (a) such proceeds have been advanced at the Mortgagor’s request, and (b) the Mortgagee and the Lenders shall be subrogated to any and all rights and Liens owned by any owner or holder of such outstanding Liens, irrespective of whether said Liens are or have been released. It is expressly understood that, in consideration of the payment of such other indebtedness, the Mortgagor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness. This Mortgage is made with full substitution and subrogation of the Mortgagee and his successors in this trust and his and their assigns in and to all covenants and warranties by others heretofore given or made in respect of the Mortgaged Property or any part thereof. Section 7.06. Application of Payments to Certain Obligations. If any part of the Secured Obligations cannot be lawfully secured by this Mortgage or if any part of the Mortgaged Property cannot be lawfully subject to the Lien hereof to the full extent of the Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Mortgage. Section 7.07. Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto. Section 7.08. Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified in Section 7.12 (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by the laws of any state in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice. Section 7.09. Counterparts. This Mortgage is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded shall be attached as Exhibit A to such counterpart. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Complete copies of this Mortgage containing the entire Exhibit A have been retained by the Mortgagee.

20 Section 7.10. Governing Law. This Mortgage shall be construed under and governed by the laws of the State of New York; provided, however, that, with respect to any portion of the Mortgaged Property located outside of the State of New York, the laws of the State in which such property is located in, or offshore area adjacent to (and State law made applicable as a matter of Federal law), shall apply to the extent of procedural and substantive matters relating only to the creation, perfection, foreclosure of Liens and enforcement of rights and remedies against the Mortgaged Property located in such State. Section 7.11. Financing Statement; Fixture Filing. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within or on the Mortgaged Property and is to be filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Mortgaged Property (including said fixtures) are situated. This Mortgage shall also be effective as a financing statement covering As-Extracted Collateral (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Applicable UCC and is to be filed for record in the real estate records, UCC records or other appropriate records of each jurisdiction where any part of the Mortgaged Property is situated. Section 7.12. Execution of Financing Statements. Pursuant to the Applicable UCC, the Mortgagor authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Mortgaged Property without the signature of the Mortgagee in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of the Mortgagee under this Mortgage. The Mortgagor also authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Mortgagor”, “all personal property of the Mortgagor” or words of similar effect. The Mortgagor shall pay all costs associated with the filing of such instruments. In that regard, the following information is provided: Name of Debtor: SandRidge Exploration and Production, LLC Address of Debtor: 123 Robert South Kerr Avenue Oklahoma City, OK 73102 State of Formation/Location: Delaware Organizational ID Number: 3279526 Facsimile: 405-429-5977 Telephone: 405-429-5500 Principal Place of Business of Debtor: 123 Robert South Kerr Avenue Oklahoma City, OK 73102

21 Name of Secured Party: Icahn Agency Services LLC as Administrative Agent Address of Secured Party: c/o Icahn Enterprises L.P. 16690 Collins Avenue, Suite PH-1 Email Address: JLynn@sfire.com Owner of Record of Real Property: SandRidge Exploration and Production, LLC Section 7.13. Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS MORTGAGE; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS MORTGAGE; THAT IT HAS IN FACT READ THIS MORTGAGE AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS MORTGAGE; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS MORTGAGE; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS MORTGAGE; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS MORTGAGE RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS MORTGAGE ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.” Section 7.14. References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Mortgage refer to this Mortgage as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Mortgage unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein. Section 7.15. Swap Agreements. (a) Only Approved Counterparties Secured. Subject to Section 7.15(b), the benefit of the provisions of this Mortgage relating to collateral securing Indebtedness attributable to Secured Swap Agreements shall extend to the benefit of any Eligible Secured Swap Counterparty. (b) Lien Not Extinguished by Termination. If Secured Swap Agreements remain outstanding among the Mortgagor or any Guarantor and any Eligible Secured Swap Counterparty when the Indebtedness under the Credit Agreement have been Paid In Full In Cash then the Liens created by this Mortgage shall not be terminated, such Eligible

22 Secured Swap Counterparty being entitled to all of the benefits of this Mortgage until all Secured Swap Agreements between the Mortgage and such Eligible Secured Swap Counterparty are Paid In Full In Cash. (c) Swap Intercreditor Agreements. Notwithstanding anything herein to the contrary, this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of any applicable Swap Intercreditor Agreements, and further, to the extent any provision herein contained shall be inconsistent with any provision contained in any Swap Intercreditor Agreement, the provisions of such Swap Intercreditor Agreement shall prevail. ARTICLE VIII STATE SPECIFIC PROVISIONS Section 8.01. State Specific Provisions Generally. The state specific provisions detailed in this Article VIII apply to (1) Mortgaged Property located in that state or commonwealth and (2) UCC Collateral subject to the applicable law of that state or commonwealth. Section 8.02. Special Oklahoma Provisions. (a) Power of Sale. The Mortgagor hereby confers on the Mortgagee the power to sell the Mortgaged Property in accordance with the Oklahoma Power of Sale Mortgage Foreclosure Act (OKLA. STAT. tit. 46, §§ 41-49), as the same maybe amended from time to time. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE. The parties hereto are cognizant of and acknowledge the Oklahoma Power of Sale Mortgage Foreclosure Act which went into effect November 1, 1986. Regardless of any provision to the contrary in this Mortgage, it is the intent of the parties that the power of sale granted herein may be exercised by the Mortgagee pursuant to the terms and provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act. (b) No Consumer Loan or Homestead Mortgage. The Mortgagor hereby represents and warrants that the transaction described in this Mortgage does (1) not involve a consumer loan as said term is defined in Section 3-104 of Title 14A of the Oklahoma Statutes, (2) not secure an extension of credit made primarily for agricultural purposes as defined in paragraph 4 of Section 1-301 of Title 14A of the Oklahoma Statutes, and (3) not mortgage Mortgagor’s homestead. (c) Rights Under Oklahoma Oil and Gas Owners’ Lien Act. The Mortgagor hereby grants, sells, assigns and sets over unto the Mortgagee during the term hereof all of the Mortgagor’s rights and interests pursuant to the provisions of the Oil and Gas Owners’ Lien Act (OKLA. STAT. tit. 52, §§ 548.1-548.6 (the “Oklahoma Act”), hereby vesting in the Mortgagee all of the Mortgagor’s rights as an interest owner to the continuing security interest in and Lien upon the oil or gas severed or the proceeds of sale. The Mortgagee may, at its option, file the verified notice of lien in order to perfect

23 such Lien, but shall not be obligated to make such filing and shall not be held liable to the Mortgagor for any act or omission pursuant to the Oklahoma Act. (d) Waiver of Oklahoma Appraisement. Appraisement of the Mortgaged Property is hereby waived (or not) at the option of the Mortgagor, such option to be exercised at the time judgment is rendered in any foreclosure hereof or at any time prior thereto. (e) Mortgage Tax Exemption. This Mortgage covers oil and gas leasehold interests and other oil and gas properties in Oklahoma. The Attorney General of Oklahoma has determined in an opinion dated August 24, 1956, that a mortgage on an oil and gas lease is not subject to mortgage tax and further, Title 68 O.S. § 1905 permits the filing of a sworn statement setting forth facts supporting the claim to an exemption to the imposition of a tax and Title 68 O.S. § 1909 permits the filing of an affidavit to assist County Treasurers in making any appointment of tax between the counties. In consideration of the foregoing, the undersigned, by executing this Mortgage, deposes and says: This Mortgage covers oil and gas leasehold interests and other oil and gas properties in Oklahoma. Accordingly pursuant to the Oklahoma Attorney General Opinion of August 24, 1956, the Mortgagor submits this Mortgage for recordation without payment of any mortgage tax, as no mortgage tax is due. [SIGNATURES BEGIN NEXT PAGE]

EXECUTED this ____ day of November, 2020, to be effective as of the ____ day of November, 2020. SANDRIDGE EXPLORATION AND PRODUCTION, LLC _________________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer STATE OF OKLAHOMA § § COUNTY OF OKLAHOMA § This instrument was acknowledged before me on [___], 2020 by Carl F. Giesler, Jr., President and Chief Executive Officer of SANDRIDGE EXPLORATION AND PRODUCTION, LLC, a Delaware limited liability company, on behalf of said limited liability company. ________________________________________ Notary Public, State of Oklahoma Printed Name: _________________________ My Commission Expires: ________________ [SEAL]

Exhibit A – Page 1 EXHIBIT A to MORTGAGE, LINE OF CREDIT MORTGAGE, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT Introduction The capitalized terms used but not defined in this Exhibit A are used as defined in the Mortgage. For purposes of this Exhibit A the capitalized terms not defined in the Mortgage are as follows: 1. “Working Interest” or “Gross Working Interest” and “W.I.” or “G.W.I.” means an interest owned in an oil, gas and mineral lease that determines the cost bearing percentage of the owner of such interest. 2. “Net Revenue Interest” or “N.R.I.” means an interest (expressed as a percentage or decimal fraction), determined net of all royalties, overriding royalties, production payments or other burdens payable out of production, in and to all Hydrocarbons produced and saved from or attributable to a Well. In the case of any Well listed in Exhibit A, the Net Revenue Interest specified for such Well shall mean the sum of the percentage or decimal fraction set forth after the words “Net Revenue Interest” in the portion applicable to such Well plus, in the case of any Well with respect to which a royalty interest and/or overriding royalty is stated in this Exhibit A and applicable to such Well, the percentage or decimal fraction set forth after the words “Royalty Interest” or “Overriding Royalty Interest” in each such portion of Exhibit A. 3. “Before Payout” or “BPO” means the Working Interest and/or Net Revenue Interest of a party before the point in time when the Well has recovered from production all costs as specified in underlying farmout, assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period. 4. “After Payout” or “APO” means the Working Interest and/or Net Revenue Interest of a party after the point in time when the Well has recovered from production all costs as specified in the underlying farmout, assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period. 5. “Well” means (i) any existing well identified in Exhibit A, including replacement well drilled in lieu thereof from which gas is now or hereafter produced and (ii) any well at any time producing or capable of producing gas attributable to the Hydrocarbons as defined above, including any well which has been shut-in, has temporarily ceased production or on which workover, reworking, plugging and abandonment or other operations are being conducted or planned.

Exhibit A – Page 2 All references contained in this Exhibit A to the Oil and Gas Properties are intended to include references to (i) the volume or book and page, file, entry or instrument number of the appropriate records of the particular county in the State where each such lease or other instrument is recorded and (ii) all valid and existing amendments to such lease or other instrument of record in such county records regardless of whether such amendments are expressly described herein. A special reference is here made to each such lease or other instrument and the record thereof for a more particular description of the property and interests sought to be affected by the Mortgage and for all other purposes. For recording purposes, in regards to each county portion to this Exhibit A, this Introduction may be attached to an original executed copy of the Mortgage, Line of Credit Mortgage, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement to be separately filed of record in each county.

I-1 Form of Security Agreement EXHIBIT I FORM OF SECURITY AGREEMENT (see attached)

PLEDGE AND SECURITY AGREEMENT dated as of November 30, 2020 from the Grantors referred to herein, to Icahn Agency Services LLC, as Administrative Agent

Table of Contents Page i Section 1. Terms Generally ........................................................................................................... 2 Section 2. Grant of Security ........................................................................................................... 3 Section 3. Security for Obligations ................................................................................................ 4 Section 4. Grantors Remain Liable ................................................................................................ 4 Section 5. Delivery and Control of Security Collateral ................................................................. 5 Section 6. Maintaining Deposit and Securities Accounts .............................................................. 7 Section 7. Representations and Warranties .................................................................................... 8 Section 8. Further Assurances ....................................................................................................... 9 Section 9. Collections on Receivables and Related Contracts ..................................................... 10 Section 10. As to Intellectual Property .......................................................................................... 10 Section 11. Voting Rights; Dividends; Etc .................................................................................... 11 Section 12. Additional Shares ........................................................................................................ 12 Section 13. Administrative Agent Appointed Attorney-in-Fact .................................................... 12 Section 14. Administrative Agent May Perform ........................................................................... 12 Section 15. The Administrative Agent’s Duties ............................................................................ 12 Section 16. Remedies ..................................................................................................................... 13 Section 17. Subordination of Liens ................................................................................................ 15 Section 18. Amendments; Waivers; Additional Grantors; Etc ...................................................... 15 Section 19. Notices, Etc ................................................................................................................. 15 Section 20. Continuing Security Interest; Assignments under the Credit Agreement ................... 15 Section 21. Release; Termination .................................................................................................. 16 Section 22. Terms Generally; References and Titles ..................................................................... 17 Section 23. Execution in Counterparts .......................................................................................... 17 Section 24. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. ........................................... 17 Schedules and Exhibits Schedule I Location, Type of Organization, Jurisdiction of Organization and Organizational Identification Number Schedule II Pledged Equity Exhibit A Form of Security Agreement Supplement

PLEDGE AND SECURITY AGREEMENT PLEDGE AND SECURITY AGREEMENT dated as of November 30, 2020 (this “Agreement”), made by SandRidge Energy, Inc., a Delaware corporation (the “Borrower”), the other Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 18) (the Borrower, the Persons so listed and the Additional Grantors being collectively the “Grantors”), to Icahn Agency Services LLC, as administrative agent (the “Administrative Agent”) for the Secured Parties (as hereinafter defined). PRELIMINARY STATEMENTS (1) The Borrower has entered into the Credit Agreement dated as of November 30, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders party thereto and Icahn Agency Services LLC, as administrative agent (the “Administrative Agent”). (2) As contemplated in the Credit Agreement, the Grantors owe, and may hereafter owe Obligations to Lender Counterparties. The Swap Contracts and Treasury Management Services Agreements under which such Obligations are owed are herein called the “Lender Contracts”. (3) As contemplated in the Credit Agreement, the Grantors and certain Eligible Secured Swap Counterparties have or may enter into certain Swap Contracts (collectively, the “Secured Swap Agreements”). (4) The Grantors are entering into this Agreement in order to grant to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined). (5) Each Grantor is the owner of the shares of stock or other Equity Interests (the “Initial Pledged Equity”) set forth opposite such Grantor’s name on and as otherwise described in Schedule II hereto and issued by the Persons named therein. (6) It is a condition precedent to the making of Loans by the Secured Parties under the Credit Agreement and the entry into Lender Contracts from time to time, that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement. (7) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents and the Lender Contracts. NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Parties to make Loans under the Credit Agreement and to induce the Secured Parties to enter into the Lender Contracts from time to time, each Grantor agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows: Section 1. Terms Generally. Unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of

2 perfection or non-perfection or priority. “Federal Book Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)”) governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D (“Additional Provisions”) of 31 C.F.R. Part 357, 31 C.F.R. § 357.2, § 357.10 through § 357.14 and § 357.41 through § 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book- entry securities. Section 2. Grant of Security. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations (as defined below): (a) all Equipment; (b) all Inventory; (c) all Accounts, Chattel Paper (including tangible chattel paper and electronic chattel paper), Instruments (including promissory notes), Securities Accounts, General Intangibles (including payment intangibles, Swap Contracts and rights as administrative agent or other agent under any loan agreements relating to Pledged Debt (as defined below)) and all Supporting Obligations (any and all of such Accounts, Chattel Paper, Instruments, General Intangibles and other obligations, to the extent not referred to in clause (g), (h) or (i) below, being the “Receivables”, and any and all such Supporting Obligations, Security Agreements, Mortgages, Liens, Leases, letters of credit and other contracts being the “Related Contracts”); (d) all As-Extracted Collateral; (e) all Fixtures; (f) all Letter-of-Credit Rights; (g) the following (the “Security Collateral”): (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto; (ii) all additional shares of stock and other Equity Interests in Restricted Subsidiaries, from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the “Pledged Equity”), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; (iii) all Indebtedness from time to time owed to such Grantor (such Indebtedness, the “Pledged Debt”) and the instruments, if any, evidencing such Indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness; and

3 (iv) all other Investment Property (including all (A) Securities, whether Certificated Securities or Uncertificated Securities, (B) Security Entitlements, (C) Securities Accounts, (D) Commodity Contracts and (E) Commodity Accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto; (h) all Deposit Accounts; (i) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the following (collectively, “Intellectual Property”): (i) (A) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (B) the right to obtain all renewals of the foregoing (clauses (A) and (B), collectively, “Copyrights”) and (C) all written agreements naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright; (ii) (A) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (B) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (C) all rights to obtain any reissues or extensions of any of the foregoing (clauses (A) through (C), collectively, “Patents”) and (D) all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent; (iii) (A) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, (B) the right to obtain all renewals of any of the foregoing (clauses (A) and (B), collectively, “Trademarks”) and (C) all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark; (iv) all trade secrets and confidential information; (v) all tangible and digital embodiments of the foregoing; and (vi) all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; (j) all Documents (other than title documents with respect to vessels or vehicles); (k) all books and records (including customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

4 (l) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (k) of this Section 2 and this clause (l)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including all Commercial Tort Claims and (C) cash and Cash Equivalents; provided that the following property is excluded from the foregoing security interests: (A) voting Equity Interests in any CFC, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such CFC, (B) Equipment leased by a Grantor under a lease or otherwise financed pursuant to a purchase-money financing arrangement that prohibits the granting of a Lien on such Equipment, (C) any general intangible, investment property or other rights arising under any contract, instrument, license or other document or under any law, regulation, permit, order or decree of any Governmental Authority if (but only to the extent that) the grant of a security interest therein would constitute a violation of a legally effective restriction in respect of such general intangible, investment property or other rights in favor of a third party, unless and until all required consents shall have been obtained (for the avoidance of doubt, the restrictions described herein are not negative pledge or similar undertakings in favor of a lender or other financial counterparty) and (D) to the extent that (and only to the extent that) the grant of a security interest therein would constitute a material violation of applicable Law, any other property (any and all such excluded property being the “Excluded Personal Property”). Each Grantor shall, if requested to do so by the Administrative Agent, use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable with respect to Collateral which the Administrative Agent reasonably determines to be material. Section 3. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of (a) all Obligations of any Loan Party to the Agent, any Lender or Lender Counterparty arising under the Loan Documents and any Lender Contracts and (b) obligations of any Loan Party to any Eligible Secured Swap Counterparty arising under or in connection with any Secured Swap Agreements and subject to a Swap Intercreditor Agreement (collectively, the “Secured Obligations”). Section 4. Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Administrative Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, any other Loan Document or any Lender Contract, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Section 5. Delivery and Control of Security Collateral. (a) Subject to Section 5(i) below, all certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The

5 Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a). In addition, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations. (b) Subject to Section 5(i) below, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an uncertificated security, such Grantor will cause the issuer thereof either: (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Administrative Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an uncertificated security, upon the request of the Administrative Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder. Each Grantor that is the issuer of any Security Collateral or Pledged Equity belonging to another Grantor acknowledges the security interest granted hereunder in such Security Collateral and will take the actions described above in this clause (b). (c) Subject to Section 5(i) below, with respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes a security entitlement in which the Administrative Agent is not the entitlement holder, such Grantor will cause the securities intermediary with respect to such security entitlement either: (i) to identify in its records the Administrative Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such securities intermediary will comply with entitlement orders (that is, notifications communicated to such securities intermediary directing transfer or redemption of the financial asset to which such Grantor has a security entitlement) originated by the Administrative Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Administrative Agent (such agreements together being the “Securities Account Control Agreements”). (d) Subject to Section 5(i) below, no Grantor will add any securities intermediary that maintains a Securities Account for such Grantor or open any new securities account with any then-existing securities intermediary unless: (i) the Administrative Agent shall have received at least 10 days’ prior written notice of such securities intermediary or such new Securities Account, and (ii) the Administrative Agent shall have received, in the case of a securities intermediary that is not the Administrative Agent, a Securities Account Control Agreement authenticated by such new securities intermediary and such Grantor, or a supplement to an existing Securities Account Control Agreement with such then-existing securities intermediary, covering such new Securities Account.

6 No Grantor shall terminate any securities intermediary or terminate any Securities Account, except that a Grantor may terminate a Securities Account, and terminate a securities intermediary with respect to such Securities Account if it gives the Administrative Agent at least 10 days’ prior written notice of such termination. (e) Subject to Section 5(i) below, upon any termination by a Grantor of any Securities Account or any securities intermediary with respect thereto, such Grantor will immediately: (i) transfer all property held in such terminated Securities Account to another Securities Account, and (ii) notify all Obligors that were making payments to such Securities Account to make all future payments to another Securities Account, in each case so that the Administrative Agent shall have a continuously perfected security interest in such funds and property. (f) So long as no Event of Default shall have occurred and be continuing, each Grantor shall have sole right to direct the disposition of funds with respect to each of its Securities Accounts. (g) The Administrative Agent may transfer, direct the transfer of, or sell property credited to any Securities Account to satisfy the Grantor’s obligations under the Loan Documents and the Lender Contracts if an Event of Default shall have occurred and be continuing. (h) Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder. (i) Clauses (a) through (e) above shall not be applicable to any Collateral except Pledged Equity constituting certificated securities prior to the occurrence of an Event of Default. Section 6. Maintaining Deposit, Securities and Commodity Accounts. Only upon the occurrence and during the continuance of an Event of Default, (a) Each Grantor will maintain all Deposit Accounts, Securities Accounts and Commodity Accounts only with the Administrative Agent or with banks (the “Pledged Account Banks”) that have agreed, in a record authenticated by the Grantor, the Administrative Agent and the Pledged Account Banks, to: (i) comply with instructions originated by the Administrative Agent directing the disposition of funds in the Deposit Accounts, Securities Accounts and Commodity Accounts without the further consent of the Grantor, and (ii) waive or subordinate in favor of the Administrative Agent all claims of the Pledged Account Banks (including claims by way of a security interest, lien or right of setoff or right of recoupment) to the Deposit Accounts, Securities Accounts and Commodity Accounts, which authenticated record shall be in form and substance reasonably satisfactory to, and as negotiated in good faith by, the Administrative Agent (such agreements together being the “Account Control Agreements”), provided that each Grantor shall promptly (but in any case within 45 days) provide any such Account Control Agreement following the occurrence of an Event of Default (as defined in the Credit Agreement). (b) Each Grantor will promptly instruct each Person obligated at any time to make any payment to such Grantor for any reason (an “Obligor”) to make such payment to a Deposit Account.

7 (c) Except for any Deposit Account holding Cash Collateral, no Grantor will add any bank that maintains a Deposit Account for such Grantor or open any new deposit account with any then-existing Pledged Account Bank unless: (i) the Administrative Agent shall have received at least 10 days’ prior written notice of such additional bank or such new Deposit Account, and (ii) the Administrative Agent shall have received, in the case of a bank or Pledged Account Bank that is not the Administrative Agent, an Account Control Agreement authenticated by such new bank and such Grantor, or a supplement to an existing Account Control Agreement with such then existing Pledged Account Bank, covering such new Deposit Account. No Grantor shall terminate any bank as a Pledged Account Bank or terminate any Deposit Accounts or Securities Accounts, except that a Grantor may terminate a Deposit Account, and terminate a bank as a Pledged Account Bank with respect to such Deposit Account if it gives the Administrative Agent at least 10 days’ prior written notice of such termination. (d) Upon any termination by a Grantor of any Deposit Account or any Pledged Account Bank with respect thereto, such Grantor will immediately: (i) transfer all funds held in such terminated Deposit Account to another Deposit Account, and (ii) notify all Obligors that were making payments to such Deposit Account to make all future payments to another Deposit Account, in each case so that the Administrative Agent shall have a continuously perfected security interest in such funds and property. (e) So long as no Event of Default shall have occurred and be continuing, each Grantor shall have sole right to direct the disposition of funds with respect to each of its Deposit Accounts. (f) The Administrative Agent may, at any time and without notice to, or consent from, a Grantor transfer, or direct the transfer of, funds from the Deposit Accounts and Securities Accounts to satisfy the Grantor’s obligations under the Loan Documents and Lender Contracts if an Event of Default shall have occurred and be continuing. (g) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall be authorized to send to each Pledged Account Bank a Notice of Exclusive Control as defined in and under any Account Control Agreement. Section 7. Representations and Warranties. Each Grantor represents and warrants as follows: (a) As of the Closing Date, such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I (as amended as provided in Section 11(a)). As of the Closing Date, such Grantor is located (within the meaning of Section 9-307 of the UCC), is the type of organization and is organized in the state or jurisdiction set forth in Schedule I (as amended as provided in Section 9(a)). As of the Closing Date, the information set forth in Schedule I (as amended as provided in Section 9(a)) with respect to such Grantor is true and accurate in all respects. As of the Closing Date, such Grantor has not, within the prior five years, changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in Schedule I (as amended as provided in Section 9(a)) except as disclosed in Schedule I.

8 (b) To the extent required by the terms hereof, all Security Collateral consisting of certificated securities has been delivered into the control of the Administrative Agent. (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement or as permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents or as otherwise permitted under the Credit Agreement. (d) With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused, to the extent required by the terms hereof, the issuer thereof either: (i) to register the Administrative Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. (e) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity of the issuers thereof indicated on Schedule II. (f) (i) To the extent required by the terms hereof, all filings and other actions (including (A) actions necessary to obtain control of Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and (B) actions necessary to perfect the Administrative Agent’s security interest with respect to Collateral evidenced by a certificate of ownership) necessary to perfect the security interest in the Collateral of such Grantor created under this Agreement have been duly made or taken and are in full force and effect, and (ii) this Agreement creates in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of such Grantor (subject to Permitted Liens), securing the payment of the Secured Obligations except as otherwise expressly contemplated hereby. Section 8. Further Assurances. (a) From time to time, at the expense of such Grantor, each Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly with respect to Collateral of such Grantor: (i) upon the occurrence and during the continuance of an Event of Default, mark conspicuously each document included in Inventory, each Chattel Paper included in Receivables, each Related Contract, and, at the reasonable request of the Administrative Agent, each of its records pertaining to such Collateral with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, Chattel Paper, Related Contract or Collateral is subject to the security interest granted hereby; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or

9 desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; (iii) [reserved]; (iv) Upon the occurrence and during the continuance of an Event of Default, upon the acquisition of any electronic Chattel Paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC by any Grantor, the Borrower shall promptly notify the Administrative Agent of such acquisition, and upon the reasonable request of the Administrative Agent, the Borrower shall promptly take all action necessary to ensure that the Administrative Agent has control of such Collateral consisting of electronic Chattel Paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-105, 9-106 and 9-107 of the UCC; (v) upon the occurrence and during the continuance of an Event of Default, at the reasonable request of the Administrative Agent, take all action to ensure that the Administrative Agent’s security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership; and (vi) deliver to the Administrative Agent evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken. (b) Each Grantor authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, including one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Administrative Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof. (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Administrative Agent may reasonably request, all in reasonable detail. Section 9. Collections on Receivables and Related Contracts. Except as otherwise provided in this Section 9, each Grantor will continue to collect, at its own expense, all amounts due or to become due to such Grantor under Receivables and Related Contracts. In connection with such collections, such Grantor may take such action as such Grantor may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided that the Administrative Agent shall have the right at any time, upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the Obligors under any Receivables and Related Contracts of the assignment of such Receivables and Related Contracts to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Receivables and Related Contracts, including those set forth set forth in Section 9-607 of the UCC.

10 Section 10. As to Intellectual Property. (a) With respect to its Intellectual Property, each Grantor will execute or otherwise authenticate an Intellectual Property security agreement, in form and substance satisfactory to the Administrative Agent, for recording the security interest granted hereunder to the Administrative Agent in such Intellectual Property, material to the operations of such Grantor, with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property, provided however that such recording of security interest with the U.S. Patent and Trademark Office and/or U.S. Copyright Office shall only cover United States federal registered Patents, Copyrights or Trademarks, as applicable. (b) Should any Grantor obtain an ownership interest in any item of the type set forth in Section 2(i) that is not on the date hereof a part of the Intellectual Property: (i) this Agreement shall automatically apply thereto, and (ii) any such item and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property subject to this Agreement. (c) This Section shall only be applicable upon the occurrence and during the continuance of an Event of Default. Each Grantor shall give prompt written notice to the Administrative Agent identifying such items, and such Grantor shall execute and deliver to the Administrative Agent with such written notice, or otherwise authenticate, an intellectual property security agreement supplement in form and substance satisfactory to the Administrative Agent covering such items, which supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such items. Section 11. Voting Rights; Dividends; Etc. (a) Except as set forth in clause (b): (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral owned by such Grantor or any part thereof for any purpose; provided that such Grantor will not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of the Security Collateral. (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral owned by such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents. (iii) The Administrative Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to clause (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to clause (ii) above. (b) Upon the occurrence and during the continuance of an Event of Default that has not been waived: (i) All rights of each Grantor: (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease and

11 (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions. (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of clause (i) of this Section 11(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement). (iii) The Administrative Agent shall be authorized to send to each Securities Intermediary as defined in and under any Securities Account Control Agreement a Notice of Exclusive Control as defined in and under such Securities Account Control Agreement. Section 12. Additional Shares. Each Grantor will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional Equity Interests or other securities of each issuer of the Pledged Equity to the extent constituting Collateral. Section 13. Administrative Agent Appointed Attorney-in-Fact. Each Grantor irrevocably appoints the Administrative Agent such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation: (a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 6.07 of the Credit Agreement. (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (c) to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above, and (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral. Section 14. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under Section 17. Section 15. The Administrative Agent’s Duties. (a) The powers conferred on the Administrative Agent hereunder are solely to protect the Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral,

12 whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. (a) Anything contained herein to the contrary notwithstanding, the Administrative Agent may from time to time, when the Administrative Agent deems it to be necessary, appoint one or more subagents for the Administrative Agent hereunder with respect to all or any part of the Collateral. If the Administrative Agent so appoints any such subagent with respect to any Collateral: (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such subagent, in addition to the Administrative Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such subagent shall automatically be vested, in addition to the Administrative Agent, with all rights, powers, privileges, interests and remedies of the Administrative Agent hereunder with respect to such Collateral, and (iii) the term “Administrative Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Administrative Agent with respect to such Collateral, shall include such subagent; provided that no such subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Section 16. Remedies. If any Event of Default shall have occurred and be continuing: (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including:

13 (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Deposit Accounts or Securities Accounts, and (C) exercise all other rights and remedies with respect to the Receivables, the Related Contracts and the other Collateral, including those set forth in Section 9-607 of the UCC. To the extent that notice of sale shall be required by law, at least 10 days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. (b) Any cash held by or on behalf of the Administrative Agent and all cash proceeds received by or on behalf of the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 17) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in accordance with Section 8.03 of the Credit Agreement. (c) The Administrative Agent may, without notice to any Grantor, except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Deposit Accounts and Securities Accounts or in any other deposit account or securities account. (d) In the event of any sale or other disposition of any of the Intellectual Property of any Grantor, the goodwill symbolized by any trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Administrative Agent or its designee such Grantor’s know-how and expertise, and documents and things relating to any Intellectual Property subject to such sale or other disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of products and services of such Grantor. (e) The Grantors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Security Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agree that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended. Any offer to sell such securities that has been:

14 (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under such Securities Act), or (ii) made privately in the manner described above to not less than 15 bona- fide offerees, shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision), notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Administrative Agent or any other Secured Party may, in such event, bid for the purchase of such securities. Section 17. Subordination of Liens. Each Grantor confirms that: (a) any and all Liens securing debts, liabilities and other Obligations owed to such Grantor by any other Loan Party (“Subordinated Liens”) shall be subordinate to any and all Liens under the Security Documents securing the Secured Obligations (“Senior Liens”) as if the Senior Liens were created, filed, recorded and otherwise perfected prior in time to the creation, filing, recording and other perfection of the Subordinated Liens, and (a) by reason of this Agreement, the Administrative Agent, for the benefit of the Secured Parties, has a perfected, first-priority Lien on each Subordinated Lien and the right, to the exclusion of any Grantor, to enforce, exercise remedies, grant waivers, release and take any and all other actions with respect to such Subordinated Lien. Section 18. Amendments; Waivers; Additional Grantors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor here from shall in any event be effective unless the same shall be entered into in accordance with Section 10.01 of the Credit Agreement. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. (a) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”): (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement, the other Loan Documents and the Lender Contracts to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement the respective Schedule hereto, and the Administrative Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement. Section 19. Notices, Etc. All notices and other communications provided for hereunder shall be delivered in the manner provided in the Credit Agreement, in the case of the Borrower or the Administrative Agent, addressed to it at its address specified in the Credit Agreement and, in the case of each Grantor other than the Borrower, addressed to it at its address set forth opposite such Grantor’s name on the signature pages hereto or on the signature page to the Security Agreement Supplement pursuant to which it became a party hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall be effective when and as provided in the Credit Agreement. Delivery by

15 telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof. Section 20. Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the latest of: (i) the payment in full of all Secured Obligations, (ii) the termination or expiration of all Commitments and (iii) the termination or expiration of all Lender Contracts with a Lender Counterparty, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment, the Loans owing to it and the Note or Notes, if any, held by it), to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as provided in the Credit Agreement. Section 21. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor or release of any Guaranty by a Grantor, in each case in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Administrative Agent will, at such Grantor’s expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided that: (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Administrative Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Administrative Agent when and as required under the Credit Agreement. (b) Upon the payment in full of all Secured Obligations, the termination or expiration of all Commitments and the termination or expiration of all all Lender Contracts, the security interest hereunder shall terminate and all rights to the Collateral shall revert to the Grantors.

16 (c) Upon any termination of the security interests and/or release of Collateral as provided in this Section 21, the Administrative Agent will, at the expense of the applicable Grantor, execute and deliver to such Grantor such documents as it shall reasonably request to evidence the termination of such security interests or the release of such Collateral, as the case may be. Section 22. Terms Generally; References and Titles. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns; (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time; and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to any document, instrument, or agreement shall include: (i) all exhibits, schedules, and other attachments thereto, and (ii) shall include all documents, instruments, or agreements issued or executed in replacement thereof. Titles appearing at the beginning of any subdivision are for convenience only and do not constitute any part of such subdivision and shall be disregarded in construing the language contained in such subdivisions. The phrases “this section”, “this clause” and “this subsection” and similar phrases refer only to the sections, clauses or subsections hereof in which such phrases occur. The word “or” is not exclusive. Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer. References to “days” shall mean calendar days, unless the term “Business Day” is used. Unless otherwise specified, references herein to any particular Person also refer to its successors and permitted assigns. Section 23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

17 Section 24. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. (b) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN CLAUSE (b) ABOVE. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) EACH GRANTOR IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 19. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. (e) EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, AND (II) ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LEGAL PROCEEDING ANY “SPECIAL DAMAGES,” AS DEFINED BELOW. EACH GRANTOR (X) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (Y) ACKNOWLEDGES THAT THE OTHER PARTIES TO THE LOAN DOCUMENTS, TREASURY MANAGEMENT SERVICES AGREEMENTS WITH LENDER COUNTERPARTIES AND SWAP CONTRACTS WITH LENDER COUNTERPARTIES HAVE BEEN INDUCED TO ENTER THEREIN BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION. AS USED IN THIS SECTION, “SPECIAL DAMAGES” INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY,

18 OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY. Section 25. Swap Intercreditor Agreements. Notwithstanding anything herein to the contrary, this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of any applicable Swap Intercreditor Agreements, and further, to the extent any provision herein contained shall be inconsistent with any provision contained in any Swap Intercreditor Agreement, the provisions of such Swap Intercreditor Agreement shall prevail. [SIGNATURES BEGIN NEXT PAGE]

Signature Page Security Agreement IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written. SANDRIDGE ENERGY, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE HOLDINGS, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE EXPLORATION AND PRODUCTION, LLC By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE MIDSTREAM, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer SANDRIDGE OPERATING COMPANY By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer LARIAT SERVICES, INC. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer

Signature Page Security Agreement INTEGRA ENERGY, L.L.C. By: _________________________________ Name: Carl F. Giesler, Jr. Title: President and Chief Executive Officer

Signature Page Security Agreement ICAHN AGENCY SERVICES LLC, as Administrative Agent By: _________________________________ Name: Irene March Title: Executive Vice President

LOCATION, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBER

Grantor	Location	Type of Organization	Jurisdiction of Organization	Organizational I.D. No.
SandRidge Energy, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Corporation	Delaware	20-8084793
SandRidge Operating Company	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Corporation	Texas	75-2541245
Integra Energy, L.L.C.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Limited Liability Company	Texas	75-2887527
SandRidge Holdings, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Corporation	Delaware	20-5878401
SandRidge Exploration and Production, LLC	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Limited Liability Company	Delaware	87-0776535
SandRidge Midstream, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Corporation	Texas	75-2541148
Lariat Services, Inc.	123 Robert S. Kerr Avenue, Oklahoma City, OK 73102	Corporation	Texas	75-2887527

CHANGES IN NAME, LOCATION, CHIEF EXECUTIVE OFFICE, PLACE WHERE IT MAINTAINS AGREEMENTS, TYPE OF ORGANIZATION, JURISDICTION OR ORGANIZATIONAL IDENTIFICATION NUMBER IN LAST FIVE YEARS

Grantor	Changes
SandRidge Energy, Inc.	None
SandRidge Operating Company	None
Integra Energy, L.L.C.	None
SandRidge Holdings, Inc.	None
SandRidge Exploration and Production, LLC	None
SandRidge Midstream, Inc.	None
Lariat Services, Inc.	None

Schedule I

Schedule II to the Security Agreement

PLEDGED EQUITY

Grantor	Issuer	Class of Equity	Certificate No(s)	Number of Shares	Percentage of Outstanding Shares
SandRidge Energy, Inc.	Lariat Services, Inc.	Common Stock	1	100,000	100%
SandRidge Energy, Inc.	SandRidge CO2, LLC	Membership Interests	n/a	n/a	100%
SandRidge Energy, Inc.	SandRidge Holdings, Inc.	Common Stock	1	100	100%
SandRidge Energy, Inc.	SandRidge Midstream, Inc.	Common Stock	1	100,000	100%
SandRidge Energy, Inc.	SandRidge Operating Company	Common Stock	1	100,000	100%
SandRidge Energy, Inc.	Brook Merger Sub, Inc	Common Stock	1	1,000	100%
SandRidge Energy, Inc.	SandRidge Realty, LLC	Membership Interests	n/a	n/a	100%
Integra Energy, L.L.C.	Cholla Pipeline, L.P.	Limited Partnership	n/a	n/a	36.1427%
SandRidge Holdings, Inc.	SandRidge Exploration and Production, LLC	Membership Interests	n/a	n/a	100%
SandRidge Exploration and Production, LLC	Integra Energy, L.L.C.	Membership Interests	n/a	n/a	100%
SandRidge Midstream, Inc.	Cholla Pipeline, L.P.	Limited Partnership Interests	n/a	n/a	62.5716%
SandRidge Midstream, Inc.	Sagebrush Pipeline, LLC	Membership Interests	n/a	n/a	73.80881%

Schedule II

A-1 Exhibit A to the Security Agreement FORM OF PLEDGE AND SECURITY AGREEMENT SUPPLEMENT [Date of Pledge and Security Agreement Supplement] Icahn Agency Services LLC as the Administrative Agent for the Secured Parties referred to in the Credit Agreement referred to below 16690 Collins Avenue, Suite PH-1 Sunny Isles Beach, FL 33160 SandRidge Energy, Inc. Ladies and Gentlemen: Reference is made to (i) Credit Agreement dated as of November 30, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SandRidge Energy Inc., the Lenders party thereto and Icahn Agency Services LLC, as Administrative Agent (together with any successor Administrative Agent appointed pursuant to the Credit Agreement, the “Administrative Agent”) and (ii) the Pledge and Security Agreement dated as of November 30, 2020 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Administrative Agent for the Secured Parties. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement. SECTION 1. Grant of Security. The undersigned hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the Collateral of the undersigned, whether now owned or hereafter acquired by the undersigned, wherever located and whether now or hereafter existing or arising, including the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement. SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Obligations of any Loan Party that are now or hereafter existing under or in respect of the Loan Documents and all Obligations of any Loan Party under Lender Contracts that are now or hereafter existing, in each case whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. SECTION 3. Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules to the respective Schedules to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct. SECTION 4. Representations and Warranties. The undersigned makes as of the date hereof each representation and warranty set forth in Section 6 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Grantor. SECTION 5. Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date

A-2 first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned. SECTION 6. Governing Law. This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York. Very truly yours, [NAME OF ADDITIONAL GRANTOR] By: Name: Title: Address for notices: